VICTORY RENEWABLE FUELS, LLC
an Iowa Limited Liability Company
December 22, 2006
The securities being offered by Victory Renewable Fuels, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$25,550,000	Minimum Number of Units	25,550
Maximum Offering Amount	$34,050,000	Maximum Number of Units	34,050
Offering Price: $1,000 per Unit
Minimum Purchase Requirement: Twenty Units ($20,000)
Additional Purchases in Increments of One (1) Unit
We are offering limited liability company membership units in Victory Renewable Fuels, LLC, a development stage Iowa limited liability company. We intend to use the offering proceeds to develop, construct and operate a 30 million gallon per year biodiesel manufacturing facility in Lyon County, Iowa. We estimate the total project, including operating capital, will cost approximately $58,000,000. We expect to use debt financing to complete the project capitalization.
We are offering the units for a purchase price of $1,000 per unit. The minimum purchase requirement is 20 units for a minimum investment of $20,000. A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. Our units will not be listed on a national exchange, and are subject to restrictions on transfers imposed by our amended and restated operating agreement, as well as applicable tax and securities laws.
Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Frontier Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $25,550,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $22,700,000 to $31,200,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) the escrow agent provides an affidavit, as provided in the escrow agreement, to the states in which the units have been registered stating that the foregoing requirements of (1), (2) and (3) have been satisfied.
We are selling the units directly to investors on a best efforts basis without using an underwriter.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are speculative securities and involve a significant degree of risk (see “RISK FACTORS” starting on page 7), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop.

PROSPECTUS SUMMARY
This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus and the financial statements, and attached exhibits before you decide whether to invest.
Victory Renewable Fuels, LLC
We are an Iowa limited liability company originally organized by filing articles of organization with the Iowa Secretary of State’s Office on April 19, 2005. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 303 Hoogie Street, Lester, Iowa 51242. Our telephone number is (877) 200-0340.
We are a development-stage company with no prior operating history. The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 30 million gallon per year biodiesel processing plant to be located in Lyon County, Iowa. We do not expect to generate any revenue until we begin operating the proposed biodiesel plant.
The Offering
The following is a brief summary of this offering:

Minimum number of units offered	25,550 units

Maximum number of units offered	34,050 units

Purchase price per unit	$1,000

Minimum purchase amount	20 units ($20,000)

Additional purchases	1 unit increments ($1,000)

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 30-million gallon per year biodiesel plant to be located in Lyon County, Iowa.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date	The offering will end no later than December 22, 2007. If we sell the maximum number of units prior to December 22, 2007, the offering will end on or about the date that we sell the maximum number of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units and we may end the offering any time after we sell the minimum number of units and prior to December 22, 2007. If we sell the minimum number of units before the end of December 22, 2007 we may continue to sell units, even after we release funds from escrow, up to the maximum number of units in this offering until December 22, 2007. In addition, if we abandon the project for any reason prior to December 22, 2007, we will terminate the offering and promptly return offering proceeds to investors including nominal interest on your investment less fees.

Units issued and outstanding if min. sold	28,260 units(1)

Units issued and outstanding if max. sold	36,760 units(1)

Risk factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1)	Includes 2,290 of seed capital units and 420 of founder units currently issued and outstanding from our previous private placements.
We plan to register the offering only with the Iowa and South Dakota state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Iowa and South Dakota or states that allow general solicitation when relying upon an exemption from registration. This limitation may result in the offering being unsuccessful. The directors and officers identified on page 7 of this prospectus will be offering the securities on our behalf directly to investors without the use of an underwriter. We will not pay commissions to our directors and officers for these sales.
The Project
If we are able to fully capitalize the project as described in our financing plan below, we will use the offering proceeds to build and operate a 30 million gallon per year biodiesel plant in Lyon County, Iowa. We expect the biodiesel plant to annually process approximately 160 million pounds of soybean oil and approximately 80 million pounds of animal fats and grease to produce approximately 30 million gallons of fuel-grade biodiesel per year. Biodiesel is frequently used as fuel by transport trucks, marinas, railroad operators and many government vehicles. The National Biodiesel Board estimates that the United States consumes approximately 63 billion gallons of diesel fuel annually; however, in 2005 biodiesel constituted only 75 million gallons of this market. We also expect the biodiesel plant to annually produce approximately 31.5 million pounds of glycerin, which is a principal co-product of the biodiesel production process. Glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. We estimate that it will take 10 to 15 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in the spring of 2008.
We entered into non-binding letters of intent with Renewable Energy Group, LLC (“REG, LLC”) which we assigned to Renewable Energy Group, Inc. (“REG, Inc.”) on August 7, 2006 for the first two phases of construction, including the initial engineering, design and contract to build the biodiesel plant. REG, Inc. is a recently established entity formed through a combination of the biodiesel management services business of West Central Cooperative of Ralston, Iowa and the biodiesel plant construction business of Renewable Energy Group, LLC also of Ralston, Iowa. REG, Inc. will offer a comprehensive set of management, procurement, marketing and construction services to the biodiesel industry. In addition, on July 28, 2006 we entered into an Agreement for Pre-Construction Services with REG, Inc. under which REG, Inc. agreed to provide additional engineering work and begin activities requiring a long lead time such as ordering equipment. In exchange for these services we agreed to pay REG, Inc. an additional $2,500,000 by December 31, 2006. On November 27, 2006, REG, Inc. provided us a Design-Build Quote under which they estimated a base bid for a 30 million gallon plant with pre-treatment facilities, including an allowance for an office building, of $45,645,500 plus an additional $380,000 for builders risk insurance and a performance bond. This estimate does not include a natural gas line to the plant or a wastewater pre-treatment facility. The Design-Build Quote extends the date for us to make a $2,500,000 down payment under the Agreement for Pre-Construction Services to REG, Inc. until February 28, 2007. If a contract is not executed prior to that date, pricing is subject to review and possible escalation. In addition, REG, Inc. reserved the right to update pricing prior to final execution due to engineering changes or price escalation beyond its control. We expect to execute a definitive construction agreement with REG, Inc. which will set forth in detail the design and construction services provided by REG, Inc. However, our letters of intent do not establish a final fixed contract price for construction of our plant. Based on the Design-Build Quote from REG, Inc., we anticipate that the lump sum price will be approximately $45,645,500, which includes the general process system, the refinery process system, the animal fat process system and an administration building. However, this is not a firm estimate and there is no assurance that the final negotiated price for design and construction of the plant will not be materially higher.
Our Financing Plan
We estimate the total project will cost approximately $58,000,000. We expect that the total capital costs of the plant will be approximately $48,957,000, with additional start-up and development costs of approximately $9,043,000. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, REG, Inc. with other plants it has built. We expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised a total of $1,250,000 from our founding members and our private placement seed capital offering for the purpose of funding our developmental, organizational and offering expenses. We intend to raise a minimum of $25,550,000 and a maximum of $34,050,000 of additional equity in this offering. See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Project Capitalization.”
Financial Information
We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.

Membership in Victory Renewable Fuels, LLC and Our Amended and Restated Operating Agreement
If you purchase 20 or more of our units in this offering, you will become a member in Victory Renewable Fuels, LLC and your rights as a member will be governed by our amended and restated operating agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the operating agreement, and electing future directors. Generally we will allocate our profits and losses based upon the ratio each member’s units bear to total units outstanding.
In the opinion of our counsel, we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.
The transfer of units is restricted by our amended and restated operating agreement, which, except in limited circumstances, does not allow unit transfers until the plant is operational. Once we are operational, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws. Please see “SUMMARY OF OUR AMENDED AND RESTATED OPERATING AGREEMENT” and “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.”
Suitability of Investors
Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability test: (1) You have annual income from all sources of at least $65,000 and a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
Units will be sold only to persons that meet these and other state specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you. See “PLAN OF DISTRIBUTION – Suitability of Investors.”
Subscription Period and Procedures
The offering will end no later than December 22, 2007. If we sell the maximum number of units prior to December 22, 2007, the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to December 22, 2007. In addition, if we abandon the project for any reason prior to December 22, 2007, we will terminate the offering and promptly return offering proceeds to investors, including nominal interest on your investment less fees. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part, and to waive conditions to the purchase of units. Additionally, if we sell the minimum number of units we may, in our sole discretion, determine that it is not necessary to offer the maximum number of available units for sale.
Before purchasing any units, you must read and complete the subscription agreement and signature page to our amended and restated operating agreement, pay 10% of your total investment into our escrow account and sign a promissory note and security agreement for the 90% balance of the purchase price.
Once you have executed the subscription agreement, you will not be able to withdraw the funds from escrow, sell or transfer your units or otherwise cancel the subscription agreement. Any time after we sell the minimum aggregate offering amount of $25,550,000, we may give written demand for payment and you will have 30 days to pay the balance of the purchase price. If you fail to pay the balance of the purchase price, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in Victory Renewable Fuels, LLC. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase. See “PLAN OF DISTRIBUTION – Subscription Period” and “PLAN OF DISTRIBUTION – Subscription Procedures.”

Escrow Procedures
Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Frontier Bank, Rock Rapids, Iowa, as escrow agent, under a written escrow agreement.
We will not release funds from the escrow account until specific conditions are satisfied. See “PLAN OF DISTRIBUTION – Escrow Procedures” for the conditions required of us before we release funds from escrow.
IMPORTANT NOTICES TO INVESTORS
This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
Investing in our units involves significant risk. Please see “RISK FACTORS” beginning on page 7 to read about important risks you should consider before purchasing our units. These risks include, but are not limited to, the following:
•	New plants under construction or decreases in the demand for biodiesel may result in excess production capacity which could decrease our revenues and adversely impact our financial condition;

•	We do not have binding commitments from suppliers of raw soy or other oils to supply feedstock for our plant. Feedstock is the raw material necessary to produce biodiesel at our plant. Our plant will be capable of processing raw soy oil, other oils and animal fats. We may not be able to obtain satisfactory amounts or competitive pricing for our feedstock supply which could force us to abandon our business, impair our ability to operate profitably and decrease the value of your investment;

•	We are very dependent on REG, Inc. for the construction and design for our plant and any loss of our relationship with REG, Inc. may cause us to delay or abandon the project;

•	Once made, you will not be allowed to withdraw your investment. Therefore, you should only invest if you are willing to have your investment be unavailable to you indefinitely;

•	We are a development-stage company and have not yet generated and do not expect to generate revenue until plant operations begin;

•	Cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves, and operating expenditures;

•	Our project and future plant operations are subject to construction risks, fluctuations in the prices and availability of feedstock and utilities and fluctuations in the price of biodiesel and glycerin, all of which are affected by various factors over which we have no control, including weather, supply, demand, technology changes, and government support and regulations;

•	We face substantially different risks in the biodiesel industry than do ethanol manufacturers, and you should not base your decision to invest in us upon any perceived favorable comparisons;

•	Competition from other diesel fuel lubricity additives for ultra low sulfur diesel may be less expensive than biodiesel, which may result in loss of market share and decrease the value of your investment;

•	We expect to construct the plant by means of substantial leverage of equity, resulting in substantial debt service requirements that could reduce the value of your investment;

•	Conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•	The units are subject to a number of transfer restrictions, and no public market exists for our units and none is expected to develop;

•	Member’s voting rights are limited and we are managed by a board of directors and officers; and

•	We may elect to terminate or abandon the offering prior to December 22, 2007 if we have not sold the minimum offering amount of $25,550,000 or we have not received a written debt financing commitment ranging from $22,700,000 to $31,200,000 which will be necessary to fully capitalize the project.

•	REG, Inc. has announced its intention to increase biodiesel production through wholly-owned and third-party managed biodiesel plants, meaning that REG, Inc. and its affiliates may in the future be viewed as competitors rather than management and construction service providers;
No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the subscribers of the securities.

These securities have not been registered under the securities laws of any state other than the states of Iowa and South Dakota and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states. The board of directors may in its sole discretion register in other states.
In making an investment decision, subscribers must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Subscribers should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units for the foreseeable future. Furthermore, state securities laws, tax laws, and our amended and restated operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions should contact us at (877) 200-0340, or at our business address: Victory Renewable Fuels, LLC, 303 Hoogie Street, Lester, Iowa 51242. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Lance Boer	Secretary and Director	(712) 478-4440
Clarence Boer	Director	(712) 470-2744
Kenneth Campbell	Director	(712) 753-2299
Larry Den Herder	Director	(712) 722-1662
Terry Knoblock	Director	(712) 478-4496
Bob Moser	Director	(712) 477-2704
Greg Popkes	Director	(712) 472-3969
Mike Snyders	Director	(605) 334-1459
Gary Vander Plaats	Director	(712) 722-6267
RISK FACTORS
The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to the Offering
Failure to sell the minimum number of units will result in the failure of this offering, which means that your investment may be returned to you with nominal interest.
We may not be able to sell the minimum amount of units required to close this offering. We must sell at least $25,550,000 worth of units to close the offering. If we do not sell units with a purchase price of at least $25,550,000 by December 22, 2007 we cannot close the offering and must return subscribers’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of a subscriber’s investment, the subscriber would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than December 22, 2007.
We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.
We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors in the states of Iowa and South Dakota. We plan to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout Iowa and South Dakota and in states that allow general solicitation pursuant to an exemption from registration. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. These individuals have no broker-dealer experience and our directors have no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS – Business Experience of Directors and Officers .”
Proceeds of this offering are subject to promissory notes due after the offering is closed.
As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units by December 22, 2007, we will be able to close the offering. However, we will not be able to release funds from escrow until enough of the promissory notes are paid off that the cash proceeds in escrow equal or exceed $25,550,000 and we have received a written debt financing commitment. The success of our offering will depend on the subscribers’ ability to pay the outstanding balances on these promissory notes. In order to become a member in Victory Renewable Fuels, LLC, each subscriber must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and execute a promissory note for the remaining 90% of the total amount due for the units. That balance will become due within 30 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $25,550,000. As collateral for the promissory note, we will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on his/her/its promissory note obligation. Nonetheless, the success of the offering depends on the payment of these amounts.
We intend to spend equity proceeds and begin plant construction before we have completed our equity drive or fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, but we may be unable to complete our equity drive successfully or close the loan and you may lose all of your investment.
If we sell the aggregate minimum number of units prior to December 22, 2007 and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we presently intend to begin spending the equity proceeds to begin plant construction or for other project- related expenses, even though we have not successfully completed our equity drive and obtained sufficient equity to complete the project or satisfy the conditions of our loan commitment. Moreover, even though we must obtain written debt financing commitment prior to releasing funds from escrow, a debt financing commitment does not guarantee that we will be able to close the loan successfully. If, after we begin spending equity proceeds, we are unable to raise sufficient additional funds in our equity drive to reach the level of equity necessary to close the loan, or are unable to close the loan for other reasons, we may be required to seek other debt financing sources or abandon the project. If we are unable to secure debt financing you could lose some or all of your investment.
Investors will not be allowed to withdraw their investments, meaning that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.
Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by Victory Renewable Fuels, LLC. We do not anticipate making a rescission offer. This means that from the date of your subscription agreement through December 22, 2007, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for this period of time, which could be up to one year. If our offering succeeds, and we convert your cash investment into units of Victory Renewable Fuels, LLC, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Victory Renewable Fuels, LLC and receive a cash payment from us.
Risks Related to Our Financing Plan
Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our biodiesel plant, which would result in the failure of the project and Victory Renewable Fuels, LLC.
We do not have contracts or commitments with any bank, lender or financial institution for debt financing, and we will not release funds from escrow until we secure a written debt financing commitment that we deem sufficient to construct and operate the biodiesel plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Including the $1,250,000 we raised from our founding members and in our seed capital offering and depending on the level of equity raised in this offering, we expect to require approximately $22,700,000 to $31,200,000 in senior or subordinated long-term debt from one or more commercial banks or other lenders, less incentives and government grants. Because the amounts of equity and grant funding are not yet known, the exact amount and nature of total debt is also unknown.

If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, there is no assurance that such commitment will be received, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.
Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:
•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
In the event that we are unable to pay our debt service obligations, our creditors could force us among other things to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we are unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant could be greatly affected and we could be forced to liquidate.
If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
If we sell the aggregate minimum number of units prior to December 22, 2007 and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.
Risks Related to Victory Renewable Fuels, LLC as a Development-Stage Company
We have no experience in the biodiesel industry, which increases the risk of our inability to build and operate the biodiesel plant.
We are a development-stage company with no revenues. We do not currently own or operate any biodiesel facilities. We have no experience in constructing or operating a biodiesel plant. We are presently, and will likely continue to be for some time, dependent upon our initial directors. These individuals have no or limited experience in raising capital from the public, in organizing and building a biodiesel plant, or in governing and operating a public company. Our directors have no or limited expertise in the biodiesel industry. In addition, certain directors are presently engaged in businesses and other activities that impose substantial demands on the time and attention of such directors. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS — Business Experience of Directors and Officers” for a summary of our directors’ and officers’ business activities. We anticipate that our executive officers will dedicate between 15 and 20 hours per week to our project following completion of the offering. We anticipate that our other directors will dedicate between 4 hours and 20 hours per week to our project depending upon which committees they serve. We anticipate that we will hire a manager for the plant with experience in the biodiesel industry and in operating a production plant similar to the proposed plant. However, there is no assurance that we will be successful in attracting or retaining such an individual because of the competitive market as new plants are constructed and the limited number of individuals with expertise in the area. In addition, we may have difficulty in attracting other competent personnel to relocate to Iowa in the event that such personnel are not available locally. Our failure to attract and retain such individuals could limit or eliminate any profit that we might make and could result in our failure. If Victory Renewable Fuels, LLC fails, you could lose all or a substantial part of your investment in us. Accordingly, you should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.
We will be dependent on REG, Inc. and its affiliates for expertise in the commencement of operations in the biodiesel industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.
REG, Inc. is a recently established entity formed through a combination of the biodiesel management services business of West Central Cooperative of Ralston, Iowa, and the biodiesel plant construction business of Renewable Energy Group, LLC, also of Ralston, Iowa. West Central Cooperative is a farmer-owned cooperative that specializes in soy processing operations, including the manufacture and sale of biodiesel and procurement of feedstock. West Central Cooperative maintains a controlling interest in REG, Inc. REG, Inc.’s objective is to offer a comprehensive set of management, procurement, marketing and construction services to the biodiesel industry. REG, Inc. has also announced its intention to increase biodiesel production through wholly-owned and third-party managed biodiesel plants, meaning that REG, Inc. and its affiliates may in the future be viewed as competitors in addition to management and construction service providers.
We expect to enter into a definitive construction agreement with REG, Inc. to design, engineer and build the plant. We anticipate that our biodiesel plant will primarily process the following feedstocks: soybean oil, animal fats and other vegetable oils. In addition, we expect to contract with REG, Inc. for management, feedstock procurement and marketing services for our plant. Any loss of our relationship with REG, Inc. or its affiliates, particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. In addition, REG, Inc.’s involvement in other projects could delay the commencement and start-up operations of our project. Unforeseen expenses and delays may be prohibitive and cause our project to fail. Such unforeseen expenses and delays will certainly reduce our ability to generate revenue and profitability and may significantly damage our competitive position in the biodiesel industry such that you could lose some or all of your investment.
If we fail to finalize certain agreements such as the construction agreement or the management agreement with REG, Inc. or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.
You should be aware that this prospectus refers to documents and agreements that are not yet final or executed and to plans that have not been implemented. In some instances, such documents and agreements are not even in draft form. The definitive versions of those agreements, documents, plans and proposals may contain terms or conditions that vary significantly from the terms and conditions described. The agreements, documents, plans and proposals not in final form may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
We expect our business to consist of the production and sales of biodiesel and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of biodiesel and its co-products since we do not expect to have any other lines of business or alternative revenue sources.

We have a history of losses and may not ever operate profitably.
For the period of April 19, 2005 through August 31, 2006, we incurred an accumulated net loss of $491,473 or $332.75 per unit. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate a biodiesel plant. Even if we successfully meet all of these objectives and begin operations at the biodiesel plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our initial board of directors, and until no later than 90 days after financial closing your only recourse to replace these directors will be through amendment to our operating agreement.
Our amended and restated operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members which shall be called no later than 90 days after financing closing. If our project suffers delays in reaching financial closing, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish. In addition, because our amended and restated operating agreement provides that our board of directors will serve staggered terms, our members will not be able to replace the entire board at one time. As such, your ability to change the board of directors will be limited.
Risks Related to Construction of the Biodiesel Plant
We will depend on key suppliers, whose failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.
We do not currently own or operate any biodiesel facilities. We have no experience in constructing a biodiesel plant. We will be highly dependent upon REG, Inc. to design and build the plant, but we have no definitive binding agreement with REG, Inc. for these services. We have entered into non-binding letters of intent with REG, LLC which we assigned to REG, Inc. for various design and construction services. REG, Inc. has indicated its intention to deliver to us a proposed construction agreement, in which it would serve as our general contractor and provide design and engineering services. However, we cannot provide assurance that we will execute such an agreement. If we do not execute a definitive, binding design-build contract with REG, Inc., or if REG, Inc. terminates its relationship with us after it initiates construction, there is no assurance that we will be able to obtain a replacement general contractor. Any such event could force us to abandon our business.
We expect that we will also be highly dependent upon REG, Inc.’s experience and ability to train personnel in operating the plant. If the completed plant does not operate to the level anticipated by us in our business plan, we will rely on REG, Inc. to adequately address such deficiency. There is no assurance that REG, Inc. will be able to address such deficiency in an acceptable manner. Failure to do so could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.
We will be highly dependent upon REG, Inc. to manage our plant, procure our inputs and market our products. If REG, Inc. does not perform its obligations as agreed, we may be unable to specifically enforce our agreement. Our reliance on REG, Inc. may place us at a competitive disadvantage. REG, Inc. has announced its intention to increase biodiesel production through wholly-owned and third-party managed biodiesel plants, meaning that REG, Inc. and its affiliates may in the future be viewed as competitors for feedstock in addition to management service providers.
Crown Iron Works, of Minneapolis, MN, is a supplier of oilseed extraction and refining equipment. We anticipate Crown Iron Works will supply some of the technology for our plant. REG, Inc. will negotiate with Crown Iron Works for supply of the equipment. If REG, Inc. is unable to obtain the equipment from Crown Iron Works, our project could be delayed which could damage our ability to generate revenues and reduce the value of your units.
We may need to increase cost estimates for construction of the biodiesel plant, and such increases could result in devaluation of our units if the biodiesel plant construction requires additional capital.
We have entered into non-binding letters of intent with REG, LLC which we assigned to REG, Inc. for the first two phases of construction, which include the initial engineering, design and contract to build the biodiesel plant. In addition, we signed an Agreement for Pre-Construction Services with REG, Inc. for additional engineering and long lead time activities. On November, 27, 2006, REG, Inc. provided us a Design-Build Quote under which they estimated a base bid for a 30 million gallon plant with pre-treatment facilities, including an allowance for an office building, of $45,645,500 plus an additional $380,000 for builders risk insurance and a performance bond. This estimate does not include a natural gas line to the plant or a wastewater pre-treatment facility. If a final design-build contract is not executed prior to February 28, 2007, pricing is subject to review and possible escalation. In addition, REG, Inc. reserved the right to update pricing due to engineering changes or price escalation beyond its control. We expect to execute a definitive construction agreement with REG which will set forth in detail the design and construction services provided by REG, Inc. However, none of our agreements with REG, Inc. establish a fixed contract price for construction of our plant. Based on the Design-Build Quote from REG, Inc., we have determined our capital needs on a design for the plant that is expected to cost approximately $45,645,500. We have budgeted $48,957,000 for total capital costs with additional start-up and development costs of approximately $9,043,000 for a total project completion cost of approximately $58,000,000.
Therefore, there is no assurance that the final cost of the plant will not be materially higher than anticipated. There may be design changes or cost overruns associated with the construction of the plant. Shortages of steel or other materials necessary to construction could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue may not be sufficient to support the increased cost and expense attributable to increased construction costs.
Failure of the production technology or a third party claim of ownership of the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.
We will be highly dependent upon the technology supplied by REG, Inc. and Crown Iron Works for our biodiesel plant. Failure of the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. An assertion by a third party as to the rights to the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. We do not currently know of any third party claim to the technology nor do we have reason to believe that there are shortcomings in the technology.
Changes in production technology could require us to commit resources to updating the biodiesel plant or could otherwise hinder our ability to compete in the biodiesel industry or to operate at a profit.
Advances and changes in the technology of biodiesel production are expected to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. The plant is a single-purpose entity and has no use other than the production of biodiesel and co-products. Much of the cost of the plant is attributable to the cost of production technology, which may be impractical or impossible to update. The value of your investment could decline if changes in technology cause us to operate the plant at less than full capacity for an extended period of time or cause us to abandon our business.
Any delay or unanticipated cost in providing rail infrastructure to the plant could significantly impact our ability to operate the plant and reduce the value of your investment.
Rail service is available near the proposed site from the Burlington Northern Santa Fe Railway (BNSF Railway). However, to access BNSF Railway services, a rail spur will need to be built to connect rail service with the proposed site. We have not negotiated agreements for the construction of rail sidings, rail ladder tracks or other rail construction. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plant since we expect to ship a portion of our biodiesel by rail. As a result, the value of your investment could decline.
The plant site may have unknown environmental problems that could be expensive and time-consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.
We have acquired an option for a potential site for the plant located in Lyon County, Iowa. Given the historical agricultural use of the property we have no reason to believe that there is a material risk of environmental problems. However, there can be no assurance that we will not encounter hazardous conditions at the site or any alternative sites that may delay the construction of the plant. We do not anticipate REG, Inc. will be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, REG, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, REG, Inc. will likely be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your units.
Risks Related to Biodiesel Industry
If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.
In 2005, approximately 75 million gallons of biodiesel were produced in the United States. Our planned biodiesel plant alone could produce approximately 40% of the 2005 domestic supply. In addition, many biodiesel plants do not operate at full capacity and the National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants is about 580.5 million gallons per year. Further, current plant construction and expansion are expected to result in another 1.4 billion gallons of annual biodiesel production capacity, for total annual production capacity of 1.98 billion gallons. In contrast, the estimated annual consumption of biodiesel in 2005 was 75 million gallons. Thus the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory, and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel. Biodiesel production at our plant will require significant amounts of soybean oil and other inputs. We do not have any long-term commitments to acquire soybean oil and other inputs for biodiesel production at our plant. If overproduction of biodiesel occurs, we will face increased competition for inputs which means we may be either unable to acquire the inputs that we need or unable to acquire them at profitable prices. In addition, if excess capacity occurs, we may also be unable to market our products at profitable prices. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Any decrease in the price at which we can sell our biodiesel will negatively impact our future revenues. Increased expenses and decreased sales prices for biodiesel may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.
Excess production of glycerin, a co-product of the biodiesel production process, may cause the price of glycerin to decline, thereby adversely affecting our ability to generate revenue from the sale of glycerin.
In February 2005, the price of crude glycerin produced in the United States was approximately $0.410 per pound and by July 2006 the price of crude glycerin had declined to $0.025 per pound, due primarily to the oversupply of glycerin by biodiesel production facilities. According to the September 2006 issue of Biodiesel Magazine, annual consumption of glycerin in the United States has ranged between 400 million and 450 million pounds for the past three years. The U.S. biodiesel industry is expected to produce an estimated 1.4 billion pounds of glycerin between 2006 and 2015, according to an economic study by John Urbanchuk, director of LECG Inc. The biodiesel industry could produce as much as 200 million pounds of glycerin this year alone. This tremendous increase in supply has caused the price of glycerin to decrease substantially in the last year. According to Biodiesel Magazine, smaller plants have been forced to essentially give away glycerin and some have had to pay to dispose of the glycerin. The Jacobsen Publishing Company’s Biodiesel Bulletin reported that some biodiesel producers are paying from three to four cents per pound to dispose of crude glycerin. Any further excess glycerin production capacity may limit our ability to market our glycerin co-product. If the price of glycerin declines to zero we could be forced to pay to dispose of our glycerin. Any further price decline will negatively impact our future revenues and could reduce the value of your investment.
The biodiesel manufacturing industry is a feedstock limited industry. As more biodiesel plants are developed and go into production there may not be an adequate supply of feedstock to supply the demands of the industry, which could threaten the viability of our plant and cause you to lose some or all of your investment.
The number of biodiesel manufacturing plants either in production or in the planning or construction phase continues to increase at a rapid pace. As more plants are developed and go into production there may not be an adequate supply of feedstock to supply the demand of the biodiesel industry. Consequently, the price of feedstock may rise to the point where it threatens the viability of our project or significantly decreases the value of your investment or threatens it altogether. Furthermore, REG, Inc. has announced its intention to increase biodiesel production through wholly-owned and third party managed biodiesel plants, meaning that REG, Inc. and its affiliates may in the future be in competition with us for a limited supply of feedstock as well as our provided management and construction services.
As the production of biodiesel increases there may not be an adequate supply of railroad cars or trucks to distribute the biodiesel fuel produced by our plant.
As more of the biodiesel production plants under construction and in the planning phase begin production, there exists an increasingly large supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute the fuel which is produced. Railcar shortages have already been reported in some areas and it is unknown when a sufficient supply of rail cars and trucks will become available. If we are unable to transport our products, we may have to slow or halt production which would result in a decrease of our profitability.
The biodiesel industry is becoming increasingly competitive and we expect to compete with larger, better financed entities which could impact our ability to operate profitably.
Commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. In September 2006, the National Biodiesel Board estimated there were 86 active plants with an annual production capacity of 580.5 million gallons annually. Another 65 plants are currently under construction and an additional 13 plants are expanding their existing operations. The additional combined capacity of these plants under construction is estimated at 1.4 billion gallons per year. Biodiesel plants are operating or have been proposed in at least 43 states. Currently, there are seven operating biodiesel plants in Iowa. At least 11 other companies have proposed plants in Iowa, including plans by Riksch BioFuels, LLC for a 10 million gallon plant near Crawfordsville, Iowa; Tri-City Energy, LLC for a 30 million gallon plant near Keokuk, Iowa; Central Iowa Energy, LLC for a 30 million gallon plant near Newton, Iowa; Southern Iowa BioEnergy LLC for a 30 million gallon plant near Lamoni, Iowa; Iowa Renewable Energy, LLC, for a 30 million gallon plant near Washington, Iowa; Western Dubuque Biodiesel, LLC, for a 30 million gallon plant near Farley, Iowa; Freedom Fuels, LLC for a 30 million gallon plant near Mason City, Iowa; East Fork Biodiesel, LLC for a 60 million gallon plant near Algona, Iowa, Raccoon Valley Biodiesel for a 60 mgy plant in Storm Lake, IA, Northwest Iowa Renewable Energy, LLC for a 60 million gallon plant in Akron, Iowa and Soy Energy, LLC for a 30 million gallon plant near Marcus, Iowa. In addition, AGP in Sergeant Bluff, Iowa has plans to expand its facility to a 30 million gallon plant.
Investors should understand that we face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. Cargill, Inc., a large supplier of soybean oil, completed construction of a 37.5 million gallon plant in Iowa Falls in May 2006. Another large corporation and supplier of soybean oil, Archer Daniels Midland Co., plans to construct an 85 million gallon plant in North Dakota. These plants will be capable of producing significantly greater quantities of biodiesel than the amount we expect to produce. Moreover, these plants may not face the same competition we do for inputs as the companies that own them are suppliers of the inputs. In light of such competition, there is no assurance that we will be able to compete effectively in the industry. We may generate less income as a result, which would decrease the value of your units.
We face substantially different risks in the biodiesel industry than do ethanol manufacturers, and you should not base your decision to invest in us upon any perceived favorable analogies.
The ethanol industry enjoys over 4 billion gallons of annual domestic demand and a vast existing production, marketing, and transportation network servicing the demand. Conversely, in 2005, the biodiesel industry supplied only approximately 75 million gallons of fuel for domestic consumption. The entire diesel fuel market constitutes only about one-third of the gasoline market as a whole. 56% percent of the diesel market is used by the trucking industry. Acceptance of biodiesel by consumers has been slow, and the biodiesel industry has faced opposition from the trucking industry and others in regard to legislative mandates for its use. In addition, the present marketing and transportation network must expand significantly before our biodiesel plant begins production. For example, biodiesel is often not readily available at pumps in fuel service stations. Therefore, we may be unable to market our biodiesel profitably. See “DESCRIPTION OF BUSINESS – Transportation and Delivery.”
In addition, we face a substantially different market than do ethanol producers for the supply of raw material. Manufacturers of ethanol often purchase raw grains directly from producers, which presents an almost unlimited supply from thousands of corn growers. We intend to purchase only raw or partially refined oils and fats from a very limited number of suppliers. Accordingly, we may be unable to obtain the necessary supply of raw materials and may be unable to operate at profitable levels.

The ethanol industry has historically enjoyed substantially more governmental support than the biodiesel industry on both the federal and state levels. Although the Energy Policy Act of 2005 enacted or extended certain tax credits for the biodiesel industry, such incentives had been previously available to the ethanol industry. In addition, various states offer other ethanol production subsidies which may make ethanol production more profitable. These and other differences between the ethanol industry and our industry make risk and investment comparisons between the two industries unreliable. You should base your decision to invest in us upon the factors affecting us and not upon the ethanol industry’s experiences.
Risks Related to Biodiesel Production
Declines in the prices of biodiesel and its co-products will have a significant negative impact on our financial performance and the value of your investment.
Our revenues will be greatly affected by the price at which we can sell our biodiesel and its co-products, i.e., glycerin. These prices can be volatile as a result of a number of factors over which we have no control. These factors include the overall supply and demand, the price of diesel fuel, level of government support, and the availability and price of competing products. The total production of biodiesel continues to rapidly expand at this time. Demand may not rise to meet the increase in supply, and increased production of biodiesel may lead to lower prices. Any lowering of biodiesel prices may reduce our revenues, causing a reduction in the value of your investment.
In addition, increased biodiesel production has lead to increased supplies of co-products from the production of biodiesel, such as glycerin. These increased supplies have led to lower prices for glycerin. Glycerin prices in Europe have declined over the last several years due to increased biodiesel production and saturation of the glycerin market. Those increased supplies are expected to or currently outpace demand in the United States as well. If the price of glycerin declines, our revenue from glycerin may substantially decrease. Increased expenses and decreased sales prices for our products may result in less revenue, which would decrease our income and result in the loss of some or all of your investment.
Competition from other sources of fuel may decrease the demand for our biodiesel.
Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.
Our business is sensitive to feedstock prices. Changes in the prices and availability of our feedstock may hinder our ability to generate revenue and reduce the value of your investment.
Our results of operations and financial condition will be significantly affected by the cost and supply of feedstock. Biodiesel production at our plant will require significant amounts of feedstock. Changes in the price and supply of feedstock are subject to and determined by market forces over which we have no control. Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased revenues. If we experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.
We anticipate that our biodiesel plant will process primarily soybean oil and possibly, animal fats and other vegetable oils, and the cost of feedstock will represent approximately 70%-90% of our cost of production. Historically, the price of soybean oil has been volatile, the Chicago Board of Trade soybean oil futures have traded between $0.10 and $0.41 per pound within the last three years. Soybean prices may also be affected by other market sectors because soybeans are comprised of 80% protein meal used and only 20% oil. Soybean oil is a co-product of processing, or “crushing,” soybeans for protein meal used for livestock feed. Currently, soybean crush capacity is concentrated among four companies, Cargill, Inc., Bunge, ADM and Ag Processing Inc., which represent more than 80% of crushing operations in the United States. Of these companies, both Cargill and ADM are constructing or are planning to construct biodiesel plants and we expect to compete with them and other plants for feedstock origination. Competition for raw soy oil, animal fats and other feedstock may increase our cost of feedstock and harm our financial performance and the value of your investment. If we are unable to obtain adequate quantities of feedstock at economical prices, you may lose your entire investment in us.
Our reliance upon third parties for feedstock supply may hinder our ability to profitably produce our biodiesel.
In addition to being dependent upon the availability and price of feedstock supply, we will be dependent on relationships with third parties, including feedstock suppliers. We do not anticipate building a soy crushing facility to supply our own raw soy oil or feedstock. Therefore, we must be successful in establishing feedstock agreements with third parties. To date, we have no binding commitments from anyone to supply our feedstock. We anticipate entering into a feedstock procurement agreement with REG, Inc. However, we may not be able to execute an agreement with REG, Inc. on favorable terms. Although REG, Inc. through West Central Cooperative produces its own raw soy oil, it consumes this raw soy oil in its own biodiesel manufacturing facility. REG, Inc. will likely acquire our feedstock from third parties. Assuming that we can establish feedstock relationships, our suppliers may terminate those relationships, sell to other buyers, or enter into the biodiesel manufacturing business in competition with us. Our suppliers may not perform their obligations as agreed, and we may be unable to specifically enforce our agreements.
We may engage in hedging transactions which involve risks that can harm our business.
Once the plant is operational, we will be exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on soybean oil in the biodiesel production process. We may seek to minimize the risks from fluctuations in the prices of soybean oil through the use of hedging instruments. Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future. The effectiveness of our hedging strategies is dependent upon the cost of soybean oil and our ability to sell sufficient amounts of our products to use all of the soybean oil for which we have futures contracts. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high soybean oil prices. Alternatively, we may choose not to engage in hedging transactions. As a result, our results of operations and financial conditions may also be adversely affected during periods in which soybean oil prices increase.
Hedging activities themselves can result in increased costs because price movements in soybean oil contracts are highly volatile and are influenced by many factors that are beyond our control. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of soybean oil. However, it is likely that commodity cash prices will have the greatest impact on the derivative instruments with delivery dates nearest the current cash price. We may incur such costs and they may be significant.
Asian soybean rust and other plant diseases may decrease our ability to obtain a sufficient feedstock supply.
Our feedstock supply is highly dependent upon the availability and price of soybeans. Asian soybean rust is a plant fungus that attacks certain plants including soybean plants. Asian soybean rust is abundant in certain areas of South America, and its presence in the United States was recently confirmed. Left untreated, it can reduce soybean harvests by as much as 80%. Although it can be killed with chemicals, the treatment increases production costs for farmers by approximately 20%. Increases in production costs and reduced soybean supplies could cause the price of soybeans to rise and increase the cost of soybean oil as a feedstock to our plant. Such increase in cost would increase the cost of producing our biodiesel and decrease our revenue from operations.
We will be dependent on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.
We do not intend to have a sales force of our own to market our biodiesel and glycerin. We expect to contract with a third party to market our biodiesel and glycerin. As a result, we will be dependent on whomever we contract with to market our biodiesel and glycerin. We anticipate entering into an agreement with REG, Inc. to market our products, but we have no definitive agreement at this time. We may not be able to enter into a contract with REG, Inc. or any other biodiesel or glycerin broker on acceptable terms. If the biodiesel or glycerin broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the biodiesel we produce, we will not have any readily available means to sell our biodiesel. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our biodiesel and glycerin products may result in less income from sales, reducing our revenue, which could lower the value of your investment.
Concerns about fuel quality may impact our ability to successfully market our biodiesel.
Industry standards impose quality specifications for biodiesel fuel. Actual or perceived problems with quality control in the industry may lead to a lack of consumer confidence in the product and hinder our ability to successfully market our biodiesel. For example, a batch of biodiesel that failed to meet industry specifications in Minnesota recently resulted in a 10-day emergency variance from the state’s 2% biodiesel requirement in order to allow for time to fix the problem. Although industry representatives attributed the problem to start-up glitches in the state’s new biodiesel plants, similar quality control issues could result in a decrease in demand for our product, which could lower the value of your investment.
Cold weather may cause biodiesel to gel, which could have an adverse impact on our ability to successfully market our biodiesel.
The pour point for a fuel is the temperature at which the flow of the fuel stops. A lower pour point means the fuel is more flowable in cold weather. The pour point of 100% soy-based biodiesel is approximately 27ºF to 30ºF. The pour point for tallow-based biodiesel is approximately 61ºF. The pour point for No. 2 petroleum diesel fuel, the non-biodiesel fuel currently used in machines, is approximately -30ºF. When diesel is mixed with soy-based biodiesel to make a 2% biodiesel blend, the pour point is -25ºF. Therefore, we believe we will need to blend soy-based biodiesel and animal fat-based biodiesel with petroleum diesel in order to provide a biodiesel product that will have an acceptable pour point in cold weather. Generally, biodiesel that is used in blends of 2% to 20% is expected to provide an acceptable pour point for colder markets comparable to the No. 2 petroleum diesel pour point. In colder temperatures, lower blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in northern markets to diminish during the colder months.
The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, fuel may need to be stored in a heated building or heated storage tanks. This may result in a decrease in demand for our product in colder climates due to increased storage costs.
Automobile manufacturers and other industry groups have expressed reservations regarding the use of biodiesel, which could negatively impact our ability to market our biodiesel.
Because it is a relatively new product, the research on biodiesel use in automobiles and its effect on the environment is ongoing. Some industry groups, including the World Wide Fuel Charter, have recommended that blends of no more than 5% biodiesel be used for automobile fuel due to concerns about fuel quality, engine performance problems and possible detrimental effects of biodiesel on rubber components and other parts of the engine. Although some manufacturers have encouraged use of biodiesel fuel in their vehicles, cautionary pronouncements by others may impact our ability to market our product.
The trucking industry opposed the imposition of Minnesota’s 2% biodiesel requirement, citing concerns regarding fuel expense and lack of infrastructure necessary to implement the requirement. Such concerns may result in opposition to similar proposed legislation in other states in the future and may negatively impact our ability to market our biodiesel.
In addition, studies have shown that nitrogen oxide emissions increase by 10% when pure biodiesel is used. Nitrogen oxide is the chief contributor to ozone or smog. New engine technology is available and is being implemented to eliminate this problem. However, these emissions may decrease the appeal of our product to environmental groups and agencies who have been historic supporters of the biodiesel industry, which may result in our inability to market our biodiesel.
Competition from other diesel fuel lubricity additives for ultra low sulfur diesel may be a less expensive alternative to our biodiesel, which would cause us to lose market share and reduce the value of your investment.
The Environmental Protection Agency (EPA) has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. These regulations affect all diesel fuel that will be made available for retail sale beginning in October 2006. The removal of sulfur from diesel fuel also reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our biodiesel plant is expected to compete with producers of other diesel additives made from raw materials other than soybean oil having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. According to the March 2006 edition of Biodiesel Magazine, many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could result in the loss of some or all of your investment.
Risks Related to Regulation and Governmental Action
Loss of favorable tax benefits for biodiesel production could hinder our ability to operate at a profit and reduce the value of your investment in us.

Although the biodiesel industry has grown with few state or federal incentives, the incentives that do exist could be repealed at any time. On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004, which created biodiesel tax credits. Although the biodiesel mixture credit and the biodiesel fuels credit were extended by the Energy Policy Act of 2005, they are set to expire on December 31, 2008. These tax incentives for the biodiesel industry may not continue, or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the biodiesel industry could reduce the market for biodiesel, which could reduce prices and revenues by making it more costly or difficult to produce and sell biodiesel. This could result in the failure of our business and the potential loss of some or all of your investment.
A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.
We may be subject to extensive air, water and other environmental regulations and may need to obtain a number of environmental permits to construct and operate the plant. In addition, biodiesel producers are required to satisfy the fuel quality standards of the EPA. We have not applied for any of these permits, but we anticipate we will do so before beginning construction. We do not anticipate a problem receiving all required environmental permits. However, if for any reason we are unable to obtain any of these permits, construction costs for the plant may increase or we may not be able to construct the plant at all. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the proper time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and result in the loss of some or all of your investment.
Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.
Investors in this offering will experience immediate and substantial dilution as a result of this offering.
Our founding members and seed capital investors paid substantially less per unit for our membership units than the current public offering price. In addition, our founding members paid less per unit than our seed capital investors and the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Based upon the issuance and sale of the minimum number of units (25,550) at the public offering price of $1,000 per unit, you will incur immediate dilution of $84.98 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (34,050) at the public offering price of $1,000 per unit, you will incur immediate dilution of $65.33 in the net tangible book value per unit if you purchase units in this offering.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.
The units are subject to substantial transfer restrictions pursuant to our amended and restated operating agreement and applicable tax and securities laws. This means that you will not be able to easily liquidate your investment and you may have to assume the risks of investments in us for an indefinite period of time.
There is no assurance that an investor will receive cash distributions which means an investor could receive little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our amended and restated operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS — Distributions.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.
The units are unsecured equity interests in Victory Renewable Fuels and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.
Risks Related to Tax Issues
To ensure compliance with IRS Circular 230, potential investors and members are hereby notified that: (A) any discussion of federal tax issues in this memorandum is not intended or written to be used, and it cannot be used by potential investors and members, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and members should seek advice based on their particular circumstances from an independent tax advisor concerning the impact that your participation in Victory Renewable Fuels, LLC may have on your federal income tax liability and application of state and local income and other tax laws to your participation in this offering. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.” Internal Revenue Service (IRS) classification of Victory Renewable Fuels, LLC as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS determines that we should be taxed as a corporation rather than as a partnership, we will be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit will be reflected only on our tax returns and will not be passed through to the holders of the units. If we are taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends will not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS-Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our unit holders.
The IRS may classify your investment as a passive activity, resulting in your inability to deduct losses associated with your investment.
If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the IRS will classify your interest in us as a passive activity. If an investor is either an individual or a closely-held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.
The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
If 5% or more of our units are held by pass through entities such as limited liability companies or partnerships we may need to change our tax year.
The IRS requires companies in which 5% or more of their ownership is held by pass through entities, such as limited liability companies or partnerships, to have a calendar tax year. We do not currently have a calendar tax year. Therefore, if we meet the 5% threshold, we may have to change our tax year.
Risks Related to Conflicts of Interest
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.
Our directors and officers have other management responsibilities and business interests apart from our project. Therefore, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.
We may have conflicts of interest with REG, Inc. or its affiliates, which may cause difficulty in enforcing claims against REG or its affiliates.
We expect that one or more employees or associates of REG, Inc. or its affiliates will advise our directors in the construction, management and operations of our facility. We anticipate REG, Inc. or one of its affiliates to continue to be involved in substantially all material aspects of our formation and operations. There is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. In addition, because of the extensive role that REG, Inc. and its affiliates will have in the construction and operation of the plant, it may be difficult or impossible for us to enforce claims that we may have against REG, Inc. Such conflicts of interest may reduce our profitability and the value of our units and could result in reduced distributions to investors.
REG, Inc. or its affiliates may also have conflicts of interest because employees or agents of REG, Inc. or its affiliates are involved as owners, creditors and in other capacities with other biodiesel plants in the United States. We cannot require REG, Inc. or its affiliates to devote their full time or attention to our activities. REG, Inc. has announced its intention to increase biodiesel production through wholly-owned and third-party managed biodiesel plants, meaning that REG, Inc. and its affiliates may in the future be viewed as competitors for feedstock as well as management service providers. REG, Inc. may put their own interests or our competitors’ interests ahead of ours. As a result, REG, Inc. may have conflicts of interest in allocating personnel, materials and other resources to our biodiesel plant.
The board of directors will not have independent directors as defined by the North American Securities Administrators Association (NASAA). The NASAA definition of independent director provides that any director who has helped promote, develop or found a company such as ours is not independent. Accordingly, independent directors have not and will not approve the final marketing procurement and design build contracts with REG, Inc., since there are none at this time. The directors have an adverse interest to that of REG, Inc., because of the directors’ investment interest in the plant. Therefore, because the directors’ investment interest is directly adverse to the interest of REG, Inc., the adverse interest constitutes sufficient protection to justify the lack of independence.
We have a conflict of interest with Roger Knoblock, one of our directors and members.

Frontier Bank will act as our escrow agent under the terms of the amended and restated escrow agreement dated November 20, 2006. Roger Knoblock our vice-president, treasurer, director and initial member also sits on the board of directors for Frontier Bank. The terms of the escrow agreement may or may not be as favorable to us as those generally available from unaffiliated third parties.
We may have a conflict of interest with the Knoblock Family.
We have entered into an option agreement on a proposed site for the biodiesel plant with Thadd D. Knoblock, Wendy S. Knoblock, Trent L. Knoblock, Heather M. Knoblock, Troy J. Knoblock, Donna M. Knoblock, Travis R. Knoblock and Kathy S. Knoblock (together “the Knoblocks”) for the purchase of approximately 32 acres of property located 1 mile east of County Road K30 and 1 mile south of County Road A26. Thadd D. Knoblock, Trent L. Knoblock, Troy J. Knoblock and Travis R. Knoblock are Roger Knoblock’s sons. Roger Knoblock is a director of Victory Renewable Fuels, LLC as well as the treasurer and vice-chairman of the Board. We paid the Knoblocks a total of $1,000 for the option. If we exercise the option we will pay the Knoblocks $5,000 per acre for their land. The option expires on December 31, 2006. The terms of the option agreement may or may not be as favorable to us as those generally available from unaffiliated third parties.
FORWARD-LOOKING STATEMENTS
Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:
•	the availability and adequacy of our cash flow to meet our requirements, including repayment of loans;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•	changes or developments in laws, regulations or taxes in the biodiesel, agricultural or energy industries;

•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	competition in the biodiesel industry;

•	the loss of any license or permit;

•	the loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	changes in our business strategy, capital improvements or development plans;

•	the availability of additional capital to support capital improvements and development; and

•	other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.
You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE
There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements to complete the project based upon information we received from our anticipated design-builder REG, Inc., and not based on perceived market value, book value, or other established criteria. Once we estimated our project costs, we approximated that between 45% and 60% of the total project cost is the amount of capital we would need to raise in this offering based upon the debt to equity ratios lenders typically require for projects similar to ours. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of sales to our founding members and our recent private placement offering price in determining an appropriate public offering price per unit. Although we believe the information we have utilized in determining our offering price provides a reasonable basis for our offering price, our offering price was not determined based upon an independent valuation of our units or any scientific criteria for determining the value and price of the units.
Therefore, the units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
As of August 31, 2006, we had 2,710 outstanding units. We sold 420 units to our founding members for $250 per unit and 2,290 units to our seed capital investors for $500 per unit. The units, as of August 31, 2006, had a net tangible book value of $637,135 or $235.11 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes deferred offering costs, divided by the number of units outstanding. The offering price of $1,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize an immediate increase of at least $679.91 per unit in the pro forma net tangible book value of their units if the minimum number of units is sold at a price of $1,000 per unit, and an increase of at least $699.56 per unit if the maximum number of units is sold at a price of $1,000 per unit after offering expenses. Purchasers of units in this offering will realize an immediate dilution of at least $84.98 per unit in the net tangible book value of their units if the minimum number of units is sold at a price of $1,000 per unit after offering expenses, and a decrease of at least $65.33 per unit after offering expenses if the maximum number of units is sold at a price of $1,000 per unit.
An investor purchasing units in this offering will receive units diluted by the prior purchase of units by our founding members and seed capital members. We have sold units to our founding members and seed capital investors at prices substantially below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.
The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after August 31, 2006.

	Minimum	Maximum
	25,550	34,050
Historical net tangible book value per unit at August 31, 2006	$235.11	$235.11
Increase in pro forma net tangible book value per unit attributable to the sale of 25,550 (minimum) and 34,050 (maximum) units at $1,000 per unit(1)	679.91	699.56
Net tangible book value per unit at August 31, 2006, as adjusted for the sale of units	915.02	934.67
Dilution per unit to new investors in this offering	$(84.98)	$(65.33)

(1)	The minimum and maximum number of units is circumscribed by the minimum offering amount of $25,550,000 and maximum offering amount of $34,050,000 and after offering expenses of approximately $450,000 and $8,745 previously recorded as offering costs and the $112,647 currently being deferred are subtracted from the proceeds.
We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of existing investors’ units.
The tables below set forth as of August 31, 2006, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum		Maximum
	Number	Percent	Number	Percent
Existing unit holders	2,710	9.6%	2,710	7.4%
New investors	25,550	90.4%	34,050	92.6%

Total	28,260	100.0%	36,760	100.0%

	Minimum Offering Amount			Maximum Offering Amount
	Sold in this Offering			Sold in this Offering
	Amount	Percent	Average	Amount	Percent	Average
Existing unit holders	$1,250,000	4.7%	$461.25	$1,250,000	3.5%	$461.25
New investors	25,550,000	95.3%	1,000.00	34,050,000	96.5%	1,000.00

Total	$26,800,000	100.0%	$948.34	$35,300,000	100.0%	$960.28

CAPITALIZATION
We have issued a total of 420 units to our founding members at a price of $250 per unit and 2,290 units to our seed capital investors and founding members at a price of $500 per unit, for total unit proceeds of $1,250,000. If we sell the minimum number of units offered for $25,550,000, we will have raised total membership proceeds of $26,800,000, before all prior operating and offering expenses. If we sell the maximum number of units for $34,050,000, we will have raised total membership proceeds of $35,300,000 after this offering, before all prior operating and offering expenses.
Capitalization Table
The following table sets forth our capitalization at August 31, 2006, on an actual and pro forma basis to reflect the units offered in this offering.

		Pro Forma
	Actual	Minimum	Maximum
Unit holders’ equity:
Seed capital units	$1,241,255	$26,791,255	$35,291,255
Accumulated deficit	(491,473)	(491,473)	(491,473)
Deferred offering costs	(112,647)	(112,647)	(112,647)

Total unit holder’s equity	637,135	26,187,135	34,687,135
Less offering costs (1)		328,608	328,608

Total Capitalization (2)	$637,135	$25,858,527	$34,358,527

(1)	Excludes $8,745 previously recorded as offering costs and the $112,647 currently being deferred.

(2)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $22,700,000 to $31,200,000 less any grants or other financial assistance we may be awarded. Our estimated long-term debt requirements are based on REG, Inc.’s experience with other similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar projects.

Our seed capital private placement was conducted directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational expenses.

With respect to the issuance of securities sold under exemption from registration under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and did believe that each prospective investor was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Each purchaser represented to us in writing that the securities were being acquired for investment for such purchaser’s own account, and agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser agreed that a legend would be placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
We have not declared or paid any distributions on the units. We do not expect to generate earnings until the proposed biodiesel plant is operational, which is expected to occur approximately 10-15 months after we close the offering. After operation of the proposed biodiesel plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our unit holders in proportion to the units that each unit holder holds relative to the total number of units outstanding. “Net cash flow” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.
SELECTED FINANCIAL DATA
The following table summarizes important condensed financial information from our August 31, 2006 unaudited financial statements and our November 30, 2005 audited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

		From Inception
	Nine Months Ended	(April 19, 2005) to
	August 31, 2006	November 30,
	(Unaudited)	2005 (Audited)
Statement of Operations Data:
Revenue	$—	$—
Operating expenses:
Professional and consulting fees	416,656	65,051
General and administrative	8,670	34,523

Operating Loss	(425,326)	(99,574)

Other income:
Grant Income	5,000	5,000
Dividend Income	23,427

Total	28,427	5,000

Net Loss	$(396,899)	$(94,574)

Weighted Average Units Outstanding	2,365	405

Net Loss Per Unit	$(167.82)	$(233.52)

	August 31, 2006	November 30,
	(Unaudited)	2005 (Audited)
Balance Sheet Data:
Assets:
Cash and equivalents	$659,955	$5,339
Grant receivable	—	5,000
Prepaid expenses	12,301	14,995
Net Property and Equipment	1,043
Deferred offering costs	112,647	6,828

Total Assets	$785,946	$32,162

Liabilities and members’ equity:
Current liabilities	$36,164	$4,236
Total members’ equity	749,782	27,926

Total liabilities and members’ equity	$785,946	$32,162

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.
We were formed as an Iowa limited liability company on April 19, 2005, for the purpose of constructing and operating a plant to produce biodiesel and its co-products in Lyon County, Iowa in northwest Iowa. We do not expect to generate any revenue until the plant is completely constructed and operational. We lease office space from Lester Feed and Grain in Lester, Iowa for $250 per month.
We had a feasibility study prepared by Ascendant Partners, Inc. for a fee of $35,000. We entered into a Phase 1 Services Agreement with REG, LLC on May 10, 2005, which we assigned to REG, Inc. on August 7, 2006, for preliminary engineering design services and made a down payment of $50,000 to REG, Inc. We proceeded with our seed capital offering at the end of 2005. The funds from our seed capital offering and the funds from our founding members provided the resources to engage consultants and pay legal, accounting and other incidental expenses incurred in the start-up phase.
We entered into a Phase 2 statement of intent with REG, LLC, on January 20, 2006, which we assigned to REG, Inc. on August 7, 2006, for $300,000 due in installments, which includes negotiating design development documents defining the concepts developed in the Phase 1 agreement, creating a design build construction schedule, determining a final contract price, and assisting with permitting and presentation of a completed plan to potential investors and lenders. We are nearing completion of the Phase 2 Services Agreement with REG.
We also entered into an Agreement for Pre-Construction Services with REG, Inc. on July 28, 2006 under which REG, Inc. has agreed to perform additional engineering work and long lead time activities such as ordering and making down payments on long lead time equipment. To obtain these additional services and maintain our construction schedule with REG, Inc., the agreement provides that we must pay REG, Inc. $2,500,000 by December 31, 2006. On November 27, 2006, REG, Inc. provided us a Design-Build Quote under which they estimated a base bid for a 30 million gallon plant with pre-treatment facilities, including an allowance for an office building, of $45,645,500 plus an additional $380,000 for builders risk insurance and a performance bond. REG, Inc. has extended the date set forth in the Agreement for Pre-Construction Services to make a down payment of $2,500,000 until February 28, 2007. If a final design-build contract is not executed prior to that date, and a down payment is not made, pricing is subject to review and possible escalation. In addition, REG reserved the right to update pricing prior to final execution due to engineering changes or price escalation beyond its control.
We have identified a potential site for the plant in Lyon County, Iowa. We have entered into a real estate option agreement with Thadd D. Knoblock, Wendy S. Knoblock, Trent L. Knoblock, Heather M. Knoblock, Troy J. Knoblock, Donna M. Knoblock, Travis R. Knoblock and Kathy S. Knoblock (together “the Knoblocks”), for the purchase of approximately 32 acres of property located one mile east of County Road K30 and one mile south of County Road A26 in Lyon County, Iowa. We paid the Knoblocks $1,000 for the option. If we exercise the option, the agreement provides that we will pay $5,000 per acre for the purchase of the site. Thadd D. Knoblock, Trent L. Knoblock, Troy J. Knoblock and Travis R. Knoblock are sons of Roger Knoblock a member of our board of directors and our treasurer and vice chairman. The term of the option expires on December 31, 2006. Our board of directors plans to continue to identify potential sites and reserves the right to choose a different site location in its sole discretion.
According to the National Biodiesel Board, the biodiesel manufacturing industry is experiencing rapid growth. New plant construction or decreases in demand for biodiesel may result in excess production capacity which could have an impact upon our ability to operate profitably. Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel, which means that we may be unable to acquire the inputs needed or be unable to acquire the inputs at a profitable price. In addition, if the excess capacity occurs, we may be unable to market our products at profitable prices.
Moreover, the biodiesel industry is becoming increasingly competitive and we will compete with larger, better financed entities who supply their own inputs which could impact our ability to operate profitably. This means there is no assurance we will be able to compete effectively in the industry. As a result of the increased growth and competition in the industry, we may generate less income which would decrease the value of your units.
Plan of Operations Until Start-Up of Biodiesel Plant
We are an Iowa limited liability company originally organized on April 19, 2005 by filing our articles of organization with the Iowa Secretary of State.
We are a development-stage company with no prior operating history. However, we have raised funds from our founding members and from seed capital offering of $1,250,000. We used a portion of these funds to finance our federally registered offering, pay Ascendant Partners, Inc. $35,000 to do a formal feasibility study; pay REG, Inc. $350,000 for its services to date; pay our project coordinator for his services and obtain an option to purchase real estate for $1,000.
We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our $1,250,000 in seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We estimate that we will need an additional $56,750,000 to complete the project.
We continually update our business plan to assess the profitability of our project. The following is a preliminary schedule listing the steps we expect to take in site acquisition and development; and plant construction and start-up. A delay in any part of this preliminary schedule may cause a delay in project completion.
September 2006 – March 2007
•	Prepare marketing campaign for offering;

•	Continue to investigate plant sites;

•	Preliminary contact with lenders for debt financing;

•	Complete agreements for water, electricity, gas and sewer services; and

•	Begin discussions with BNSF Railway to establish rail access.

•	Make a down payment to REG, Inc.;

•	Finalize management contract with REG, Inc.;

•	Enter into real estate purchase agreement for the site;

•	Obtain construction and environmental permits;

•	Enter into a construction contract with REG, Inc.;

•	Enter into construction contracts with local contractor as approved by REG, Inc.;

•	Recruit and retain first key employees;

•	Establish web site and public information as needed;

•	Secure debt financing; and

•	Continue developing business procedures and capabilities.

We expect to negotiate with REG, Inc. for a management contract. Funding for our key initiatives in this quarter will be dependent upon the successful completion of this offering and securing debt financing for our project. After we have met the conditions to release funds from escrow in this offering, we will be required to pay REG, Inc. $2,500,000 under our Agreement for Pre-Construction Services. This agreement secures a place in the construction timetable of REG, Inc., provides down payments on orders of process equipment, and provides for detailed engineering drawings. Until we pay REG, Inc. under the construction services agreement we will not have a secured a spot in REG, Inc.’s construction timetable. Assuming the successful completion of this offering, we anticipate beginning site preparation, basic concrete work, and construction of buildings using the REG, Inc. designs and supervision next spring. Delays in construction materials, such as steel, may delay our construction schedule. We have not obtained construction and environmental permits. Any delay in obtaining these permits could significantly delay our construction schedule.
April 2007 – July 2007
•	Begin construction of plant;

•	Schedule and provide for utility hook ups;

•	Work with REG, Inc. on acquiring feedstocks;

•	Begin to schedule oil and chemicals supplies; and

•	Provide appropriate public information.
Funding for this phase is dependent upon obtaining sufficient equity funding in this offering and obtaining adequate debt financing. We anticipate that REG, Inc. will provide design drawings and we will undertake construction as we are able under their supervision. We expect that the utility extensions will be constructed during this period. If construction is delayed, the acquisition of feedstocks, methanol and chemicals may also be delayed.
August 2007 – December 2007
•	Continue construction of plant;

•	Complete utility hook-ups;

•	Recruit, acquire, and train staff as needed;

•	Provide appropriate public information;

•	Begin testing plant components;

•	Obtain supplies of feedstocks and chemicals as needed;

•	Review markets with REG, Inc.; and

•	Equip lab and train staff for quality testing.
The funding for this phase is dependent upon obtaining sufficient equity financing in this offering and obtaining sufficient debt financing to carry out our business plan. During this quarter, we expect construction to continue and the utilities to be connected to the plant. In addition, and depending upon how complete the construction is, we anticipate the first employees being hired for the plant and REG, Inc.’s training of the employees to begin. We also anticipate, in this phase, that feedstock and chemical supplies will be located and pre-marketing of our products will begin.
January 2008 – March 2008
•	Complete testing of processes and do first pilot run;

•	Recruit and train the balance of staff needed;

•	Bring in supplies of oil and chemicals; and

•	Begin production and shipment of product to customer.
The funding for this phase is dependent upon obtaining sufficient equity funding in this offering and obtaining sufficient debt financing to carry out our business plan.
Project capitalization
We raised $1,250,000 from our founding members and in our seed capital offering. We will not close this offering until we have raised the minimum offering amount of $25,550,000. We have until December 22, 2007 to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to December 22, 2007, we may decide to continue selling units until we sell the maximum number of units or December 22, 2007, whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by December 22, 2007, we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $25,550,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $22,700,000 to a maximum of $31,200,000 depending on the level of equity raised and any grant funding received. A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:
•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source;

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that REG, Inc., and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing.
We also do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is possible that REG, Inc. would not be willing to renew its letters of intent with us until we had secured a debt financing source. If we failed to find a new debt financing source and REG, Inc. refused a renewal or extension of its letters of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS – Risks Related to Our Financing Plan,” for a discussion of the risks involved in project capitalization.
Site acquisition and development
During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed biodiesel plant, the acquisition and development of the proposed plant site in Lyon County, Iowa, obtaining the necessary construction permits, beginning dirt work on the proposed site, identifying potential sources of debt financing and negotiating the feedstock procurement, biodiesel and glycerin marketing, utility and other contracts. We plan to fund these activities and initiatives using the $1,250,000 of founder and seed capital proceeds. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering or otherwise obtain other funds, we may need to discontinue operations.
We have an option to purchase approximately 32 acres on a site located in Lyon County, Iowa approximately one mile east of County Road K30 and one mile south of County Road A26. The land has been devoted to agriculture but we have not obtained an environmental site assessment on the property so we can not assure you that we will not encounter hazardous conditions at the site which would delay our project. The board reserves the right to investigate additional plant sites and choose an alternative site in its sole discretion.

Plant construction and start-up of plant operations
We expect to complete construction of the proposed plant and commence operations approximately 10 to 15 months after closing the offering. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute final contracts concerning the construction of the plant, provision of necessary water, natural gas and other power sources; and feedstock procurement agreements and marketing agreements; for biodiesel and glycerin. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $48,957,000 to construct the plant and an additional $9,043,000 in other start-up costs, working capital and inventory to complete the project, make the plant operational and produce revenue.
Employees and consultants
We currently do not have any full-time employees. We expect to hire approximately 28 full-time employees as we prepare for and commence plant operations.
We entered into a Phase I Consulting Agreement with Ag Visions Enterprises, LLC, owned by Jim and Becky Venner on May 9, 2005 to assist us with site selection, negotiation of local and state incentive packages, preparation of a business plan, preparation of a financial plan, negotiation of various contracts, planning equity marketing efforts, securing debt financing, and educating local lenders and preparation of a bankers’ book. We agreed to pay Ag Visions Enterprises, LLC $100 per hour not to exceed $6,000 per month under the Phase I Consulting Agreement. Secretarial work is billed at a rate of $25 per hour. In addition we agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time at a rate of $45 per hour. We additionally agreed to obtain reasonable insurance coverage for the benefit of Ag Visions Enterprises, LLC for injuries sustained while performing services under the consulting agreement. On July 11, 2006 we entered into a Phase II Consulting Agreement with Ag Visions Enterprises, LLC which was amended and restated on September 1, 2006. Pursuant to the terms of the Phase II Consulting Agreement we paid Ag Visions Enterprises $10,000 at signing. In addition we agreed to pay Ag Visions $1,000 per month for its services, $20,000 upon the Company’s acceptance of the business plan, $35,000 upon receipt and the Company’s acceptance of a senior loan commitment, $35,000 at the time of execution of the definitive senior loan documents and $50,000 upon opening of the equity drive.
Recent private placement to raise seed capital
In 2005 we sold 420 of our membership units to our founding members at a price of $250 per unit and through February 2006, we sold a total of 2,290 of our membership units to our seed capital investors at a price of $500 per unit. Together we raised aggregate proceeds of $1,250,000. We determined the offering price per unit of $250 to our founding members and $500 for our seed capital units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. All of the seed capital proceeds were immediately at-risk at the time of investment. We increased the public offering price per unit based upon the differences in risk and the stage of development of our project at the time of investment.
Liquidity and Capital Resources
As of August 31, 2006, we had total assets of $785,946 consisting primarily of cash and equivalents. As of August 31, 2006, we had current liabilities of $36,164 consisting of our accounts payable. From our inception through August 31, 2006, we have an accumulated deficit of $491,473. Total liabilities and members’ equity as of August 31, 2006, was $785,946. Since our inception, we have generated no revenue from operations.
Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $58,000,000. We raised $1,250,000 from our founding members and in our seed capital offering. In addition, we are seeking to raise a minimum of $25,550,000 and a maximum of $34,050,000 of equity in this offering. Including the $1,250,000 we raised from our founding members and in our seed capital offering, and depending on the level of equity raised in this offering and the amount of grants and other incentives awarded to us, we expect to require debt financing ranging from a minimum of $22,700,000 to a maximum of $31,200,000.

We hope to obtain the senior bank loan from a major bank, perhaps with participating loans from other banks, to construct the proposed biodiesel plant. We expect the senior loan will be a construction loan secured by all of our real property, receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender. However, there is no assurance that we will be able to obtain debt financing or that adequate debt financing will be available on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which could have less favorable terms and could require us to issue warrants. Such less favorable terms or the issuance of warrants could reduce the value of our units.
We do not have contracts or commitments with any bank, lender or financial institution for debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing.
Completion of the project relies entirely on our ability to attract these loans and close on this offering.
Trends and Uncertainties That May Affect Management’s Plan of Operation
Growth and Increased Competition in the Biodiesel Industry
According to the National Biodiesel Board, the biodiesel manufacturing industry is experiencing rapid growth. In 2005, approximately 75 million gallons of biodiesel were produced in the United States. According to the National Biodiesel Board, the 2005 biodiesel production was three times higher than biodiesel production in 2004. However, many biodiesel plants did not operate at full capacity. The National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants is about 580.5 million gallons per year. Further, current plant construction and expansion are expected to result in another 1.4 billion gallons of annual biodiesel production capacity, for total annual production capacity of 1.98 billion gallons. In contrast, the estimated annual consumption of biodiesel in 2005 was 75 million gallons. Thus the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory, and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel. Biodiesel production at our plant will require significant amounts of soybean oil and other inputs. We do not have any long-term commitments to acquire soybean oil and other inputs for biodiesel production at our plant. If overproduction of biodiesel occurs, we will face increased competition for inputs which means that we may be unable to acquire the inputs that we need at profitable prices or at all. In addition, if excess capacity occurs, we may also be unable to market our products at profitable prices. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Any decrease in the price at which we can sell our biodiesel will negatively impact our future revenues. Increased expenses and decreased sales prices for biodiesel may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.
Additionally, commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants, and there are numerous other entities considering the construction of biodiesel plants. The biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. . In September 2006, the National Biodiesel Board estimated there were 86 active plants with an annual production capacity of 580.5 million gallons annually. Another 65 plants are currently under construction and an additional 13 plants are expanding their existing operations. The additional combined capacity of these plants under construction is estimated at 1.4 billion gallons per year. Biodiesel plants are operating or have been proposed in at least 43 states. Currently, there are seven operating biodiesel plants in Iowa. At least 11 other companies have proposed plants in Iowa, including plans by Riksch BioFuels, LLC for a 10 million gallon plant near Crawfordsville, Iowa; Tri-City Energy, LLC for a 30 million gallon plant near Keokuk, Iowa; Central Iowa Energy, LLC for a 30 million gallon plant near Newton, Iowa; Southern Iowa BioEnergy LLC for a 30 million gallon plant near Lamoni, Iowa; Iowa Renewable Energy, LLC, for a 30 million gallon plant near Washington, Iowa; Western Dubuque Biodiesel, LLC, for a 30 million gallon plant near Farley, Iowa; Freedom Fuels, LLC for a 30 million gallon plant near Mason City, Iowa; East Fork Biodiesel, LLC for a 60 million gallon plant near Algona, Iowa, Raccoon Valley Bio-Diesel for a 60 million gallon plant in Storm Lake, Iowa, Northwest Iowa Renewable Energy, LLC for a 60 million gallon plant in Akron, Iowa and Soy Energy, LLC for a 30 million gallon plant near Marcus, Iowa. In addition, AGP in Sergeant Bluff, Iowa has plans to expand its facility to a 30 million gallon plant.

Investors should understand that we face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. Cargill, Inc., a large supplier of soybean oil, completed construction of a 37.5 million gallon plant in Iowa Falls, Iowa, in May of 2006. Another large corporation and supplier of soybean oil, Archer Daniels Midland Co. plans to construct an 85 million gallon plant in North Dakota. Finally, REG, Inc. has announced its intention to increase biodiesel production through wholly-owned and third party managed biodiesel plants. These plants will be capable of producing significantly greater quantities of biodiesel than the amount we will produce. Furthermore, these plants may not face the same competition we do for inputs as the companies that own them are suppliers of the inputs. In light of such competition, there is no assurance that we will be able to compete effectively in the industry. We may generate less income as a result, which would decrease the value of your units.
Competition from other sources of fuel may adversely affect our ability to market our biodiesel.
Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.
Critical Accounting Estimates
Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is reasonably possible that this estimate may change in the near term.
Off-Balance Sheet Arrangements.
We do not have any off-balance sheet arrangements.
Grants, Government Programs and Tax Increment Financing
Currently, there are limited numbers of grants, loans and forgivable loan programs available to biodiesel producers. We anticipate applying for those programs that are available. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction of the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans. We have applied for the following grants:
Iowa Agriculture Innovation Center
We applied for and were awarded a $5,000 matching grant from the Iowa Agriculture Innovation Center. Under the terms of the grant, the Iowa Agriculture Innovation Center provided us $5,000 for reimbursement of payments made for completion of our feasibility study.
Iowa Soybean Association
We have been approved for a $5,000 matching grant from the Iowa Soybean Association. Under the terms of the grant, the Iowa Soybean Association will provide us with $5,000 which can be used for feasibility studies, marketing research, business plans, marketing plans, and marketing implementation. The funds may not be used for equipment, buildings or other tangible assets, grant writing, expenses related to project investment or project creation expenses such as analysis of various business structures.
Value Added Agricultural Products and Processes Financial Assistance (VAAPFAP)
We applied for a VAAPFAP Grant from the Iowa Department of Economic Development. Under the terms of the grant, the Iowa Department of Economic Development would provides us with up to $400,000 for reimbursement of payments made or expenses incurred on behalf of our project for business planning and consulting services.

ESTIMATED SOURCES OF FUNDS
The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

	Minimum 25,550	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$25,550,000	44.05%
Seed Capital Proceeds	1,250,000	2.16%
Term Debt Financing, Grants and Incentives	31,200,000	53.79%

Total Sources of Funds	$58,000,000	100.0%

	If 27,750	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$27,750,000	47.84%
Seed Capital Proceeds	1,250,000	2.16%
Term Debt Financing, Grants and Incentives	29,000,000	50.00%

Total Sources of Funds	$58,000,000	100.0%

	Maximum 34,050	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$34,050,000	58.71%
Seed Capital Proceeds	1,250,000	2.16%
Term Debt Financing, Grants and Incentives	22,700,000	39.13%

Total Sources of Funds	$58,000,000	100.0%
ESTIMATED USE OF PROCEEDS
The gross proceeds from this offering, before deducting offering expenses, will be $25,550,000 if the minimum amount of equity offered is sold and $34,050,000 if the maximum number of units offered is sold for $1,000 per unit. We estimate the offering expenses to be approximately $450,000. Therefore, we estimate the net proceeds of the offering to be $25,100,000 if the minimum amount of equity is raised, and $33,600,000 if the maximum number of units offered is sold.

	Maximum Offering -	Minimum Offering -
	34,050	25,550
Offering Proceeds ($1,000 per unit)	$34,050,000	$25,550,000
Less Estimated Offering Expenses(1)	450,000	450,000

Net Proceeds from Offering	$33,600,000	$25,100,000

(1)	Actual SEC registration fee and other Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fee	$3,643
Legal fees and expenses	75,000
Consulting Fees	100,000
Accounting fees	60,000
Blue Sky filing fees	3,300
Printing expenses	40,000
Advertising	150,000
Miscellaneous expenses	18,057

Total	$450,000
We intend to use the net proceeds of the offering to construct and commence operations of a 30 million gallon per year biodiesel plant. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $58,000,000. The total project cost is a preliminary estimate primarily based upon the experience of our anticipated general contractor, REG, Inc., with biodiesel plants similar to the plant we intend to construct and operate. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses.

The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this prospectus.

Use of Proceeds	Amount
Construction Costs:
General Process System	$34,339,966
Refinery Process System	3,165,009
Animal Fat Process System	3,526,453
Storage Maintenance and Administrative Buildings	663,607
Construction Performance Bond	300,000
Construction Insurance	80,000
Capitalized Interest	601,563
Construction Contingency	2,079,937
Land	250,000
Site Development	2,120,456
Railroad	1,310,314
Fire Protection/Water Supply	519,695
Start up Costs:
Financing Costs	300,000
Organizational Costs(1)	2,168,000
Pre-production Period Costs	400,000
Working Capital	2,500,000
Inventory — Oil	700,000
Inventory — Animal Fat	100,000
Inventory — Chemicals and Ingredients	75,000
Inventory — Work in Process – Biodiesel	2,500,000
Inventory – Work in Process – Glycerin	150,000
Inventory spare parts – process equip.	150,000

TOTAL	$58,000,000

(1)	Includes estimated offering expenses of $450,000.
Plant Construction. The construction of the plant itself is by far the single largest expenditure. REG, Inc. has provided us a base bid for a 30 million gallon per year biodiesel plant of $45,645,500 (including the general process system, the refinery process system, the animal fat process system and an office building allowance). We have not yet signed a binding definitive agreement for plant construction. Our letters of intent do not establish a fixed contract price and there is no guarantee that we will be able to enter into a definitive agreement with REG, Inc. to design and build the plant at this price or at all. We have estimated a total capital cost of $48,957,000 including the general process system, the pre-treatment facilities, storage and administration buildings, a performance bond and builders risk insurance, capitalized interest, contingency, land, site development, railroad and water supply.
Storage Maintenance and Administration Buildings. We anticipate spending approximately $445,854 to build a light office administration building on the plant site and an additional $217,753 to build a storage maintenance building
Capitalized Interest. Capitalized interest consists of the interest we anticipate accruing during the development and construction period of our project. For purposes of estimating capitalized interest, we have assumed debt financing of approximately $29,000,000. We determined this amount of debt financing based upon an assumed equity amount of $27,750,000 and seed capital proceeds of $1,250,000 and an assumed interest rate of 8.5%. If any of these assumptions change, we will need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $601,563, based upon term debt of $29,000,000. Any change in our assumptions, including the amount of tax increment financing and/or debt financing we receive, could result in higher than estimated capitalized interest.
Construction Contingency. We project $2,079,937 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.

Land. If the plant is constructed at the site on which we have a purchase option in Lyon County, Iowa, we expect the cost to acquire and develop the site will be approximately $250,000.
Site Development. Site development primarily consists of site improvements such as dirt work and soil compaction, construction of utility infrastructure, hard surface roads and fencing, as well as maintenance, permitting, and construction management costs. We anticipate the cost of site improvements, will be $2,120,456 which includes the cost to extend a natural gas line to the site. Our board reserves the right to choose either this site or a completely different site, in its sole discretion, for any reason.
Railroad. We anticipate rail improvements, such as siding and switches may need to be installed at the proposed site at an estimated cost of $1,310,314.
Fire Protection/Water Supply. We anticipate spending $519,695 to equip the plant with adequate fire protection and water supply.
Builder’s Risk and Hot Start Insurance/ Performance Bond. We anticipate spending approximately $80,000 on builder’s risk insurance and $300,000 on a performance bond.
Financing Costs. Financing costs consist of all costs associated with the procurement of approximately $29,000,000 of debt financing. We have estimated our financing costs of $300,000 based upon this same level of term debt. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.
Organizational Costs. We have budgeted $2,168,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to offering expenses of $450,000.
Pre-Production Period Costs and Inventory. We have budgeted $4,075,000 of pre-production period costs and inventory. These represent costs of beginning production after the plant construction is finished, but before we begin generating revenue. These costs include $1,275,000 of initial inventories of oil, poultry fat and other ingredients and pre-production period costs, our initial $2,650,000 of biodiesel and glycerin work in process inventories, and $150,000 of spare parts for our process equipment.
Working Capital. We have budgeted $2,500,000 for working capital.
DESCRIPTION OF BUSINESS
We are a newly formed, development-stage company that is not yet operational. We are an Iowa limited liability company formed by filing our articles of organization with the Iowa Secretary of State’s Office on April 19, 2005. We have not yet designed or developed any biodiesel facilities, and have not generated any revenues to date.
If we are able to capitalize the project as described in our financing plan above, we will use the offering proceeds to build and operate a 30 million gallon per year biodiesel plant that we anticipate will be located in Lyon County, Iowa. We expect the biodiesel plant to annually process approximately 160 million pounds of soybean oil and approximately 80 million pounds of animal fats and grease to produce approximately 30 million gallons of fuel-grade biodiesel and 31.5 million pounds of glycerin per year. Biodiesel is a clean burning alternative fuel made from renewable resources. It is toxic and degrades four times faster than petroleum diesel. Biodiesel is frequently used as fuel by transport trucks, marinas, railroad operators and many government vehicles. According to the National Biodiesel Board the United States consumes approximately 63 billion gallons of diesel fuel annually; however, biodiesel currently constitutes 75 million gallons of this market. We expect the biodiesel plant to annually produce approximately 31.5 million pounds of glycerin, which is a principal co-product of the biodiesel production process. Glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. We estimate that it will take 10 to 15 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in the spring of 2008.
Primary Product – Biodiesel
According to the National Biodiesel Board, biodiesel is a clean-burning alternative fuel produced from domestic, renewable resources for use in compression ignition (diesel) engines. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed quality fat, and methanol, which can be used again in the process. Biodiesel can then be used in neat (pure) form, or blended with petroleum diesel. Biodiesel’s physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, biodiesel may be used in most standard diesel engines without making any engine modifications.
We anticipate that our business will be the production and marketing of biodiesel and its primary co-product, glycerin. If we are unable to complete the construction and operation of the biodiesel plant, or if we are not able to market biodiesel and its co-product, we will not have any sources of revenue.
Co-products
Glycerin is the primary co-product of the biodiesel production process and equals approximately 10% of the quantity of biodiesel produced. Glycerin possesses a unique combination of physical and chemical properties that are used in a large variety of products. It is highly stable under typical storage conditions, compatible with a wide variety of other chemicals and comparatively non-toxic. Glycerin is an ingredient or processing aid in cosmetics, toiletries, personal care, pharmaceuticals and food products. In addition, new uses for glycerin are frequently being discovered and developed due to its versatility.
According to Biodiesel Magazine, annual consumption of glycerin in the United States has ranged between 400 million and 450 million pounds for the past three years. The U.S. biodiesel industry is expected to produce an estimated 1.4 billion pounds of glycerin between 2006 and 2015, according to an economic study by John Urbanchuk, director of LECG Inc. The biodiesel industry could produce as much as 200 million pounds this year alone. This tremendous increase in supply has caused the price of glycerin to decrease substantially since the beginning of 2006. Many proposed projects are considering the possibility of using their crude glycerin in various forms as a boiler fuel source in replacement of a No. 4 or No. 6 fuel oil. However, other smaller plants have been forced to essentially give away glycerin and some have had to pay to dispose of the glycerin. According to the Jacobsen Publishing Company’s Biodiesel Bulletin, some biodiesel producers are paying from three to four cents per pound to dispose of crude glycerin.
We intend to market our glycerin. However, any further excess production capacity may limit our ability to market our glycerin co-product. This may affect the profitability of our business.
The Biodiesel Production Process
Most vegetable oil or animal fat can serve as a feedstock for biodiesel production. The majority of the biodiesel produced in the United States is derived from soybean oil because it is readily available in large quantities. Other feedstock currently used in biodiesel production includes corn oil, canola oil, waste frying oils and grease from the food service industry, and by-products from livestock processing such as tallow, yellow grease, and lard. Such feedstock consists almost entirely of triglyceride molecules that are made up of a glycerin “backbone” molecule attached to one, two or three fatty acid molecules.
Three basic processes have been successfully commercialized for biodiesel production:
1.	Base catalyzed transesterification of the oil;

2.	Direct acid catalyzed transesterification of the oil; and

3.	Conversion of the oil to fatty acids, and then to alkyl esters.
The majority of biodiesel is produced using the first process listed above, a base catalyzed reaction of the triglyceride feedstock with methanol. Compared to the other methods of producing biodiesel, we believe this is the most cost-effective method for the following reasons:
1.	It is a low temperature, low pressure chemical reaction;

2.	It yields a high conversion (98%) with minimal other reactions;

3.	It allows for the direct conversion to methyl ester with no intermediate steps; and

4.	No special construction materials are required.
Source: National Biodiesel Board
In the production of biodiesel, 100 pounds of vegetable oil or animal fat is reacted with 10 pounds of methanol in the presence of a catalyst (sodium or potassium hydroxide). The reaction yields approximately 100 pounds of methyl ester and 10 pounds of glycerin. The following flow chart illustrates management’s belief of the typical product yields per pound of feedstock input based upon the information provided above:
Information Source: National Biodiesel Board
According to the National Biodiesel Board, to produce biodieselan alcohol and a catalyst are pumped into a reactor. The oil or fat is then added. Heated by steam, the steam causes transesterification to take place in the reactor. The transesterified oil falls into a large horizontal decanter where heavy glycerin molecules and lighter methyl esters separate. The glycerin is then pumped from the bottom of the decanter and the methyl ester is pushed into a second reaction phase. This second reaction phase ensures that in excess of 99% of the oil is converted into methyl esters and glycerin.
The methyl ester is pumped into another tank, where diluted acid lowers its acidity to neutral. The neutralized methyl ester falls into a second horizontal decanter and again separation takes place. The tiny remaining amount of glycerin and the added acid water are pumped from the bottom of the decanter. The neutralized methyl ester is pushed to another tank and is washed with water. It then falls into another horizontal decanter where the heavy wash water falls to the bottom and the cleaned biodiesel is pushed out the top. The wash water is recycled into the acid dilution and reused.
The washed biodiesel is sent to a column where the excess water and alcohol are distilled out with heat from steam. The distilled biodiesel is cooled and filtered and ready for sale. The excess water and alcohol vapors are captured, rectified, distilled and recycled back into the process. The distilled water becomes wash water and the distilled alcohol returns to the beginning alcohol storage tank for reuse.
In order to prevent alcohol from escaping into the atmosphere, alcohol vapors not returned to the alcohol storage tank are forced into the water absorber or the oil absorber columns. These columns are attached to the incoming water storage tank or the incoming oil storage tank. Vacuum supplied to the columns draws the alcohol vapors through the packing designed to maximize the contact between oil or water and the vapor, thereby trapping the vapors in the water or oil for reuse in the process.

The biodiesel process is depicted in the following chart:
Information Source: National Biodiesel Board
Feedstock
Supply
According to the National Biodiesel Board, it takes about 7.3 pounds of soybean oil to produce one gallon of biodiesel. Depending upon market conditions, we anticipate that our biodiesel plant will process approximately 240 million pounds (31.8 million gallons) of soybean oil and/or animal fats per year as the feedstock for its production process. We anticipate that REG, Inc. will procure feedstock for our biodiesel plant pursuant to a management and operational services agreement. We expect the agreement will require REG, Inc. to provide analysis and audit of feedstock suppliers, purchase feedstock meeting specifications and in adequate quantities to fill the production schedule of the facility, negotiate for discounts, and provide transportation, logistics, and scheduling of feedstock deliveries. However, we have not entered into a definitive agreement with REG, Inc. to procure our feedstock and we may never do so. Even if we are able to enter into an agreement with REG, Inc., there is no assurance that the agreement will be on favorable terms. See also “RELATED PARTY TRANSACTIONS.”
There are a number of soybean processing plants located in Iowa that can supply soybean oil. In addition, oils and fats can be shipped in from many other locations in the United States. However, we have not entered into a definitive agreement for feedstock supply with any potential providers.
Costs
The cost of feedstock is the largest single component of the cost of biodiesel production, accounting for 75-80% of the overall cost of producing biodiesel. As a result, increased prices for feedstock greatly impact the biodiesel industry. Soybean oil is the most abundant oil feedstock available in the United States. The 20 year average price for soybean oil is approximately $0.21 per pound. However, we cannot be assured that the historical prices for oils and fats will continue into the future.
The following graph of historical vegetable oil and fats prices indicates recent increase in prices as well as the relationships between the various fats and oils that may be available to us:

U.S. Vegetable Oil and Fats Prices
Source: Economic Research Service, United States Department of Natural Resources
In addition, increased biodiesel production is likely to have an effect on the cost of soybean oil. The following graph forecasts the possible changes in the price per gallon of soybean oil depending upon the amount used for biodiesel production:
Projected Soybean Oil Prices as a Function of Soybean Oil Use for Biodiesel Production,
2004-2013 (2002 Dollars per Gallon)
Source: Energy Information Administration, Biodiesel Performance, Costs, and Use

Pretreatment Costs
Crude soybean oil and all animal fats need to be pretreated before being processed into biodiesel. Pretreatment takes crude soybean oil and any animal fat or grease, removes the impurities and prepares the feedstock to go through the biodiesel process. Some feedstock needs more treatment than others. For example, virgin soybean oil can be easier and cheaper to pretreat than turkey fat, and turkey fat can be easier and cheaper to pretreat than beef tallow. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock.
For soybean oil, the pretreatment process results in refined, bleached, and deodorized (RBD) oil. The price differential between RBD oil and crude soy oil is ordinarily $.05 per pound. This adds another $0.375 per gallon to the costs discussed above. We anticipate our processing plant will have pretreatment capabilities allowing us to purchase and process crude vegetable oil and many types of fat or grease.
Cold Flow
“Cold flow” refers to a fuel’s ability to flow easily at colder temperatures and is an important consideration in producing and blending biodiesel for use in colder climates. Because biodiesel has different cold flow properties depending on the type of feedstock used in its manufacture, cold flow also becomes a primary factor in determining the type of feedstock to use.
The pour point for a fuel is the temperature at which the flow of the fuel stops. Therefore, a lower pour point temperature means the fuel is more flowable in colder temperatures. The following table represents the pour points for different types of fuels:

Type of Fuel	Pour Point
Soy-based Biodiesel (B100)	30ºF
Tallow-based Biodiesel (B100)	61ºF
No. 2 Petro Diesel (B0)	-30ºF
B2 Soy Blend with No. 2 Diesel	-25ºF
To provide biodiesel with an acceptable pour point in cold weather, we will need to blend our biodiesel with petroleum based diesel. Generally, biodiesel that is used in blends of 2% to 20% will provide an acceptable pour point for the Iowa market. We expect that our anticipated marketer, REG, Inc., will sell our biodiesel throughout the nation. However, we have not entered into any agreements with REG, Inc. to market our biodiesel. We may not ever enter into an agreement with REG, Inc. or any agreement we do enter into with REG, Inc. may not be on favorable terms to us. In colder temperatures, lower blends are recommended to avoid fuel system plugging. Cold flow additives can also be used seasonally to provide a higher level of cold weather protection, similar to the current practice with conventional diesel fuel. Demand for our biodiesel may diminish in colder climates and during the colder months as a result of cold flow concerns.
Forward Contracts
Due to fluctuations in the price and supply of feedstock, we intend to utilize forward contracting and hedging strategies to manage our commodity risk exposure and optimize finished product pricing and supply. We intend to do this to help guard against price and supply movements that often occur in the soybean oil markets. Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuations. The effectiveness of such hedging activities is dependent upon, among other things, the cost of feedstock and our ability to sell sufficient amounts of biodiesel and glycerin. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in feedstock contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant. The market for soybean oil trades 18 months into the future. The animal grease market has no futures trade. However, there is a quoting system through the USDA that provides for price discovery for animal grease. There is not enough volume of biodiesel produced to currently justify a futures market. As such, there is no spot biodiesel price, making current price discovery limited. We expect to enter into an agreement with REG, Inc. to assist us in procuring our inputs. However, we have not entered into any agreement with REG, Inc. and any agreement we do enter into may not be on favorable terms to us.

Biodiesel Markets
Biodiesel is primarily used as fuel for compression ignition (diesel) engines. It is produced using renewable resources and provides environmental advantages over petroleum-based diesel fuel, such as reduced vehicle emissions. Our ability to market our biodiesel will be heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel, in addition to the availability of economic incentives to produce biodiesel.
Wholesale Market / Biodiesel Marketers
The wholesale market includes selling biodiesel directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase neat (B100) biodiesel from biodiesel production plants, mix it with regular diesel fuel according to specifications, and deliver a final product to retailers.
There are very few wholesale biodiesel marketers in the United States. Two examples are World Energy in Chelsea, Massachusetts and in Ralston, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee. We anticipate entering into an agreement with REG, Inc. to market our biodiesel, but we have no definitive agreement at this time. There is no assurance that we will be able to enter into contracts with REG, Inc. or any other biodiesel broker on acceptable terms.
Retail
The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and jobbers who supply farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas and railroad operators. However, the biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly in order for our company to effectively market our biodiesel. The following map prepared by the National Biodiesel Board represents the biodiesel retailers in the United States with the exception of Alaska and Hawaii:
Government/Public Sector
The government has increased its use of biodiesel since the implementation of the Energy Policy Act (EPACT) of 1992, amended in 1998, which authorized federal, state and public agencies to use biodiesel to meet the alternative fuel vehicle requirements of EPACT. Although it is possible that individual plants could sell directly to various government entities, it is unlikely our plant could successfully market our biodiesel through such channels. Government entities have very long sales cycles based on the intricacies of their decision making and budgetary processes.

General Demand
Biodiesel has received attention from consumers and policymakers in recent years for several reasons. Biodiesel is made from renewable sources and provides environmental benefits over petroleum diesel, including reduced emissions of carbon dioxide, carbon monoxide, particulate matter, and sulfur. In addition, a 1998 study by the US Department of Energy and the US Department of Agriculture found that biodiesel has a positive energy balance: for every 3.2 units of energy produced, only 1.0 unit of energy is consumed in the production process. Biodiesel mixes easily with diesel fuel at rates between 2% and 100%, and it improves the lubricity of petroleum based diesel fuel at levels as low as 2%. The increased lubricity reduces the friction of petroleum based diesel fuel and may result in longer equipment life and protection of fuel injectors.
However, the biodiesel industry is still relatively new and unknown when compared to the ethanol industry. The US consumes 120 billion gallons of gasoline and 63 billion gallons of diesel fuel annually. While the ethanol industry’s capacity is currently more than 4 billion gallons of ethanol each year, the biodiesel industry produced only approximately 75 million gallons of biodiesel in 2005, which constitutes a small part of the US diesel fuel market. The National Biodiesel Board estimates that the current dedicated biodiesel production capacity is about 580.5 million gallons per year; however, many plants do not currently operate at full capacity. The National Biodiesel Board estimates that production capacity could increase by 1.4 billion gallons from projects currently under construction..
Conversely, in a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory, and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
Some factors may result in an increase in biodiesel demand. The trucking industry, which uses the majority of petroleum diesel in the United States, has been reluctant to use biodiesel and opposed the imposition of a biodiesel fuel requirement in Minnesota, due to concerns regarding fuel expense and infrastructure. However, in October 2005, the American Trucking Association, which represents more than 37,000 members, passed a resolution advocating the use of 5% biodiesel as part of its efforts to help develop a national energy plan, signaling a possible change in the trucking industry’s view of biodiesel. However, there is no guarantee that the adoption of this resolution will result in increased use of biodiesel. Moreover, John Deere, Daimler-Chrysler and Volkswagen have endorsed the use of a 5% biodiesel blend in their diesel-powered vehicles. With current annual consumption of biodiesel estimated at 75,000,000 gallons in 2005, and the on-highway sector consuming over 37 billion gallons of conventional diesel, biodiesel has penetrated just 0.2% of the total potential market in the on-highway motor fuel sector alone.
The EPA Low Sulfur Diesel Mandate seeks to reduce sulfur emissions through regulations that take effect over the next several years. Because low-sulfur diesel and ultra-low-sulfur diesel have lubricity problems, biodiesel may be a more attractive alternative to satisfying the requirements of the mandate. However, EPA regulations are subject to change. If the program was postponed, cancelled, or suspended, or if waiver of the mandate requirements were allowed, future biodiesel demand may be less than expected. In addition, according to the March 2006 edition of Biodiesel Magazine, refiners have spent millions of dollars getting the infrastructure in place for petroleum-based additives, which is not suitable for biodiesel. Also, petroleum-based additives can be used in lower concentrations than biodiesel. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive.
In August 2005, the Energy Policy Act of 2005 was signed into law. The law contains the Renewable Fuels Standard (RFS), which mandates that 7.5 billion gallons of renewable fuels, including biodiesel, be used annually by 2012. The RFS may result in an increased demand for biodiesel. However, 2004 ethanol production was over 3 billion gallons, and the current capacity is over 5 billion gallons per year. As a result, the mandates of the RFS may be met substantially by ethanol and have a much smaller impact on the biodiesel industry.
Biodiesel Pricing
The availability of historical pricing information for biodiesel is limited. The US Department of Energy Alternative Fuels Data Center publishes the Clean Cities Alternative Fuel Price Report, which reports data collected from cities involved in the Clean Cities program.

For June 2006, the agency reported the nationwide average price for diesel fuel to be $2.98 per gallon. Average biodiesel prices reported by the participating cities varied depending on the blend. B20 had an average price of $2.92 per gallon, B2-B5 was $2.97 per gallon, and B99-B100 cost $3.76 per gallon. The following chart compares the historical national average prices per gallon of diesel fuel with the median prices of biodiesel that were reported:
B20 and Diesel Price Estimates within the U.S. (Includes Taxes)
Information Source: US Department of Energy Alternative Fuels Data Center, Clean Cities Alternative Fuel Price Report
Federal Biodiesel Supports
The Energy Policy Act of 2005, and the Bio Energy Program and Jobs Bill have established the groundwork for biodiesel market development. This legislation may lead to increased demand for biodiesel in the United States over the next 10 years.
Renewable Fuels Standard
The Energy Policy Act of 2005 creates the RFS, which mandates that 7.5 billion gallons of renewable fuels be used annually by 2012. The standard starts at 4 billion gallons in 2006 and increases to 7.5 billion gallons in 2012. Under the legislation, the EPA is directed to promulgate regulations that ensure the applicable volumes of renewable fuels are sold in the United States each year. The RFS may result in an increased demand for biodiesel. However, in 2004, ethanol production totaled more than 3 billion gallons, and the current ethanol production capacity is over 5 billion gallons per year. As a result, the mandates of the RFS may be met by ethanol and thus have a much smaller impact on the biodiesel industry.
Bioenergy Program
The Bioenergy Program was created to promote sustained increases in bioenergy production and related industrial agricultural commodities, as well as to help improve the environment through the production and use of cleaner burning fuels. This has been the most instrumental program in developing the biodiesel industry. Under the program, the USDA makes payments through the Commodity Credit Corporation to eligible producers to encourage increased purchases of eligible commodities for the purpose of expanding production of bioenergy and supporting new production capacity. This program is set to expire on September 30, 2006.

The grants available under the program may not continue beyond their scheduled expiration date or, if they do continue, they may not be at the same level. It is unlikely we will be able to take advantage of the Bioenergy Program if it is not renewed.
Biodiesel Tax Credit
The American Jobs Creation Act of 2004 created the Volumetric Ethanol Excise Tax Credit (“VEETC”) for biodiesel. VEETC provides a tax credit of $1.00 per gallon for agri-biodiesel or biodiesel derived solely from crude soybean oils, including esters derived from crude soybean vegetable oils from corn, soybeans, sunflower seeds, cottonseeds, canola, crambo, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds, and from animal fats and a tax credit of $0.50 per gallon for non agri-biodiesel blended with petroleum diesel. VEETC may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The effect of VEETC will be to streamline the use of biodiesel and encourage petroleum blenders to blend biodiesel as far upstream as possible, which under the RFS or Minnesota’s 2% volume requirement, will allow more biodiesel to be used in the marketplace. VEETC also streamlines the tax refund system for below-the-rack blenders to allow a tax refund of the biodiesel tax credit on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending.
In addition to VEETC, the American Jobs Creation Act creates incentives for alternative fuels refueling stations: The energy bill conference agreement establishes a credit for installing alternative fuel refueling property. The provision permits taxpayers to claim a 30 percent credit for the cost of installing clean-fuel vehicle refueling property to be used in a trade or business of the taxpayer, or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel that is at least 85 percent ethanol, natural gas, compressed natural gas, liquefied natural gas liquefied petroleum gas, or hydrogen, and any mixture of diesel fuel containing at least 20 percent biodiesel. The provision is effective for property placed in service after Dec. 31, 2005 and before Jan. 1, 2010.
VEETC was originally set to expire in 2006, but was extended through December 31, 2008 by the Energy Policy Act of 2005.
State Legislation
Several states are currently researching and considering legislation to increase the amount of biodiesel used and produced in their states. However, Minnesota is the first and only state to mandate biodiesel use. The legislation, which became effective in September 2005, requires that all diesel fuel sold in the state contain 2% biodiesel. Other states have enacted legislation to encourage (but not require) biodiesel production and use. Several states provide tax incentives and grants for biodiesel-related studies and biodiesel production, blending, and use. In addition, several governors have issued executive orders directing state agencies to use biodiesel blends to fuel their fleets.
On May 30, 2006, the Governor of Iowa signed HF 2754 and HF 2759, two renewable fuels bills passed by the Iowa House and Senate during the 2006 legislative session. The purpose of the bills is to expand and fund consumer access to ethanol blended fuels and biodiesel through a RFS and a series of retail tax credits. HF 2759 provides the funding for the programs contained in HF 2754. The incentives contained in HF 2754 include the following:
•	A RFS starting at 10% in 2009 and increasing to 25% by 2019;

•	A retail tax credit for biodiesel blends of $0.03 per gallon for retailers who sell more than 50% biodiesel blends; and

•	An expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers.
Future Legislation
Environmental regulations that may affect our company change frequently. It is possible that the government could adopt more stringent federal or state environmental rules or regulations, which could increase our operating costs and expenses. The government could also adopt federal or state environmental rules or regulations that may have an adverse effect on the use of biodiesel. Furthermore, the Occupational Safety and Health Administration (“OSHA”) will likely govern plant operations. OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

Proposed Project Location — Proximity to Markets
We have identified a possible site for the plant. The site is located in Lyon County, Iowa near Interstate 29 and Interstate 90, and is adjacent to the BNSF Railway.
We have entered into an option agreement with Thadd D. Knoblock, Wendy S. Knoblock, Trent L. Knoblock, Heather M. Knoblock, Troy J. Knoblock, Donna M. Knoblock, Travis R. Knoblock and Kathy S. Knoblock (together “the Knoblocks”) for the purchase of approximately 32 acres of property located 1 miles east of County Road K30 and 1 mile south of County Road A26. Thadd D. Knoblock, Trent L. Knoblock, Troy J. Knoblock and Travis R. Knoblock are Roger Knoblock’s sons. Roger Knoblock is a director of Victory Renewable Fuels, LLC as well as the treasurer and vice-chairman of the Board. The site is approximately four miles from the Lyon County REC substation. The closest natural gas line and water supply is approximately four miles away. We paid the Knoblocks $1,000 for the option. If we exercise the option we will pay the Knoblocks $5,000 per acre. The option expires on December 31, 2006.
Final plant site selection is contingent on analysis of such issues as cost of water, utilities and transportation, and upon raising sufficient funds to allow construction, the securing of additional financing needed, and obtaining the necessary permits and approvals to build at the selected location. Our board reserves the right to change the location of the plant site, in its sole discretion, for any reason.
There can be no assurance that we will not encounter hazardous conditions at the proposed site. We are relying on REG, Inc. to determine the adequacy of the site for construction of the biodiesel plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the biodiesel plant. REG, Inc. is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, REG, Inc. may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the biodiesel plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that REG, Inc. may be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may negatively effect our operations, cash flows and financial performance.
Transportation and Delivery
As more biodiesel production plants under construction and in the planning phase begin production, there exists an increasingly large supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute the fuel which is produced. As reported in the July 2006 issue of Biodiesel Magazine, the problem has affected the agriculture industry for years and there are already reports of railcar shortages becoming a problem for the biodiesel industry. In addition, biodiesel is often not readily available at pumps in fuel service stations and therefore the infrastructure for selling biodiesel to the public must increase as well. We will be reliant upon third parties to market and transport our biodiesel. If our third party marketer is unable to successfully market and transport our biodiesel we could be forced to slow or halt production which could reduce the value of your investment. We cannot assure you that the necessary marketing and transportation networks will be in place by the time we begin producing which may result in having to slow or halt production which could cause you to loose your investment in us.
We anticipate we will ship most of our biodiesel by rail. BNSF Railway service is available near the site we have identified. The BNSF Railway is headquartered in Fort Worth, Texas and operates over 24,500 miles of track in 27 states and British Columbia, Canada. Although railroad access to the site is available, we will need to establish rail service directly to the plant in order to ship biodiesel to our customers. We have not reached a definitive agreement for additional rail sidings or switches, if needed. The proposed site is also located near Interstates 29 and 90. In addition, we anticipate that the availability of refueling stations will expand with the incentives passed under the American Jobs Creation Act for alternative fuels refueling stations.
Utilities
The biodiesel plant will require a significant and uninterrupted supply of electricity, natural gas and water to operate. We plan to enter into agreements with local electric and water utilities to provide our needed electricity and water. There can be no assurance that we will have a reliable and adequate supply of electricity, natural gas and water. An interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, may require us to halt production. If production is halted for an extended period of time, it may shut down our operations which may affect our ability to generate revenue.

Electricity
We will require a significant supply of electricity. We anticipate Lyon Rural Electric Cooperative will supply electricity for our plant. However, we have not yet negotiated, reviewed or executed any agreement with Lyon Rural Electric Cooperative or any other power company to provide electricity to our site. The inability to obtain a reliable supply of electricity may negatively effect on our operations, cash flows and financial performance.
Water
We will also require a significant supply of water. We have not yet negotiated, reviewed or executed any agreement with a utility company to provide water to our site. We anticipate we will either drill wells at the site or Lyon Sioux Rural Water will supply the water for our plant. We have not yet negotiated, reviewed, or executed any agreement to obtain a reliable supply of water. The inability to obtain a reliable supply of the necessary water may negatively effect our operations, cash flows and financial performance.
Natural Gas
We will require a significant supply of natural gas. We anticipate Northern Natural Gas will supply our natural gas. However, we have not yet negotiated, reviewed or executed any agreement with Northern Natural Gas or any other power company to provide natural gas to our site. The inability to obtain a reliable supply of the necessary natural gas may negatively effect our operations, cash flows and financial performance.
Our Primary Competition
We will operate in a very competitive environment. We will compete with large, multi-product companies and other biodiesel plants with varying capacities. We will face competition for capital, labor, management, feedstock and other resources. Many of our competitors have greater resources than we currently have or will have in the future. Some of our competitors have soy-crushing facilities and are not reliant upon third parties for their feedstock supply. We anticipate that as additional biodiesel plants are constructed and brought on line, the supply of biodiesel will increase. The absence of increased demand may cause prices for biodiesel to decrease. There is no assurance that we will be able to compete successfully or that such competition will not reduce our ability to generate the revenues necessary to operate our plant.
We expect that additional biodiesel producers will enter the market if the demand for biodiesel continues to increase. In a market for a uniform commodity, such as biodiesel, the methods of competition are generally based upon variables other than the product itself. The uniform nature of the product limits competitive advantage based upon unique or improved product features. Therefore, our proposed plant will compete with other biodiesel producers on the basis of price and, to a lesser extent, delivery service.
In 2005, approximately 75 million gallons of biodiesel were produced in the United States. The National Biodiesel Board currently estimates that 65 companies are currently constructing or have plans to construct new biodiesel plants with another 13 plants engaged in expansion. At least 11 companies have proposed plants or are currently constructing plants in Iowa, including plans by Riksch BioFuels, LLC for a 10 million gallon plant near Crawfordsville, Iowa; Tri-City Energy, LLC for a 30 million gallon plant near Keokuk, Iowa; Central Iowa Energy, LLC for a 30 million gallon plant near Newton, Iowa; Southern Iowa BioEnergy LLC for a 30 million gallon plant near Lamoni, Iowa; Iowa Renewable Energy, LLC, for a 30 million gallon plant near Washington, Iowa; Western Dubuque Biodiesel, LLC, for a 30 million gallon plant near Farley, Iowa; Freedom Fuels, LLC for a 30 million gallon plant near Mason City, Iowa; East Fork Biodiesel, LLC for a 60 million gallon plant near Algona, Iowa, Raccoon Valley BioDiesel for a 60 million gallon plant near Storm Lake, Iowa, Northwest Iowa Renewable Energy, LLC for a 60 million gallon plant in Akron, Iowa and Soy Energy, LLC for a 30 million gallon plant near Marcus, Iowa. In addition, AGP in Sergeant Bluff, Iowa has plans to expand its existing biodiesel facility to a 30 million gallon plant.
We face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. Archer Daniels Midland Co. plans to construct an 85 million gallon plant in North Dakota. The National Biodiesel Board estimates that production capacity could increase by 1.4 billion gallons once the plants currently under construction begin production. Demand may not rise to meet the increase in supply, and increased production of biodiesel may lead to lower prices. Our company may generate less income as a result, which would decrease our revenues.
Biodiesel plants are operating or have been proposed in a total of 43 states. Currently, there are seven active biodiesel plants in Iowa. Renewable Energy Group, Inc. located in Ralston, Iowa produces biodiesel primarily from feedstock produced at its soybean crushing facility. It began producing biodiesel on a small scale in 1996-1997, but constructed a continuous flow biodiesel production facility in 2002 capable of producing 12 million gallons of biodiesel annually. Todd & Sargent constructed the facility and utilized Crown Iron Works Company and West Central Cooperative’s biodiesel technology. Crown Iron Works Company, based out of Minneapolis, MN, is a supplier of oilseed extraction and refining plants and equipment. REG, Inc. has announced its intention to increase biodiesel production through wholly owned and third party managed biodiesel plants.
A second biodiesel producer located in Iowa is Ag Processing Cooperative (Ag Environmental Products) in Sergeant Bluff. This facility produces biodiesel from refined bleached and deodorized soybean oil produced at its solvent extraction processing plant in Eagle Grove, Iowa. Ag Processing has recently announced plans for a plant expansion. The expansion is expected to increase its production of biodiesel to 12 million gallons per year.
The third biodiesel production facility operating in Iowa is Soy Solutions located in Milford, Iowa. This is a “stand-alone” facility that purchases soybean oil from the market. The facility is relatively small, producing less than 3 million gallons annually, and utilizes virgin soybean oil as its sole feedstock.
The fourth biodiesel producer in Iowa is Western Iowa Energy, LLC located in Wall Lake, Iowa. The 30 million gallon plant built by Renewable Energy Group, Inc. began production in the summer of 2006 and is capable of utilizing vegetable oils and animal fats as feedstock.
The fifth producer, Cargill, located in Iowa Falls, Iowa, recently completed an expansion of its processing facility and now is capable of producing 37.5 million gallons of biodiesel annually.
The sixth producer, Sioux Biochemical, Inc. located in Sioux Center, Iowa is a multi feedstock facility.
Finally, Clinton County BioEnergy, located in Clinton, Iowa is capable of producing 10 million gallons of biodiesel per year utilizing soy oil as its only feedstock.
The following maps produced by the National Biodiesel Board indicate the locations of active plants and plants under construction in the United States. Active plants are those companies that are actively producing biodiesel. Companies like ours in the earlier stages of the process may not be represented on these maps.
Commercial Biodiesel Production Plants (September 13, 2006)

The following tables provide a list of the active plants and the plants under construction in the United States as of September 2006, as reported by the National Biodiesel Board. Projects in the early stages of development may not be listed.

			Annual
State	Company	City	Production Capacity	Primary Feedstock
AL
	Alabama Biodiesel Corporation	Moundville		Soybean
AR
*	Eastman Chemical Company	Batesville	24,000,000	Multi Feedstock
	Patriot Biofuels	Stuttgart	3,000,000	Multi Feedstock
CA
	Biodiesel Industries of Port Hueneme	Port Hueneme	3,000,000	Multi Feedstock
	Evergreen Biodiesel	Big Oak Flat	50,000	Recycled Cooking Oil
*	Imperial Western Products	Coachella	8,000,000	Multi Feedstock
	Yokayo Biofuels, Inc.	Ukiah	200,000	Recycled Cooking Oil
CO
	American Agri-diesel LLC	Burlington	6,000,000
	Bio Energy of America	Commerce City	10,000,000	Soybean Oil
	Bio Energy of America	Denver	8,000,000	Soybean Oil
	Rocky Mountain Biodiesel Industries, LLC	Berthoud	3,000,000	Multi Feedstock
CT
	Bio-Pur Inc.	Bethlehem		Soybean Oil
DE
	Mid-Atlantic Biodiesel	Clayton	6,500,000	Multi Feedstock
FL
	Energy Innovations, LLC	Youngstown	3,500,000
*	Purada Processing, LLC	Lakeland	18,000,000	Soybean Oil
	Renewable Energy Systems, Inc.	Pinellas Park	1,000,000	Recycled Cooking Oil
GA
	Middle Georgia Biofuels	East Dublin		Poultry Fat
	Peach State Labs	Rome		Soybean Oil
	Sunshine BioFuels,LLC	Cairo	6,000,000	Soybean Oil
	US Biofuels Inc.	Rome	10,000,000	Multi Feedstock
HI
	Pacific Biodiesel	Kahului	200,000	Recycled Cooking Oil
	Pacific Biodiesel	Honolulu	1,000,000	Recycled Cooking Oil
IA
*	AGP	Sergeant Bluff	15,000,000	Soybean Oil
*	Cargill	Iowa Falls	37,500,000	Soybean Oil
	Clinton County BioEnergy	Clinton	10,000,000	Soybean Oil
*	Renewable Energy Group, Inc.	Ralston	12,000,000	Soybean Oil
	Sioux Biochemical, Inc.	Sioux Center		Multi Feedstock
	Soy Solutions	Milford	2,000,000	Soybean Oil
	Western Iowa Energy	Wall Lake	30,000,000	Multi Feedstock

			Annual
State	Company	City	Production Capacity	Primary Feedstock
IL
	Stephan Company	Millsdale	22,000,000	Soybean Oil
IN
	Evergreen Renewables	Hammond	5,000,000	Soybean Oil
	Heartland Biofuel	Flora	450,000	Soybean Oil
	Integrity Biofuels	Morristown	10,000,000	Soybean Oil
KY
*	Griffin Industries	Butler	2,000,000	Multi Feedstock
MD
	Maryland Biodiesel	Berlin	500,000	Soybean Oil
MN
	FUMPA BioFuels	Redwood Falls	3,000,000
	Green Range Renewable Energy	Ironton	150,000	Recycled Cooking Oil
	Minnesota Soybean Processors	Brewster	30,000,000	Soybean Oil
*	Soymor	Albert Lea	30,000,000	Soybean Oil
MO
	Missouri Better Bean	Bunceton	3,000,000	Soybean Oil
	Missouri Bio-Products	Bethel	2,000,000	Multi Feedstock
MS
	CFC Transportation, Inc.	Columbus	1,500,000	Multi Feedstock
	Channel Chemical Corporation	Gulfport	5,000,000	Soybean Oil
	Earth Biofuels, Inc.	Meridan	2,000,000	Soybean Oil
NC
	Blue Ridge Biofuels	Asheville	2,000,000	Multi Feedstock
NE
	Horizon Biofuels, Inc.	Arlington	250,000	Multi Feedstock
NJ
	Environmental Alternatives	Newark	13,000,000	Soybean Oil
NM
	Rio Valley Biofuels, LLC	Anthony		Multi Feedstock
NV
	Bently Biofuels	Minden	1,000,000	Multi Feedstock
	Biodiesel of Las Vegas	Las Vegas	5,000,000	Multi Feedstock
NY
	North American Biofuels Company, Inc.	Bohemia	1,000,000	Trap Grease
OH
	American Ag Fuels, LLC	Defiance	1,500,000	Multi Feedstock
	PEC Biofuels	Hicksville	7,500,000	Soybean Oil
*	Peter Cremer	Cincinnati	30,000,000	Soybean Oil
OK
	Earth Biofuels, Inc.	Durant	10,000,000	Multi Feedstock
	Green Country Biodiesel, Inc.	Chelsea	2,500,000	Soybean Oil
OR
	SeQuential-Pacific Biodiesel, LLC	Salem	1,000,000	Multi Feedstock

			Annual
State	Company	City	Production Capacity	Primary Feedstock
PA
	Keystone BioFuels, Inc.	Shiremanstown		Soybean Oil
	United Biofuels, Inc.	York	1,500,000	Soybean Oil
	United Oil Company	Pittsburgh	2,000,000	Multi Feedstock
SC
	Carolina Biofuels, LLC	Taylor	6,000,000	Soybean Oil
SD
	Midwest BioDiesel Producers, LLC	Alexandria	7,000,000	Soybean Oil
TN
	Agri-Energy, Inc.	Louisburg	5,000,000	Soybean Oil
	NuOil	Counce	1,500,000	Soybean Oil
	TN Bio Energy	Manchester
TX
	Biodiesel Industries of Greater Dallas-Fort Worth	Denton	3,000,000	Multi Feedstock
	Brownfield Biodiesel, LLC	Ralls	2,000,000	Cottonseed Oil
	Central Texas Biofuels	Giddings	1,500,000	Soybean Oil
*	Huish Detergents	Pasadena	4,000,000
*	Johann Haltermann Ltd	Houston	20,000,000	Soybean Oil
	New Fuel Company	Dallas	250,000	Multi Feedstock
	NMM, Ltd	Channelview	1,000,000	Multi Feedstock
*	Organic Fuels, LLC	Galena Park	30,000,000	Multi Feedstock
	Pacific Biodiesel Texas	Carl’s Corner	2,000,000	Multi Feedstock
	SAFE Fuels, Inc.	Conroe	12,000,000	Soybean Oil
	Smithfield Bioenergy LLC	Cleburne	12,000,000	Multi Feedstock
	SMS Envirofuels	Poteet	6,000,000	Soybean Oil
	South Texas Blending	Laredo	5,000,000	Tallow
UT
	Domestic Energy Partners	Spanish Fork	9,000,000	Multi Feedstock
VA
	Cheasapeake Custom Chermical	Ridgeway	5,000,000	Soybean Oil
	Renroh Environmental Company	South Boston	80,000
	Virginia Biodiesel Refinery	New Kent	2,000,000	Soybean Oil
WA
	Imperium Seattle Biodiesel	Seattle	5,000,000	Soybean Oil
WI
	Generation Bio, LLC	Kiel
	Renewable Alternatives	Manitowoc		Soybean Oil
	WRR Environmental Services	Eau Claire		Multi Feedstock
Note: Annual Production Capacity only refers to the reported maximum production capability of the facility. Therefore, it does not represent how many gallons of biodiesel were actually produced at each plant.
The biodiesel companies on this map are actively producing biodiesel.

*	Denotes BQ-9000 Accredited Producers

Biodiesel Production Plants Under Construction or Expansion (September 12, 2006)
Biodiesel Production Plants Under Construction or Expansion

			Annual		Target
			Production	Primary	Completion
State	Company	City	Capacity	Feedstock	Date
AL
	Allied Renewable Energy, LLC	Birmingham	15,000,000	Soybean Oil	Oct 2006
AR
	Ag Bio Energy	McGehee		Soybean Oil	March 2007
E	Patriot BioFuels	Stuttgart	10,000,000	Multi Feedstock	April 2007
AZ
	Amereco Arizona, LLC	Arlington		Multi Feedstock	Oct 2006
CA
E	Biodiesel Industries of Port Hueneme	Port Hueneme	7,000,000	Multi Feedstock	Dec 2007
	Blue Sky Bio-Fuels, Inc.	Oakland	20,000,000	Trap Grease,	Jan 2007
				Recycled Cooking
				Oil, Soybean Oil
	LC Biofuels	Richmond	365,000	Multi Feedstock	Sept 2006
CO
	Great White Bottling, Inc.	Denver			Sept 2006
E	Rocky Mountain Biodiesel Industries, LLC	Berthoud	7,000,000	Multi Feedstock	Dec 2007

			Annual		Target
			Production	Primary	Completion
State	Company	City	Capacity	Feedstock	Date
GA
	Agri Biofuels, Inc.	Camilla	15,000,000	Soybean Oil	Oct 2006
	Georgia Biofuels Corp	Loganville	500,000	Multi Feedstock	Oct 2006
IA
E	AGP	Sergeant Bluff	15,000,000	Soybean Oil	Dec 2006
	Central Iowa Energy	Newton	30,000,000	Multi Feedstock	March 2007
	East Fork Biodiesel, LLC	Algona	60,000,000	Multi Feedstock	Oct 2007
	Freedom Fuels, LLC	Mason City	30,000,000	Multi Feedstock	March 2007
	Iowa Renewable Energy, LLC	Washington	30,000,000	Multi Feedstock	June 2007
	Riksch BioFuels, LLC	Crawfordsville	10,000,000	Multi Feedstock	July 2006
	Tri-City Energy, LLC	Keokuk	30,000,000	Soybean Oil	Sept 2006
	Western Dubuque Biodiesel	Farley	30,000,000	Soybean Oil	July 2007
IL
	Heartland Biodiesel, Inc.	Marion			Jan 2007
	Incobrasa Industries, Ltd.	Gilman	31,000,000	Soybean Oil	Nov 2006
	Midwest Biodiesel Products	South Roxanna	30,000,000	Soybean Oil	Nov 2006
IN
	Louis Dreyfus Agricultural Industries, LLC	Claypool	80,000,000	Soybean Oil	Oct 2007
KY
	Green Earth Bio-Fuel, Inc.	Irvine		Soybean Oil	Jan 2007
	Owensboro Grain	Owensboro	50,000,000	Soybean Oil	June 2007
ME
	Bio-Renewable Fuels Corp.	Fairfield		Yellow Grease	Sept 2006
MI
	Ag Solutions, Inc.	Gladstone	10,000,000	Soybean Oil	Sept 2006
	Michigan Biodiesel, LLC	Bangor	10,000,000	Soybean Oil	Oct 2006
	Milan Biodiesel Co.	Milan			Sept 2006
MN
	Midwest Renewable LLC	Menahga	4,000,000	Soybean Oil	Oct 2006
MO
	AGP	St. Joseph	30,000,000	Soybean Oil	Sept 2007
	Mid America Biofuels, LLC	Mexico	30,000,000	Soybean Oil	Nov 2006
	Prairie Pride	Deerfield	30,000,000	Soybean Oil	Dec 2007
MS
	North Mississippi Biodiesel	New Albany	7,000,000	Soybean Oil	Oct 2006
NC
	American Distillation, Inc.	Leland	3,000,000	Soybean Oil	Oct 2006
	Filter Specialty Bioenergy LLC	Autryville	1,500,000	Multi Feedstock	March 2007
	Foothills Bio-Energies, LLC	Lenoir	5,000,000	Multi Feedstock	Sept 2006
	Piedmont Biofuels Industrial	Pittsboro	1,000,000	Multi Feedstock	Sept 2006

			Annual		Target
			Production	Primary	Completion
State	Company	City	Capacity	Feedstock	Date
ND
	ADM	Velva	85,000,000	Canola Oil	April 2007
	Dakota Skies Biodiesel, LLC	Minot	30,000,000	Canola Oil	Oct 2007
NE
	Beatrice Biodiesel, LLC	Beatrice	50,000,000	Soybean Oil	July 2007
NH
	MPB Bioenergy, LLC	Durham		Recycled Cooking Oil	Feb 2007
NJ
	Bio Energy of America	Edison	45,000,000	Soybean Oil	July 2007
NV
E	Biodiesel of Las Vegas	Las Vegas	25,000,000	Multi Feedstock	June 2007
NY
	NextGen Fuel, Inc.	Fulton	5,000,000	Soybean Oil	Nov 2006
OH
E	American Ag Fuels, LLC	Defiance	5,500,000	Multi Feedstock	Dec 2006
	Jatrodiesel Inc.	Miamisburg	5,000,000	Multi Feedstock	Sept 2006
OK
	Best Energy Solutions, LLC	Tulsa	1,000,000	Soybean Oil	Nov 2006
OR
	Green Fuels of Oregon, Inc.	Klamath Falls			Oct 2006
PA
	AGRA Biofuels, LLC	Middletown	2,000,000	Soybean Oil	Oct 2006
E	Keystone BioFuels, Inc.	Shiremanstown		Soybean Oil	Dec 2006
	Lake Erie Biofuels	Erie	45,000,000	Soybean Oil	July 2007
	PA Biofuels, LLC	Neville Island	10,000,000	Multi Feedstock	Nov 2006
RI
	Mason Biodiesel, LLC	Westerly			Oct 2006
SC
E	Carolina Biofuels, LLC	Taylor	40,000,000	Soybean Oil	Aug 2007
E	Carolina Biofuels, LLC	Taylor	14,000,000	Soybean Oil	Sept 2006
	Southeast BioDiesel, LLC	Charleston	2,000,000	Recycled Cooking Oil	Sept 2006
TN
	BIG Biodiesel, LLC	Pulaski	250,000	Soybean Oil	Nov 2006
	Blue Sky Biodiesel	Kingston	500,000	Multi Feedstock	Nov 2006
	Memphis Biofuels, LLC	Memphis	36,000,000	Multi Feedstock	Oct 2006
	Milagro Biofuels of Memphis	Memphis	5,000,000	Soybean Oil	Sept 2006
E	TN Bio Energy	Manchester
TX
	Ag Fuels Ltd	Sealy			Jan 2007
	Big Daddy’s Biodiesel, inc.	Hereford	30,000,000	Soybean Oil	2Q 2007

			Annual		Target
			Production	Primary	Completion
State	Company	City	Capacity	Feedstock	Date
E	Biodiesel Industries of Greater Dallas-Fort Worth	Denton	7,000,000	Multi Feedstock	Dec 2007
	Galveston Bay Biodiesel	Galveston	21,000,000	Multi Feedstock	Nov 2006
	GeoGreen Fuels	Gonzales	3,000,000	Multi Feedstock	Sept 2006
	Green Diesel, LLC	Houston		Soybean Oil	Dec 2006
	Momentum Biofuels, Inc.	Pasedena	20,000,000	Soybean Oil	Oct 2006
	Panhandle Fuels, LLC	Spearman			Oct 2006
E	SAFE Fuels, inc.	Conroe	8,000,000	Soybean Oil	Oct 2006
UT
	Denali Industries, LLC	American Fork	3,000,000	Multi Feedstock	Oct 2006
E	Domestic Energy Partners	Spanish Fork	37,000,000	Multi Feedstock	Dec 2006
VA
	RECO Biodiesel, LLC	Richmond	10,000,000	Soybean Oil	Sept 2006
WA
	Imperium Grays Harbor	Grays Harbor	100,000,000	Multi Feedstock	2Q 2007
	Olympic Biofuels	Poulsbo	500,000	Multi Feedstock	Sept 2006
WI
	Sanimax Energy	Deforest	20,000,000	Multi Feedstock	Jan 2007
WV
	A C & S, Inc.	Nitro		Soybean Oil	Fall 2006
The biodiesel companies on this map are under construction. Companies that are expanding their operations are designated with an “E” in the state column of the table.
Note: The annual production capacity for plants under expansion represents the incremental increase in production capacity resulting from their expansion.
The majority of plants, and certainly the largest biodiesel producers utilize soybean oil. This ratio is likely to change over time as more producers design their plants with flexible feedstock capability. Ag Processing, Inc. and Interwest, LLC produce the feedstock for their biodiesel plants, thus they are vertically integrated back to the virgin oil feedstock supply. A majority of the existing plants are “stand-alone” facilities that purchase their feedstock from oilseed processing firms or third-party marketing firms. These biodiesel producers are more reliant upon others and thus have a lower level of feedstock supply security, giving them the flexibility to purchase feedstock from any source with the ability to take advantage of price differences.
The cost of the feedstock is the highest cost associated with biodiesel production. Many current plants are capable of using only vegetable oil for a feedstock. We anticipate our plant will be able to use multiple types of feedstock, allowing us to use whichever is cheaper at any given time to produce our biodiesel. In addition, animal fat based biodiesel also has some favorable advantages to soy-based biodiesel, such as better lubricity and lower nitrogen oxide (NOx) emissions.
Employees
As needed during the completion of the plant construction and commencement of operations, we intend to hire approximately 28 employees. The following table represents the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

Position	# Employed
General Manager	1
Operations Manager	1
Financial Assistant	1

Position	# Employed
Logistics/Scale Operator	1
Electrical/Control Maintenance	1
Facility Maintenance	1
Lab Technician	1
Biodiesel/Pretreatment Lead Day Shift	2
Biodiesel/Pretreatment Lead Night Shift	2
Operations Specialist Day Shift	6
Operations Specialist Night Shift	6
Load/Receive Lead	1
Load/Receive Specialist	4

TOTAL	28

The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.
We have entered into written confidentiality agreements with our directors and officers and expect we will do the same with our other employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by us in the course of our business.
Our success will depend in part on our ability to attract and retain qualified personnel at competitive wage and benefit levels. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, such event may negatively effect our operations, cash flows and financial performance.
Sales and Marketing
We anticipate entering into a marketing contract with REG, Inc. in which REG, Inc. will market all biodiesel, glycerin and fatty acids produced at the facility. We expect REG, Inc. to provide market analysis of biodiesel supply and demand; market access to distribution channels developed by REG, Inc.; analysis and audit of biodiesel customers, including creditworthiness; marketing specialists and sales representatives to attain and establish sales opportunities and relationships for the facility’s products; transportation and logistics for biodiesel shipments; and to provide invoicing and accounts receivable management. However, we have not entered into any binding agreements regarding the sale and marketing of our biodiesel or glycerin.
We do not plan to hire or establish a sales organization to market any of the products or co-products we produce. Consequently, we will be extremely dependent upon the entities we plan to engage to purchase or market each of our products.
Strategic Partners and Development Services Team
Renewable Energy Group
We expect to be highly dependent upon REG, Inc. to design and build the facility, but we currently have no definitive binding agreement with them. REG, Inc. of Ralston, Iowa, is a recently established entity formed through a combination of the biodiesel management services business of West Central Cooperative of Ralston, Iowa and the biodiesel plant construction business of Renewable Energy Group, LLC, also of Ralston, Iowa.
West Central Cooperative is a diversified grain handling and soybean-processing cooperative and is the nation’s largest marketer of biodiesel. The corporate headquarters in Ralston, Iowa, acts as the hub for the company’s trade territory and markets products through most of North America and to several foreign destinations. In addition to its biodiesel marketing, West Central Cooperative operates a licensed public grain warehouse, provides grain marketing services, processes soybeans, and supplies feed, fertilizer, chemicals, and other merchandise. West Central Cooperative has been in soy production and processing since the 1940s, and in the production of biodiesel since 1996. West Central Cooperative has developed a continuous “zero-discharge” transesterification process technology for the production of biodiesel.
REG, Inc. offers a comprehensive set of management, procurement, marketing and construction services to the biodiesel industry. We anticipate REG, Inc. will work closely with Todd & Sargent, Inc., an engineering and construction firm specializing in ag-processing; Bunge North America, Inc., a supplier of raw material, risk management and logistic expertise; ED&F Man Holdings Limited, an international trading company who will supply palm oil and fats, market glycerin, and provide third party storage; and Crown Iron Works Company of Roseville, Minnesota a supplier of oilseed extraction and refining equipment.
We will be dependent upon the technology supplied by REG, Inc. and Crown Iron Works for our biodiesel plant. If the technology does not perform as we expect we could be forced to slow or halt production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. In addition, an assertion by a third party as to the rights to the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. We do not currently know of any third party claim to the technology nor do we have reason to believe that there are shortcomings in the technology.
The expertise of REG, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important to the success of the project. REG, Inc. also has knowledge and support to assist our management team in executing a successful start-up. We will be dependent upon REG, Inc. and its relationships with other service and equipment providers, and any loss of our relationships with these companies could place us at a competitive disadvantage.
Letters of Intent and Pre-Construction Services Agreement
We have signed letters of intent with REG, LLC for the first two phases of construction, which we assigned to REG, Inc. on August 7, 2006. In addition, we signed an agreement for pre-construction services with REG, Inc., These agreements cover the initial engineering, plant and site design and finalization of the contract to build the biodiesel plant, but we have not yet signed a definitive agreement for plant construction. REG, Inc.’s services in Phase 1 will include advice and assistance to us with respect to, among other things, developing and finalizing a business plan and assistance in the presentation of the plan to potential investors and lenders. In exchange for the performance of these Phase 1 services, we paid REG, Inc. $50,000. REG, Inc.’s services in Phase 2 will include preparation of general drawings, assistance with permitting, development of the design-build construction agreement, and determination of a final contract price. We will pay REG, Inc. $300,000 in exchange for the performance of Phase 2 services and additional engineering. If we use REG, Inc. to construct our plant, the total $350,000 paid to REG, Inc. will be credited against the total construction cost. The letters of intent are not binding contracts and either party can terminate the letters of intent at any time. The agreement for pre-construction services provides that the parties are targeting a field construction start date in the second quarter of 2007 and therefore REG, Inc. will provide required engineering and ordering equipment requiring a long lead time, necessary to ensure the 2007 start date. To ensure the provision of these additional services, the Agreement for Pre-Construction Services provides that we must pay REG, Inc. $2,500,000 no later than December 31, 2006. This amount will be credited against the total construction cost.
On November 27, 2006, REG, Inc. provided us a Design-Build Quote under which REG, Inc. estimated a base bid for a 30 million gallon plant with pre-treatment facilities, including an allowance for an office building, of $45,645,500 plus an additional $380,000 for builders risk insurance and a performance bond. This estimate does not include a natural gas line to the plant or a wastewater pre-treatment facility. The Design-Build Quote extends the date for delivery of a down payment set forth in the Agreement for Pre-Construction Services until February 28, 2007. If a final design-build contract is not executed prior to February 28, 2007, pricing is subject to review and possible escalation. In addition, REG reserved the right to update pricing prior to final execution due to engineering changes or price escalation beyond its control.
REG, Inc. has indicated its intention to deliver to us a proposed construction agreement, in which it will serve as our general contractor and provide design and engineering services. However, REG, Inc.’s obligation to build the proposed biodiesel plant is not reflected in a binding definitive agreement and we may never execute a binding definitive agreement. If REG, Inc. were to terminate its relationship with us, we might not be able to obtain debt financing and build the plant, which would force us to abandon our business.
     If we enter into a definitive agreement, REG, Inc.’s services will include, but not be limited to, the following:
•	Providing a preliminary design and construction schedule and price for the design and construction of the biodiesel plant;

•	Designing and building the biodiesel plant; and

•	Assisting us in locating appropriate operational management for the plant.

If we do not execute a definitive, binding design-build agreement with REG, Inc., or if REG, Inc. terminates its relationship with us after initiating construction, we may not be able to obtain a replacement general contractor. Any such event may force us to abandon our business.
Based on preliminary discussions with REG, Inc., we anticipate that the lump sum price for construction of the biodiesel plant will be approximately $45,645,500, however, there is no assurance that the final cost of the plant will not be higher. We cannot guarantee that there will not be any design changes or other cost overruns associated with the construction of the plant. In addition, shortages of steel could also increase the final cost and delay the final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
We will also be responsible for fees and expenses related to financing, such as printing and publication expenses, legal fees, ratings, credit enhancements, trustee or agent fees and any registration fees.
We have no control over REG, Inc. or knowledge of how many biodiesel plants it can simultaneously construct. If REG, Inc. agrees to construct other biodiesel plants at the time that we expect it to construct our biodiesel plant and is unable to construct our plant either timely or successfully as a result, the construction of our plant may either be substantially delayed or canceled.
Construction and Timetable for Completion of the Project
Ascendant Partners completed a formal feasibility study at a cost of $35,000, which was funded by our founding members and early grants. Based upon our feasibility study, we decided to move forward with the project and entered into an agreement for the first stage of construction with REG, Inc. to provide for assistance in developing a business plan and other information. We paid REG, Inc. $50,000 upon signing the agreement which will be credited against the cost of building the facility if we engage REG, Inc. as our design builder. In January 2006, we entered into an agreement with REG, Inc. for the second stage of construction for $300,000. We made an initial payment of $100,000 upon signing the agreement. This contract provided for design work setting the size and character of the project. We paid $100,000 to REG, Inc. 30 days after signing the agreement and paid REG, Inc. the final payment in May. In July 2006 we entered into an Agreement for Pre-Construction Services with REG, Inc. under which we must pay REG, Inc. $2,500,000 by December 31, 2006 to lock in our construction start date in the second quarter of 2007. On November 27, 2006, REG, Inc. provided us a Design-Build Quote under which REG, Inc. estimated a base bid for a 30 million gallon plant with pre-treatment facilities, including an allowance for an office building, of $45,645,500 plus an additional $380,000 for builders risk insurance and a performance bond. The Design-Build Quote extended the date set forth in the Agreement for Pre-Construction Services for making a down payment of $2,500,000 until February 28, 2007. We anticipate entering into a design build contract with REG, Inc. for construction of the plant. This will be negotiated contingent upon our successful completion of the equity funding and debt financing.
The seed capital offering was a Regulation D private offering which raised $1,145,000. We raised an additional $105,000 from our founding members. We were also awarded grants from the Iowa Soybean Association and the Iowa Ag Innovation Center totaling $10,000. The Iowa Ag Innovation Center grant required us to match its $5,000 grant award. The steps accomplished to date have been funded out of the private investment and grants.
We have not yet entered into a design-build agreement with REG, Inc. for the plant, thus, we do not have actual costs of the plant. See the section “ESTIMATED USE OF PROCEEDS” for our estimated costs and uses of funds. The following is a schedule of the steps that need to be completed:
September 2006–March 2007
•	Prepare marketing campaign for offering;

•	Continue to investigate plant sites;

•	Preliminary contact with lenders for debt financing;

•	Complete agreements for water, electricity, gas and sewer services; and

•	Begin discussions with BNSF Railway to establish rail access.

•	Make a down payment to REG, Inc.;

•	Finalize management contract with REG, Inc.;

•	Enter into real estate purchase agreement for the site;

•	Obtain construction and environmental permits;

•	Enter into a construction contract with REG, Inc.;

•	Enter into construction contracts with local contractor as approved by REG, Inc.;

•	Recruit and retain first key employees;

•	Establish web site and public information as needed;

•	Secure debt financing; and

•	Continue developing business procedures and capabilities.
April 2007 – July 2007
•	Begin construction of plant;

•	Schedule and provide for utility hook ups;

•	Work with REG, Inc. on acquiring feedstocks;

•	Begin to schedule oil and chemicals supplies; and

•	Provide appropriate public information.
August 2007 – December 2007
•	Continue construction of plant;

•	Complete utility hook-ups;

•	Recruit, acquire, and train staff as needed;

•	Provide appropriate public information;

•	Begin testing plant components;

•	Obtain supplies of feedstocks and chemicals as needed;

•	Review markets with West Central Cooperative; and

•	Equip lab and train staff for quality testing.
January 2008 – March 2008
•	Complete testing of processes and do first pilot run;

•	Recruit and train the balance of staff needed;

•	Bring in supplies of oil and chemicals; and

•	Begin production and shipment of product to customer.
Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that we will complete the project approximately 10 to 15 months after we close the offering. We intend to begin dirt work on our site to prepare for construction in the Spring of 2007. However, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes relating to biodiesel or this project could cause construction and operation delays. If it takes longer to raise financing, obtain necessary permits or construct the plant than we anticipate, it will delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your units.
We must obtain liability, property and casualty and other policies of insurance prior to the commencement of construction of the plant. Those policies must be maintained during operations. There is no assurance that we will be able to obtain such insurance on acceptable terms or at all. Any failure by us to secure and maintain adequate insurance, with adequate policy limits and self-retention limits, may negatively effect our operations, cash flows and financial performance.
Management and Operational Services Agreement
We anticipate entering into a management operational services agreement with REG, Inc. to manage the day-to-day operations of the plant, to market our biodiesel and co-products and to procure our inputs. There is no definitive agreement in place with REG, Inc. and there can be no assurances that we will be able to enter into a definitive agreement with REG, Inc. on terms favorable to us or at all. We anticipate REG, Inc. will be responsible for providing a General Manager and Operations Manager to oversee the business plan and operation of the plant. Additionally, we expect REG, Inc. will be responsible for procuring our feedstock and our chemical inputs and will market the biodiesel, glycerin and fatty acids we produce.
REG, Inc. is the nation’s largest marketer of biodiesel, marketing over 40 million gallons of biodiesel in 2005. REG, Inc. has experience in operating biodiesel facilities. It has operated its own biodiesel facility since 2002. We anticipate paying REG, Inc. a fee for its services based upon the amount of biodiesel produced at the plant.
Regulatory Permits
We will be subject to extensive air, water and other environmental regulations, and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. Our acquisition of many of the various required permits is time-sensitive. Several of these permits, including the air pollution construction and operation permits, storm water discharge permits and others, must be obtained prior to starting construction. Other permits will be required shortly before or shortly after commencement of our operations. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States Environmental Protection Agency (EPA) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The Iowa Department of Natural Resources (IDNR) and the EPA could also modify the requirements for obtaining a permit. Any such event could significantly increase our operating costs and the capital costs associated with construction of the plant or any future expansion of the plant.
Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions by the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. However, we will be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the IDNR. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Such changes may result in greater regulatory burdens. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

Air Pollution Construction and Operation Permits
Our preliminary estimates indicate that our facility will be considered a minor source of regulated air pollutants. However, there are a number of emission sources that are expected to require permitting. Biodiesel production involves the emission of various airborne pollutants, including carbon monoxide (CO), oxides of nitrogen (NOx), sulfur dioxide (SO2) and volatile organic compounds (VOCs). We expect to obtain air pollution construction new source permits for each source of emission.
Although our engineer’s preliminary estimates indicate that this facility will be considered a minor source of regulated air pollutants, and therefore not subject to Title V or Maximum Achievable Control Technology (MACT) Standards, this could change depending on the results of additional testing, results after the facility begins production, or the changing regulatory environment. Obtaining and maintaining a Title V permit and adhering to MACT standards may involve substantial compliance and management costs, additional capital and a significant delay in obtaining an air permit. If we are required to obtain and maintain a Title V permit, we must find a skilled engineer to work for us to ensure our compliance with Title V and will incur additional engineering expenses.
If we are unable to find a skilled engineer to employ, we will be required to hire an engineering firm to ensure our compliance with Title V at a greater expense. In order to comply with applicable air regulations or to avoid having to obtain a Title V air permit, it is possible that we will have to install additional air pollution control equipment or agree to limit production levels to amounts that may be slightly lower than maximum production levels described in this document. These limitations are expected to be made a part of the construction permits. Exceeding these limitations would require us to pursue a Title V air permit and could subject us to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. There is also a risk that the IDNR might reject a Title V air permit application and request additional information, which would further delay start-up and increase expenses.
There is also a risk that regulatory changes might impose additional or different requirements. For example, if the area in which the plant is situated is determined to be a non-attainment area for a particular pollutant, the threshold standards that require a Title V permit might be changed and require us to obtain the permit. The State of Iowa could enact a State Implementation Plan which would require the imposition of Prevention of Significant Deterioration requirements and the installation of Best Available Control Technologies for any future modifications or expansions of the plant. Any such event would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.
New Source Performance Standards
We anticipate that the plant will also be subject to the New Source Performance Standards. Duties imposed by the New Source Performance Standards include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.
Storm Water Discharge Permit and Other Water Permits
Our plant may also be required to apply for and receive from the IDNR a storm-water discharge permit and a waste water discharge permit. If we are required to obtain an Industrial Storm Water Discharge Permit from the IDNR, the application must be filed at least 180 days before construction begins, and the permit must be granted prior to construction of the plant. In connection with this permit, we would be required to have a Storm Water Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply. If we are unable to discharge our waste water to a local publicly owned waste water treatment facility, then we will have to construct our own waste water treatment facility in order to obtain an NPDES waste water discharge permit. If we are to discharge water to a stream instead of using a publicly owned treatment facility, the required permit will require significant initial capital costs and ongoing monitoring expenses in order to remain in compliance.
Prior to the commencement of construction of the plant, we will also likely be required to file a notice of intent and application for a Construction Site Storm Water Discharge permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.
Spill Prevention, Control and Countermeasures Plan
Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure plan. The plan must be reviewed and certified by a professional engineer.
Risk Management Plan

Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. It is anticipated that our plant will use methanol, hydrochloric acid (HC1) and caustic soda (NaOH) to produce our biodiesel. It is likely we will be required to establish a plan to prevent spills or leaks of these substances and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of these substances into the surrounding area.
We will need to conduct a hazard assessment and prepare models to assess the impact of any release of such substances into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use of those regulated substances.
Nuisance
Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. Our activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. Any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance.
We are not currently involved in any litigation involving nuisance claims.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Our amended and restated operating agreement provides that our initial board of directors will be comprised of no fewer than 7 and no more than 13 members. We currently have 11 directors on our board of directors. The initial board of directors will serve for an initial term ending no later than ninety (90) days after financing closing, at which time a special or annual meeting of the members shall be called to elect directors. If our project suffers delays due to financing our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
The amended and restated operating agreement provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors’ terms, the initial directors shall conduct a lottery to assign each director position to a particular term group. Each director position will be designated as either Group I (serving one year), Group II (serving two years) or Group III (serving three years).
Identification of Directors, Executive Officers and Significant Employees
The following table shows the directors and officers of Victory Renewable Fuels, LLC as of the date of this prospectus:

Director	Office
Allen Blauwet	Chairman and Director
Roger Knoblock	Vice-Chairman, Treasurer and Director
Lance Boer	Secretary and Director
Clarence Boer	Director
Kenneth Campbell	Director
Larry Den Herder	Director
Terry Knoblock	Director
Bob Moser	Director
Greg Popkes	Director
Mike Snyders	Director
Gary Vander Plaats	Director
Business Experience of Directors and Officers
The following is a brief description of the business experience and background of our officers and directors.

Allen Blauwet, Chairman and Director, Age 56, 1348 Cleveland Ave., Larchwood, Iowa 51241. Since 1971, Mr. Blauwet has owned and operated a family farm raising cattle, hogs, corn and beans. Mr. Blauwet has served as a member of the board of directors for Lester Feed and Grain in Lester, Iowa since 1995. He has also served as director for Peoples Bank in Rock Valley, Iowa, since 1986 and as a director for Lyon REC and L & O Power in Rock Rapids, Iowa, since 2000. Mr. Blauwet has served as a director since our inception.
Clarence Boer, Director, Age 64, 2525 210th St. Alvord, Iowa 51230. Since 1995, Mr. Boer has been a self-employed farmer in Alvord, Iowa. In addition, Mr. Boer is a livestock dealer and order buyer. Mr. Boer is also a member of the board of directors for Lyon Rural Electric Cooperative. Mr. Boer is Lance Boer’s father. Mr. Boer has served as a director since our inception.
Lance Boer, Secretary and Director, Age 39, 1213 Willard St., Larchwood, Iowa 51241. Since 1995, Mr. Boer has been a manager and salesperson for Lester Feed and Grain in Lester, Iowa. Mr. Boer is the son of Clarence Boer. Mr. Boer has served as a director since our inception.
Kenneth Campbell, Director, Age 60, 1855 190th St. Inwood, Iowa 51240. Since 1973, Mr. Campbell has been a self-employed farmer near Inwood, Iowa. In addition, since 2002, Mr. Campbell has been employed by the University of South Dakota at Sioux Falls as an adjunct instructor teaching college algebra. Mr. Campbell has also served as a member of the board of directors for Lyon Rural Electric Cooperative since 2002. Mr. Campbell has served as a director since our inception.
Terry Knoblock, Director, Age 51, 1735 Dogwood Ave., Larchwood, Iowa 51241. Since 1972 Mr. Knoblock has owned and operated a family farm near Larchwood, Iowa. Mr. Knoblock is also a member of the board of directors for Heritage Farms and for Lester Feed and Grain. Roger Knoblock is Mr. Knoblock’s first cousin. Mr. Knoblock has served as a director since our inception.
Roger Knoblock, Vice-Chairman, Treasurer and Director, Age 62, 2596 180th St., Rock Rapids, Iowa 51246. Since 1965, Mr. Knoblock has owned and operated a family farm. The farming operation today consists of 2,500 acres of farmland, a farrow-to-finish operation with 17,000-18,000 hogs and he raises 1,000 head of cattle. Mr. Knoblock is a member of the Lester Feed and Grain board of directors and is a director for Frontier Bank in Rock Rapids, Iowa and the Iowa Corn Growers Association. Terry Knoblock is Mr. Knoblock’s first cousin. Mr. Knoblock has served as a director since our inception.
Robert Moser, Jr., Director, Age 50, 1181 Coolidge Ave., Larchwood, Iowa 51241. Since 1973, Mr. Moser has owned and operated a 1,000-acre grain and cattle feeding operation. Mr. Moser is also a member of the board of directors for Lester Feed and Grain. Mr. Moser has served as a director since our inception.
Greg Popkes, Director, Age 42, 504 Grant Drive, Rock Rapids, Iowa 51246. Since 1987, Mr. Popkes has been the president of Popkes Car Care, Inc. located in Rock Rapids, Iowa. Mr. Popkes has served as a director since our inception.
Gary Vander Plaats, Director, Age 46, 2520 460th St., Ireton, Iowa 51027. Since 1999, Mr. Vander Plaats has been an associate professor of business at Dort College, located in Sioux Center, Iowa. For the three years prior to that Mr. Vander Plaats worked as an assistant professor of accounting at Geneva College located in Beaver Falls, PA. Mr. Vander Plaats has served as a director since December 2005.
Michael J. Snyders, Director, Age 55, 5000 Pennbrook, Sioux Falls, South Dakota 63108. Since 1992 Mr. Snyders has served as the president of Security Bank in Sioux Falls, South Dakota. In addition, Mr. Snyders was the owner, director, chairman of the board, and chief executive officer of Security Bank. Mr. Snyders was also a director on the board of directors for each of Security Bank’s subsidiaries including Security Mortgage Corporation, Security Insurance Agency and Security Insurance Corporation. Mr. Snyders sold Security Bank and its subsidiaries on February 3, 2006 and is currently performing consulting work. Mr. Snyders has served as a director since December 2005.
Larry Den Herder, Age 54, 1520 N. Main, Sioux Center, Iowa 51250. Since 1972 Mr. Den Herder has been the Chief Executive Officer of the Harbor Group and the Interstates Companies. Before holding these positions, he received his Bachelors of Science in Electronics Engineering from the University of South Dakota—Springfield. Mr. Den Herder has served as a director since December 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus by our directors and officers and each person or entity known by us to be the beneficial owner of our outstanding units.

DIRECTORS AND OFFICERS

				Percentage of Total After the Offering		(1)
	Name and Address of	Amount and Nature	Percent of Class	Maximum Units	Minimum Units Sold
Title of Class	Beneficial Owner	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering
Membership	Allen Blauwet (2)	160	5.9%	0.44%	0.57%
Unit	1348 Cleveland Ave.
	Larchwood, Iowa 51241

Membership	Clarence Boer	130	4.8%	0.35%	0.46%
Unit	2525 210th St.
	Alvord, Iowa 51230

Membership	Lance Boer	40	1.5%	0.11%	0.14%
Unit	1213 Willard St.
	Larchwood, Iowa 51241

Membership	Kenneth Campbell	250	9.2%	0.68%	0.88%
Unit	1855 190th St.
	Inwood, Iowa 51240

Membership	Larry Den Herder	50	1.8%	0.14%	0.18%
Unit	1520 N. Main
	Sioux Center, Iowa
	51250

Membership	Roger Knoblock	180	6.6%	0.49%	0.64%
Unit	2596 180th St.
	Rock Rapids, Iowa 51246

Membership	Terry Knoblock	70	2.6%	0.19%	0.25%
Unit	1735 Dogwood Ave.
	Larchwood, Iowa 51241

Membership	Bob Moser Jr.	166	6.1%	0.45%	0.59%
Unit	1181 Coolidge Ave.
	Larchwood, Iowa 51241

Membership	Greg Popkes	114	4.2%	0.31%	0.40%
Unit	504 Grant Dr.
	Rock Rapids, Iowa 51246

Membership	Mike Snyders (3)	100	3.7%	0.27%	0.35%
Unit	5000 Pennbrook
	Sioux Falls, South
	Dakota 57108

Membership	Gary Vander Plaats	100	3.7%	0.27%	0.35%
Unit	2520 460th St.
	Ireton, Iowa 50127

	Total:	1,360	50.2%	3.7%	4.81%

(1)	Assumes no additional purchases in this offering.

(2)	Units held by the Allen Lee Blauwet Revocable Trust. Mr. Blauwet is the owner of the trust.

(3)	Units held by Security Acceptance Services, LLC. Mr. Snyders is the registered agent of that business.
BENEFICIAL OWNERS

				Percentage of Total After the Offering		(1)
	Name and Address of	Amount and Nature	Percent of Class	Maximum Units	Minimum Units Sold
Title of Class	Beneficial Owner	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering
Membership	Tony Bosch (3)	200	7.4%	0.54%	0.71%
Units	47855 259th Street
	Brandon, SD 57005

Membership	Allen Blauwet (2)	160	5.9%	0.44%	0.57%
Units	1348 Cleveland Ave.
	Larchwood, Iowa 51241

Membership	Roger Knoblock	180	6.6%	0.49%	0.64%
Units	2596 180th St.
	Rock Rapids, Iowa 51246

				Percentage of Total After the Offering		(1)
	Name and Address of	Amount and Nature	Percent of Class	Maximum Units	Minimum Units Sold
Title of Class	Beneficial Owner	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering
Membership	Bob Moser Jr.	166	6.1%	0.45%	0.59%
Units	1181 Coolidge Ave.
	Larchwood, Iowa 51241

Membership	Kenneth Campbell	250	9.2%	0.68%	0.88%
Units	1855 190th Street
	Inwood, Iowa 51240

Membership	Conrad Van Roekel (4)	150	5.5%	0.41%	0.53%
Units	1110 2nd Street NE
	Sioux Center, Iowa
	51250

(1)	Assumes no additional purchases in this offering.

(2)	Units held by the Allen Lee Blauwet Revocable Trust. Mr. Blauwet is the owner of the trust.

(3)	Units held by BT Investments, LLC. Mr. Bosch is the President of that business.

(4)	Includes 50 units held by Jesco Wholesale Electronics Supplies, Inc. and 100 units held by ECHO Group Inc. Mr. Van Roekel is the Secretary of both businesses.
EXECUTIVE COMPENSATION
Allen Blauwet is currently serving as our chairman and president. Roger Knoblock is currently serving as our vice chairman and treasurer and Lance Boer is our secretary. We do not currently compensate our executive officers.
We do not have any other compensation arrangements with our directors and officers.
Employment Agreements
We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.
Consulting Agreements
On May 9, 2005 we entered into a consulting agreement with Ag Visions Enterprises, LLC, owned by Jim and Becky Venner to assist us with site selection, negotiation of local and state incentive packages, preparation of a business plan, preparation of a financial plan, negotiation of various contracts, planning equity marketing efforts, securing debt financing, and educating local lenders and preparation of a bankers’ book. We agreed to pay Ag Visions Enterprises, LLC $100 per hour not to exceed $6,000 per month. Secretarial work is billed at a rate of $25 per hour. In addition, we agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time at a rate of $45 per hour and we agreed to obtain reasonable insurance coverage for the benefit of Ag Visions Enterprises, LLC for injuries sustained while performing services under the consulting agreement.
On July 11, 2006 we entered into a Phase II Consulting Agreement with Ag Visions Enterprises, LLC which was amended and restated on September 1, 2006. Pursuant to the terms of the Phase II Consulting Agreement we paid Ag Visions Enterprises $10,000 at signing. In addition we agreed to pay Ag Visions $1,000 per month for its services, $20,000 upon the Company’s acceptance of the business plan, $35,000 upon receipt and the Company’s acceptance of a senior loan commitment, $35,000 at the time of execution of the definitive senior loan documents and $50,000 upon opening of the equity drive.
Reimbursement of Expenses
We reimburse our officers and directors for expenses incurred in connection with their service.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our amended and restated operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
Under Iowa law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Iowa law permits, and our amended and restated operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is a party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorneys’ fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since our inception, we have engaged in transactions with related parties. Our initial directors constitute our founding members. As such, we currently do not have outside directors or unaffiliated unit holders to evaluate related party transactions.
Transactions with Renewable Energy Group
We have signed letters of intent with REG, Inc. for the first two steps of construction, which cover the initial engineering, plant and site design and finalization of the contract to build the biodiesel plant, but we have not yet signed a definitive agreement for plant construction. In July 2006 we entered into an Agreement for Pre-Construction Services with REG, Inc. pursuant to which REG, Inc. will perform additional engineering and long lead time activities not included in the letters of intent. Our Agreement for Pre-Construction Services provides that we are to pay REG, Inc. $2,500,000 by December 31, 2006. On November 27, 2006 REG, Inc. delivered a design-build quote that extended the payment date under the Agreement for Pre-Construction Services to February 28, 2007. The $350,000 already paid to REG, Inc. under our Phase 1 and Phase 2 agreements and the $2,500,000 due under the pre-construction services agreement will be credited against the final price of the plant. The letters of intent and Agreement for Pre-Construction Services are not binding contracts and either party can terminate the agreements at any time. REG, Inc.’s obligation to build the proposed biodiesel plant is not reflected in a binding definitive agreement and we may never execute a binding definitive agreement. If REG, Inc. were to terminate its relationship with us, we might not be able to obtain debt financing and build the plant, which would force us to abandon our business. If we enter into a definitive agreement, REG, Inc.’s services will include, but not be limited to, the following:
•	Providing a preliminary design and construction schedule and price for the design and construction of the biodiesel plant;

•	Designing and building the biodiesel plant; and

•	Assisting us in locating appropriate operational management for the plant.
If we do not execute a definitive, binding design-build agreement with REG, Inc., or if REG, Inc. terminates its relationship with us after initiating construction, we may not be able to obtain a replacement general contractor. Any such event may force us to abandon our business.
From our inception, REG, Inc. has assisted us with development of our project. As a result, REG, Inc. is a related party due to its qualification as a promoter under Item 404 of Regulation S-B of the Securities Act of 1933. However, we believe that the terms of our arrangements with REG, Inc. and all future transactions are and will be as favorable to us as those generally available from unaffiliated third parties. Further, our directors’ investment interest in our plant is directly adverse to REG, Inc.’s interest in its contracts. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors. We have no common officers, directors or beneficial owners with REG, Inc.
Escrow Agreement with Frontier Bank

Frontier Bank will act as our escrow agent under the terms of the amended and restated escrow agreement dated November 20, 2006. Roger Knoblock our vice-president, treasurer, director and initial member also sits on the board of directors for Frontier Bank. The terms of the escrow agreement may or may not be as favorable to us as those generally available from unaffiliated third parties.
However, a majority of our disinterested directors approved the escrow agreement with Frontier Bank. We believe that all future transactions with Frontier Bank will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of disinterested directors.
Real Estate Option Agreement with the Knoblock Family
We have entered into an option agreement on a proposed site for the biodiesel plant with Thadd D. Knoblock, Wendy S. Knoblock, Trent L. Knoblock, Heather M. Knoblock, Troy J. Knoblock, Donna M. Knoblock, Travis R. Knoblock and Kathy S. Knoblock (together “the Knoblocks”) for the purchase of approximately 32 acres of property located 1 mile east of County Road K30 and 1 mile south of County Road A26. Thadd D. Knoblock, Trent L. Knoblock, Troy J. Knoblock and Travis R. Knoblock are Roger Knoblock’s sons. Roger Knoblock is a director of Victory Renewable Fuels, LLC as well as the treasurer and vice-chairman of the Board. We paid Roger Knoblock’s family members a total of $1,000 for the option. If we exercise the option we will pay the Knoblocks $5,000 per acre for their land. The option expires on December 31, 2006. The terms of the option agreement may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our disinterested directors approved the option agreement with the Knoblock family.
PLAN OF DISTRIBUTION
Before purchasing any units, an investor must execute a subscription agreement and a promissory note and security agreement and sign our amended and restated operating agreement. The subscription agreement contains, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our amended and restated operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering
We are offering, on a best efforts basis, a minimum of 25,550 units and a maximum of 34,050 units at a purchase price of $1,000 per unit. You must purchase a minimum of 20 units to participate in the offering. You may purchase any number of additional units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors, as listed on page 7 of this prospectus, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. Our directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
Our minimum offering amount is $25,550,000 and our maximum offering amount is $34,050,000. The offering will end no later than December 22, 2007. If we sell the maximum number of units prior to December 22, 2007, the offering will end as of the date the maximum number of units is sold. We may choose to end the offering any time prior to December 22, 2007, after we sell the minimum number of units. If we sell the minimum number of units prior to December 22, 2007 we may decide to continue selling units until the earlier of the date we sell the maximum number of units or December 22, 2007. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by December 22, 2007, we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 36,760 units issued and outstanding if we sell the maximum number of units offered in this offering and 28,260 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 2,710 units issued to our founding members and in our previous seed capital private placement.
Investments will be held in escrow until the earliest of (1) satisfaction of all the escrow agreement requirements necessary to release funds; (2) December 22, 2007; or (3) termination of the offering. However, if prior to the termination of the offering, we have sold membership units equal to the minimum offering amount and we have advised the purchasers of those membership units to remit to the escrow agent the balance of the purchase price, then the escrow may continue beyond the termination of the offering until all funds have been paid and the conditions for releasing the funds have been satisfied. In no event, however, shall such a date be later than three months following the termination of the offering. If we are unable to satisfy the requirements to break escrow and the offering is terminated, you will receive a refund of your funds by the close of the next business day or as soon as possible after the termination of the offering.
Our directors and officers and affiliates will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our amended and restated operating agreement, and will, therefore, be purchased for investment, rather than resale.
You should not assume that we will sell the $25,550,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which Victory Renewable Fuels, LLC is managed. These investors may influence the business in a manner more beneficial to them than to other investors.
We plan to register the offering only with the Iowa and South Dakota state securities regulatory bodies. We may also offer or sell our units in other states, in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Iowa and South Dakota, or in states that allow general solicitation when relying upon an exemption from registration. This limitation may result in the offering being unsuccessful.
We are expecting to incur offering expenses in the amount of approximately $450,000 to complete project capitalization.
Suitability of Investors
Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following 2 suitability tests: (1) You have annual income from whatever source of at least $65,000 and you have a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you. Additional standards may be imposed in states in which we choose to rely upon an exemption from registration.
Each subscriber must make written representations that he/she/it:
•	is purchasing such units for the purpose of investment and not for resale;

•	has been encouraged to rely upon the advice of such subscriber’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•	will acquire the units for the subscriber’s own account without a view to public distribution or resale and that such subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.
Subscription Period
The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $34,050,000; or (2) December 22, 2007. However, we may close the offering any time prior to December 22, 2007, upon the sale of the minimum aggregate offering amount of $25,550,000. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling at least the minimum number of units prior to December 22, 2007, the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Victory Renewable Fuels, LLC and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. We have the discretion to reject any subscriptions, in whole or in part, for any reason.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds promptly after the termination of the offering.
Subscription Procedures
Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Frontier Bank, Escrow Agent for Victory Renewable Fuels, LLC” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our amended and restated operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the amended and restated operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.
Once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory note is due within 30 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.
The promissory note is full recourse which means that you will be liable for the balance due and that if you do not timely repay the indebtedness upon the terms agreed, we will pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorney fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year from the date on which payment was due. We will also retain the initial 10% payment made by the subscriber. Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.
If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $25,550,000, you will be required to pay the full purchase price immediately upon subscription.
We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until after we have received subscriptions totaling at least $25,550,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our amended and restated operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check, and signature page.
If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.
Escrow Procedures
Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Frontier Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $25,550,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $22,700,000 to $31,200,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) the escrow agent provides an affidavit, as provided in the escrow agreement, to the states in which the units have been registered stating that the foregoing requirements of (1), (2) and (3) have been satisfied.

In addition to holding funds in one or more bank accounts we will invest the escrow funds in federal government obligations or obligations issued and/or guaranteed as to principal and interest by agencies or instrumentalities of the US government or common funds or mutual funds which invest primarily in such obligations. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until December 22, 2007 or some earlier date, at our discretion. We must sell the minimum number of units and collect 10% of the minimum offering amount in cash prior to December 22, 2007. If we sell the minimum number of units, collect 10% of the minimum offering amount in cash and notify our purchasers of their obligations to remit the 90% purchase price balance prior to December 22, 2007, the escrow account will continue for 3 months from that date to allow us sufficient time to collect the 90% balance. Cash proceeds from unit sales deposited in the escrow account must equal or exceed the minimum offering amount of $25,550,000 at the end of the 3 month period or we will be forced to terminate the escrow account and promptly return your investment to you.
Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to December 22, 2007 and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:
•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:
•	If we determine in our sole discretion to terminate the offering prior to December 22, 2007; or

•	If we do not raise the $25,550,000 minimum aggregate offering amount by December 22, 2007.

Delivery of Unit Certificates
If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS — Restrictive Legend on Membership Certificates.”
Summary of Promotional and Sales Material
In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. We have hired Nichols Media of Sioux Falls, South Dakota, to prepare our sales material but do not have a written agreement in place with Nichols Media. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Currently there are 30 unit holders in the Company. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.” As a unit holder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.
Membership Units
Ownership rights in us are evidenced by units. There is one class of membership units in Victory Renewable Fuels, LLC. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the amended and restated operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.
Restrictive Legend on Membership Certificate
We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
Voting Limitations
Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.
Loss of Membership Rights
Although we are managed by our directors, our amended and restated operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:
•	to receive a share of our profits and losses;

•	to receive distributions of our assets, if and when declared by our directors;

•	to participate in the distribution of our assets in the event we are dissolved or liquidated;

•	to access information concerning our business and affairs at our place of business; and

•	to vote on matters coming before a vote of the members.
Our amended and restated operating agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our amended and restated operating agreement, information that will be available exclusively to members includes, among other things, state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.
Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
If you transfer your units, and the transfer is permitted by the amended and restated operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of Victory Renewable Fuels, LLC only if the transferee:
•	agrees to be bound by our amended and restated operating agreement;

•	pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	delivers, upon our request, any evidence of the authority such person or entity has to become a member of Victory Renewable Fuels, LLC; and

•	delivers, upon our request, any other materials needed to complete transferee’s transfer.
The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements. The restrictive legend on our membership certificates and the language of our amended and restated operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.
Distributions
Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our amended and restated operating agreement and the requirements of our creditors.
Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.
Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to unit holders in proportion to the number of units owned as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
We do not expect to generate revenues until the proposed plant is operational. After operations of the proposed plant begin, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our unit holders in proportion to the units held and in accordance with our amended and restated operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.
We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed biodiesel plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to unit holders will depend on numerous factors, including:

•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for biodiesel generally which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our amended and restated operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions.
Allocation of Profits and Losses
Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our amended and restated operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
The units will be subject to certain restrictions on transfers pursuant to our amended and restated operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
We have restricted the ability to transfer units to ensure that Victory Renewable Fuels, LLC is not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our amended and restated operating agreement, no transfer may occur without the approval of our board of directors. Our board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, including the following:
•	Transfers by gift to the member’s descendants;

•	Transfers upon the death of a member; and

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.
Any transfer in violation of the publicly traded partnership requirements or our amended and restated operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate that such a market will develop.
The units are unsecured equity interests in Victory Renewable Fuels, LLC and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.
SUMMARY OF OUR AMENDED AND RESTATED OPERATING AGREEMENT
Statements contained in this section of the prospectus regarding the contents of our amended and restated operating agreement are not necessarily complete, and reference is made to the copy of our amended and restated operating agreement filed as Exhibit B to this prospectus.
Binding Nature of the Agreement
We will be governed primarily according to the provisions of our amended and restated operating agreement and the Iowa Limited Liability Company Act. Among other items, our amended and restated operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Victory Renewable Fuels, LLC, you will be bound by the terms of this agreement. Its provisions may not be amended without a written vote of the members or by a vote of the members at a regular or special meeting. A proposed amendment will be adopted only if approved by a majority of the units constituting a quorum.
Management
The total number of directors of Victory Renewable Fuels, LLC shall be a minimum of 7 and a maximum of 13. The current directors and their business experience are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” Prior to any action by the Members to change or fix the number of directors, the number of directors may be changed from time to time within that variable range by the directors. However, once the members have taken action to change or fix the number of directors, the directors shall no longer have any authority to change the number of directors from the number last approved by the Members, unless and until such authority is granted to the directors by the members.
Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Victory Renewable Fuels, LLC with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least 5% of our outstanding units.
No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after financial closing of the project.
Our amended and restated operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.
Our directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.
According to our amended and restated operating agreement, the directors may not take the following actions without the unanimous consent of the members:
•	Cause or permit Victory Renewable Fuels, LLC to engage in any activity that is inconsistent with our purposes;

•	Knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•	Possess our property or assign rights in specific company property other than for Victory Renewable Fuels, LLC’s purpose; or

•	Cause us to voluntarily take any action that would cause our bankruptcy.
In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause Victory Renewable Fuels, LLC to:
•	Merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	Issue units at a purchase price that is less than 30% of the purchase price offered to investors in the company’s initial registered offering of units.

•	Issue an aggregated number of units that is greater than 125% of the maximum number of units to be offered to investors in the company’s initial registered offering of units; or

•	Cause the company to acquire any equity or debt securities of any director or any of its affiliates or otherwise make loans to any director or any of its affiliates.
Replacement of Directors
Our amended and restated operating agreement defines a procedure to replace the board in staggered terms, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and, at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the initial board of directors prior to the expiration of the initial term. These procedures provide that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our amended and restated operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, or less than 60 days prior to the annual meeting of our members.
Members’ Meetings and Other Members’ Rights
There will be an annual meeting of members at which our board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meetings at least 20 days and no more than 60 days in advance of such meetings.
In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our amended and restated operating agreement or by the Iowa Limited Liability Company Act.
For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.
We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
A unit holder’s ability to transfer units is restricted under our amended and restated operating agreement. Unit holders may not transfer their units prior to the commencement of substantial operations unless such transfer is:
•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
At any time after the date on which substantial operations of the facilities commence investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our amended and restated operating agreement and:
•	Has been approved by our directors in accordance with the terms of the operating agreement; or

•	The transfer is made to any other member or to any affiliate or related party of another member or the transferring member.
To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our amended and restated operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Amendments
Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect the liability of a member, without that member’s consent.
Dissolution
Our amended and restated operating agreement provides that a voluntary dissolution of Victory Renewable Fuels, LLC may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
To ensure compliance with IRS Circular 230, potential investors and members are hereby notified that: (A) any discussion of federal tax issues in this memorandum is not intended or written to be used, and it cannot be used by potential investors and members, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and members should seek advice based on their particular circumstances from an independent tax advisor concerning the impact that your participation in Victory Renewable Fuels, L.L.C. may have on your federal income tax liability and application of state and local income and other tax laws to your participation in this offering. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS”.
This section of the prospectus describes the material federal income tax risks and consequences of your participation in Victory Renewable Fuels, LLC. No information regarding state and local taxes is provided. We urge each prospective member to consult his or her own tax advisor concerning the impact that his or her investment in Victory Renewable Fuels, LLC may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Victory Renewable Fuels, LLC. Although we will furnish unit holders with such information regarding Victory Renewable Fuels, LLC as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.
The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Victory Renewable Fuels, LLC and a unit holder’s investment in Victory Renewable Fuels, LLC. Additionally, the interpretation of existing law and regulations described herein may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.
Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.
Partnership Status
Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.
We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules
To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.
We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our amended and restated operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
Private transfers include, among others:
•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty calendar day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.
Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.
In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.
Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss.
We expect to pay no federal income tax. Instead, as members, investors will be required to report on investors’ income tax return investors’ allocable share of the income, gains, losses and deductions we have recognized without regard to whether cash distributions are received.
Because we expect to be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.
However, pursuant to Section 444 of the Internal Revenue Code, we may make a special election to adopt a non-calendar year fiscal year if the proposed non-calendar year fiscal year does not defer income by more than three months. In addition, in order to make a Section 444 election we must deposit deferred taxes pursuant to Section 7519 of the Internal Revenue Code. However, a Section 444 special election may not be claimed if more than 5% of our outstanding units are held by “pass-through” entities. Therefore, although we intend to make a Section 444 special election and adopt a non-calendar year fiscal year, we may be required to adopt the calendar year as our taxable year.
Tax Consequences to Our Unit Holders
We have adopted a fiscal year ending November 30 for accounting and tax purposes. As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our taxable income or loss for our taxable year ending November 30, 2005 on his or her 2005 income tax return. A unit holder with a June 30 fiscal year will report his share of our November 30, 2005 taxable income or loss on his income tax return for the fiscal year ending June 30, 2006. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments
Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. In this offering, an investor’s initial basis in each unit purchased will be $1,000.
An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of company debt.
The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
Except in the case of a taxable sale of a unit or Victory Renewable Fuels, LLC’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of the company’s net income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.
Tax Credits to Unit Holders
Small Agri-biodiesel Producer Tax Credit
The Energy Policy Act of 2005 creates a new credit for small agri-biodiesel, which is similar to the small ethanol producers’ credit. Producers with an annual capacity not exceeding 60 million gallons are eligible to receive a credit of 10 cents per gallon for up to 15 million gallons of agri-biodiesel produced. The agri-biodiesel must (1) be sold by such producer to another person: (A) for use by such other person in the production of a qualified biodiesel mixture in such person’s trade or business (other than casual off-farm production); (B) for use by such other person as a fuel in a trade or business; or (C) who sells such agri-biodiesel at retail to another person and places such agri-biodiesel in the fuel tank of such other person; or (2) be used or sold by the producer for any of the foregoing purposes. Because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. We anticipate that our plant will produce 30 million gallons of biodiesel annually and, therefore, we expect to be eligible for the credit.
Under current law, the small agri-biodiesel producer tax credit is a “passive” credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Passive Activity Income.” Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years.
The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004, to allow the credit to reduce the Alternative Minimum Tax.
The small agri-biodiesel producer tax credit is set to expire on December 31, 2008. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2008.
Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations
Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in the company to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax
Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Victory Renewable Fuels, LLC on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us.
Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.
Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.
Effect of Tax Code Section 754 Election on Unit Transfers
The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.
If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the biodiesel plant, it is unlikely that we will make a distribution in kind.
Reporting Requirements
The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.
Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.
Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, Gary Vander Plaats is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.
Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.
State and Local Taxes
In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL MATTERS
Victory Renewable Fuels, LLC is not a party to any pending legal proceedings.
EXPERTS
The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm, has audited our financial statements at November 30, 2005, as set forth in their report appearing in this prospectus and registration statement. We have included our November 30, 2005 financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., P.L.L.P., given on their authority as experts in accounting and auditing.
TRANSFER AGENT
We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION
We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F. Street NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Victory Renewable Fuels, LLC
Larchwood, Iowa
We have audited the accompanying balance sheet of Victory Renewable Fuels, LLC (a development stage company), as of November 30, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (April 19, 2005) to November 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victory Renewable Fuels, LLC (a development stage company) as of November 30, 2005, and the results of its operations and its cash flows for the period from inception (April 19, 2005) to November 30, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota
March 20, 2006, except for Note 6 and
     Note 7 for which the date is November 27, 2006

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Balance Sheet

November 30,
2005
ASSETS
Current Assets
Cash and equivalents	$5,339
Grant receivable	5,000
Prepaid expenses	14,995

Total current assets	25,334
Other Assets
Deferred offering costs	6,828

Total Assets	$32,162

November 30,
2005
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$4,236
Members’ Equity
Member contributions, 455 units outstanding at November 30, 2005	122,500
Deficit accumulated during development stage	(94,574)

Total members’ equity	27,926

Total Liabilities and Members’ Equity	$32,162

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statement of Operations

From Inception
(April 19, 2005)
to November 30, 2005
Revenues	$—
Operating Expenses
Professional fees	65,051
General and administrative	34,523

Total	99,574

Operating Loss	(99,574)
Other Income
Grant income	5,000

Net Loss	$(94,574)

Weighted Average Units Outstanding	405

Net Loss Per Unit	$(233.52)

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statement of Changes in Members’ Equity

		Deficit Accumulated
	Member	During Development
	Contributions	Stage
Balance — Inception, April 19, 2005	$—	$—
Capital contributions - 420 units, $250 per unit, April 2005	105,000
Capital contributions - 35 units, $500 per unit, November 2005	17,500
Net loss		(94,574)

Balance — November 30, 2005	$122,500	$(94,574)

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statement of Cash Flows

From Inception
(April 19, 2005)
to November 30, 2005
Cash Flows from Operating Activities
Net loss	$(94,574)
Adjustments to reconcile net loss to net cash from operations:
Change in assets and liabilities
Grant receivable	(5,000)
Prepaid expenses	(14,995)
Accounts payable	4,236

Net cash used in operating activities	(110,333)

Cash Flows from Financing Activities
Payments for deferred offering costs	(6,828)
Member contributions	122,500

Net cash provided by financing activities	115,672

Net Increase in Cash and Equivalents	5,339
Cash and Equivalents – Beginning of Period	—

Cash and Equivalents – End of Period	$5,339

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Notes to Financial Statements
November 30, 2005
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
Victory Renewable Fuels, LLC, (an Iowa Limited Liability Company) was organized with the objective of developing, constructing, and operating a 30 million gallon biodiesel manufacturing facility in Lyon County, Iowa. Construction is anticipated to begin in 2006 with expected completion in 2007. As of November 30, 2005, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The company has adopted a fiscal year ending November 30 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles of the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development as discussed below. It is at least reasonably possible that these estimates may change in the near term.
Cash and Equivalents
The Company maintains its accounts primarily at one financial institution. At times throughout the year, the company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received or if the financing does not occur they will be expensed.
Grants
The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants will be recognized as a reduction of the basis of the asset upon complying with the conditions of the grant. Grant income received for incremental expenses that otherwise would not have been incurred is netted against the related expense.
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
Organizational and Start Up Costs
The Company expenses all organizational and start up costs as incurred.
Fair Value of Financial Instruments
The carrying value of cash and equivalents approximates fair value.

Recently Issued Accounting Pronouncements
Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on April 19, 2005 to have a perpetual life. The Company was initially capitalized by eight members of the original board of directors, contributing an aggregate of $105,000 for 420 membership units. Income, losses, and distributions are allocated to all members in proportion to units held.
3. MEMBERS’ EQUITY
As specified in the Company’s operating agreement, the Company is authorized to issue an unlimited number of membership units. The Company has one class of membership units, which include certain transfer restrictions as specified in the operating agreement and pursuant to applicable tax and securities laws.
Private Placement Memorandum
The Company issued a Private Placement Memorandum (PPM) dated November 28, 2005 for the sale of 7,000 units. The units were offered at a price of $500 per unit. The maximum amount to be collected from the offering was $3,500,000, with no minimum requirement. All funds collected were considered at-risk capital. Potential investors were required to make a minimum purchase of 40 units at a cost of $20,000, with the option to purchase additional units in two unit increments. The proceeds from this offering are being used to pay for organizational and project development costs. The Company anticipated closing the offering on December 28, 2005 but subsequent to November 30, 2005, the Board of Directors voted to extend the offering through February 13, 2006 at which point all seed stock subscriptions closed. In January 2006, the board of directors passed a resolution accepting two members’ seed stock agreements at less than the minimum of $20,000. This PPM offering raised a total of $1,145,000 in exchange for 2,290 units, which includes $17,500 in capital contributions made in November 2005 and $1,127,500 made in January 2006.
Registration Statement
The Company is preparing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Company plans to register the offering in Iowa and South Dakota only. The offering is expected to be for a minimum of 25,550 units and up to 34,050 membership units for sale at $1,000 per unit, for a minimum offering amount of $25,550,000 and a maximum offering amount of $34,050,000.
4. INCOME TAXES
The differences between financial statement basis and tax basis of assets are as follows:

November 30,
2005
Financial statement basis of assets	$32,162
Plus: organization and start-up costs	94,574

Income tax basis of assets	$126,736

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.
5. GRANTS
In 2005, the Company was awarded a $5,000 grant from the Iowa Agriculture Innovation Center to be used for a feasibility study. The grant funds were received in January 2006.
Subsequent to November 30, 2005, the Company was awarded a $5,000 value-added matching grant from the Iowa Soybean Association (ISA) to be used for a feasibility study. Under the terms of the grant, the feasibility study must be completed by

September 30, 2006 by an ISA approved consultant. Upon completion, the ISA will reimburse the Company 50% of the eligible expenses up to a maximum of $5,000.
6. COMMITMENTS AND CONTINGENCIES
Consulting Contracts
In May 2005, the Company entered into an agreement with an unrelated party for project development services. The Company agrees to pay the consultant $100 per hour, not to exceed $6,000 per month. The Company will also reimburse travel expenses at $45 per hour as well as all reasonable and necessary expenses incurred by the consultant. Secretarial work will also be provided at $25 per hour. The agreement may be terminated at any time by either party upon thirty days’ prior written notice.
Plant Construction
The total cost of the project, including the construction of the biodiesel plant and start-up expenses, is expected to approximate $58 million, with approximately $49 million for the proposed plant construction. The Company has received a non-binding preliminary budget with a general contractor, an unrelated party, to design and build the biodiesel plant with an estimated contract price of approximately $46 million. Through discussions with the anticipated general contractor, the Company believes the start-up expenses will approximate $9 million. The Company anticipates funding the development of the biodiesel plant by raising total equity of up to approximately $35 million and securing financing at a minimum of approximately $23 million. The amount of debt financing needed depends on the amount of equity raised in the Offering. As of November 30, 2005, the Company has no commitments with any lenders for the debt financing with no assurances that the Company will be able to obtain the necessary debt and equity financing sufficient to capitalize the project.
In May 2005, the Company entered into an agreement with the anticipated general contractor, an unrelated party, for the Phase I construction services. The contractor will assist in developing and finalizing the business plan and provide project development services. The Company agreed to pay the contractor a sum of $50,000 upon signature of the agreement. This initial fee will be credited against the cost of building the facility if the Company uses the general contractor. If the Company does not go ahead with construction with this contractor, the contractor will retain the $50,000 as payment for services with developing the business plan.
7. SUBSEQUENT EVENTS
Land option
In March 2006, the Company paid $1,000 to enter into a contract with a group related to two directors to have the option to purchase approximately 32 acres of land in Lyon County, Iowa for $5,000 per acre plus transaction costs. The initial option extends until December 31, 2006, but may be extended in writing by agreement of both parties. The option agreement requires the Company to pay for any crop damage if possession is taken prior to crop removal or if damage is done during surveying, testing and inspection.
Consulting contract
In January 2006, the Company entered into another agreement with the anticipated general contractor, an unrelated party, for Phase II construction services. As consideration for these services, the Company will pay $300,000 in three $100,000 installments beginning at the signing of the agreement and in 30 day increments thereafter. Additional travel and subcontractor expenses incurred in order to complete the agreement will be billed separately at cost plus a 10% markup. If the Company proceeds with this contractor for the facility construction, the $300,000 payment will be credited against the cost of such facilities.
In July 2006, the Company entered into another agreement with the anticipated general contractor for pre-construction services, which include additional engineering, assistance with permitting, establishing final project specifications and contract pricing, and procuring equipment for the project. The Company will pay the general contractor $2,500,000 the earlier of two weeks after breaking escrow or December 31, 2006. As part of the continuing discussions with the anticipated general contractor the $2,500,000 payment has been extended until February 28, 2007. This payment will be applied to the final design-build agreement contract price. Per the agreement, the Company has a right to terminate the agreement by giving written notice to the general contractor.
In July 2006, the Company entered into a consulting agreement with an unrelated party for project development services, which includes assisting in project development, negotiating contracts, assisting with equity marketing and securing debt financing. The

Company agreed to pay the consultant a $10,000 commitment fee upon signing the contract and $1,000 per month for services. The Company also agreed to pay $20,000 upon acceptance of the business plan, $35,000 upon receipt of the senior loan commitment, $35,000 at the execution of the senior loan documents, and upon opening of the equity drive $50,000 in cash.
Lease Agreement
In September 2006, the Company entered into a lease agreement for use of office space. The lease agreement requires the Company to make monthly payments of $250 for a two year term.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Balance Sheet

August 31,
2006
(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$659,955
Prepaid expenses	12,301

Total current assets	672,256

Property and equipment
Office equipment	1,048
Less accumulated depreciation	(5)

Net Property and equipment	1,043

Other Assets
Deferred offering costs	112,647

Total Assets	$785,946

August 31,
2006
(Unaudited)
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$36,164

Members’ Equity
Member contributions, net of cost of raising capital, 2,710 units outstanding at August 31, 2006	1,241,255
Deficit accumulated during development stage	(491,473)

Total members’ equity	749,782

Total Liabilities and Members’ Equity	$785,946

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statement of Operations

	Nine Months Ended	From Inception	From Inception
	August 31,	(April 19, 2005) to	(April 19, 2005) to
	2006	August 31, 2005	August 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$—	$—	$—

Operating Expenses
Professional fees	416,656	52,022	481,707
General and administrative	8,670	10,903	43,193

Total	425,326	62,925	524,900

Operating Loss	(425,326)	(62,925)	(524,900)

Other Income
Grant income	5,000	—	10,000
Dividend and interest income	23,427	—	23,427

Total	28,427	—	33,427

Net Loss	$(396,899)	$(62,925)	$(491,473)

Weighted Average Units Outstanding	2,365	395	1,477

Net Loss Per Unit	$(167.82)	$(159.30)	$(332.75)

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statement of Changes in Members’ Equity

	Member	Accumulated
	Contributions	Deficit
Balance — Inception, April 19, 2005	$—	$—
Capital contributions - 420 units, $250 per unit, April 2005	105,000
Capital contributions - 35 units, $500 per unit, November 2005	17,500
Net loss		(94,574)

Balance — November 30, 2005 - Audited	122,500	(94,574)
Capital contributions - 2,255 units, $500 per unit, January 2006	1,127,500
Cost of raising capital	(8,745)
Net loss		(396,899)

Balance — August 31, 2006 - Unaudited	$1,241,255	$(491,473)

Notes to this Financial Statement are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Statements of Cash Flows

	Nine Months Ended	From Inception	From Inception
	August 31,	(April 19, 2005)	(April 19, 2005)
	2006	August 31, 2005	to August 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(396,899)	$(62,925)	$(491,473)
Adjustments to reconcile net loss to net cash from operations:
Change in assets and liabilities
Depreciation	5	—	5
Grant receivable	5,000	—	—
Prepaid expenses	2,694	(25,000)	(12,301)
Accounts payable	8,162	—	12,398

Net cash used in operating activities	(381,038)	(87,925)	(491,371)

Cash Flows from Investing Activities
Payments for office equipment	(1,048)	—	(1,048)

Net cash used in investing activities	(1,048)	—	(1,048)

Cash Flows from Financing Activities
Payments for deferred offering costs	(90,798)	—	(97,626)
Member contributions	1,127,500	105,000	1,250,000

Net cash provided by financing activities	1,036,702	105,000	1,152,374

Net Increase in Cash and Equivalents	654,616	17,075	659,955

Cash and Equivalents – Beginning of Period	5,339	—	—

Cash and Equivalents – End of Period	$659,955	$17,075	$659,955

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

Deferred offering costs in accounts payable	$23,766	$—	$23,766

Deferred offering costs offset against member contributions	$8,745	$—	$8,745

Notes to Financial Statements are an integral part of this Statement.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
August 31. 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The interim financial statements are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of the results of operations, financial position, and cash flows. The results reported in these condensed financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.
Nature of Business
Victory Renewable Fuels, LLC, (an Iowa Limited Liability Company) was organized with the objective of developing, constructing, and operating a 30 million gallon biodiesel manufacturing facility in Lyon County, Iowa. Construction is anticipated to begin in 2007 with expected completion in 2008. As of August 31, 2006, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The Company has adopted a fiscal year ending November 30 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles of the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development as discussed below. It is at least reasonably possible that these estimates may change in the near term.
Cash and Equivalents
The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash balances, which include cash invested in money market funds, may exceed amounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. At August 31, 2006, cash invested in money market funds totaled approximately $638,000, which is uninsured.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received or if the financing does not occur they will be expensed.
The Company reclassified $8,745 of deferred offering costs against the equity proceeds raised under the private placement memorandum.
Property and Equipment
Property and equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated useful life by use of the straight line depreciation method. Maintenance and repairs will be expensed as incurred; major improvements and betterments will be capitalized.
The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these preconstruction costs as incurred.

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
August 31. 2006
Grants
The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants will be recognized as a reduction of the basis of the asset upon complying with the conditions of the grant. Grant income received for incremental expenses that otherwise would not have been incurred is netted against the related expense.
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
Organizational and Start Up Costs
The Company expenses all organizational and start up costs as incurred.
Fair Value of Financial Instruments
The carrying value of cash and equivalents approximate fair value.
Recently Issued Accounting Pronouncements
Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. CONCENTRATIONS
The Company will be highly dependent upon the anticipated general contractor for construction of the biodiesel plant. The Company currently has a non-binding memorandum of understanding as described in Note 7 with the anticipated general contractor.
3. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on April 19, 2005 to have a perpetual life. The Company was initially capitalized by eight members of the original Board of Directors, contributing an aggregate of $105,000 for 420 membership units. Income, losses, and distributions are allocated to all members in proportion to units held.
4. MEMBERS’ EQUITY
As specified in the Company’s operating agreement, the Company is authorized to issue an unlimited number of membership units. The Company has one class of membership units, which include certain transfer restrictions as specified in the operating agreement and pursuant to applicable tax and securities laws.
Private Placement Memorandum
The Company issued a Private Placement Memorandum (PPM) dated November 28, 2005 for the sale of 7,000 units. The units were offered at a price of $500 per unit. All funds collected were considered at-risk capital. Potential investors were required to make a minimum purchase of 40 units at a cost of $20,000, with the option to purchase additional units in two unit increments. In January 2006, the Board of Directors passed a resolution accepting two members’ seed stock agreements at less than the minimum of $20,000. The proceeds from this offering are being used to pay for organizational and project development costs. The Company anticipated closing the offering on December 28, 2005, but the Board of Directors voted to extend the offering through February 13, 2006 at

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
August 31. 2006
which point all PPM stock subscriptions were closed. The Company had issued 2,290 units in consideration of total capital contributions of $1,145,000, which includes $17,500 in capital contributions made in November 2005 as part of the PPM.
Registration Statement
The Company is preparing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Company plans to register the offering in Iowa and South Dakota only. The offering is expected to be for a minimum of 25,550 units and up to 34,050 membership units for sale at $1,000 per unit, for a minimum offering amount of $25,550,000 and a maximum offering amount of $34,050,000.
5. GRANTS
In 2005, the Company was awarded and received a $5,000 grant from the Iowa Agriculture Innovation Center to be used for a feasibility study. The grant funds were received in January 2006.
In December 2005, the Company was awarded a $5,000 value-added matching grant from the Iowa Soybean Association (ISA) to be used for the feasibility study. Under the terms of the grant, the feasibility study was required to be completed by September 30, 2006 by an ISA approved consultant. The Company received the grant funds of $5,000 in March 2006.
6. COMMITMENTS AND CONTINGENCIES
Consulting Contracts
In May 2005, the Company entered into a consulting agreement with an unrelated party for initial project development services. The Company agreed to pay the consultant $100 per hour, not to exceed $6,000 per month. The Company reimburses travel expenses at $45 per hour as well as all reasonable and necessary expenses incurred by the consultant. Secretarial work will also be provided at $25 per hour. The agreement may be terminated at any time by either party upon thirty days’ prior written notice.
In September 2006, the Company entered into a consulting agreement with the same unrelated party for project development services, which includes assisting in project development, negotiating contracts, assisting with equity marketing and securing debt financing. The Company agreed to pay the consultant a $10,000 commitment fee upon signing the contract and $1,000 per month for services. The Company also agreed to pay $20,000 upon acceptance of the business plan, $35,000 upon receipt of the senior loan commitment, $35,000 at the execution of the senior loan documents, and $50,000 upon opening of the equity drive. As of August 31, 2006, the Company had paid this consultant $31,000 under this contract.
Plant Construction
The total cost of the project, including the construction of the biodiesel plant and start-up expenses, is expected to approximate $58 million, with approximately $49 million for the proposed plant construction. The Company received a non-binding preliminary budget from a general contractor, an unrelated party, to design and build the biodiesel plant with an estimated contract price of approximately $46 million. Through discussions with the anticipated general contractor, the Company believes the start-up expenses will approximate $9 million. The Company anticipates funding the development of the ethanol plant by raising total equity of up to approximately $35 million and securing financing at a minimum of approximately $23 million. The amount of debt financing needed depends on the amount of equity raised in the Offering. As of August 31, 2006, the Company has no commitments from any lenders for the debt financing with no assurances that the Company will be able to obtain the necessary debt and equity financing sufficient to capitalize the project.
In May 2005, the Company entered into an agreement with the general contractor for Phase I construction services. The contractor will assist in developing and finalizing the business plan and provide project development services. The Company agreed to pay the contractor a sum of $50,000 upon signing. This initial fee will be credited against the cost of building the facility if the Company uses

VICTORY RENEWABLE FUELS, LLC
(A Development Stage Company)
Notes to Financial Statements (Unaudited)
August 31. 2006
the general contractor. If the Company does not go ahead with construction with this contractor, the contractor will retain the $50,000 as payment for services with developing the business plan.
In January 2006, the Company entered into another agreement with the general contractor for Phase II construction services. As consideration for these services, the Company paid $300,000 in three $100,000 installments beginning at the signing of the agreement and in 30 day increments thereafter. Additional travel and subcontractor expenses incurred in order to complete the agreement will be billed separately at cost plus a 10% markup. If the Company proceeds with this contractor for the facility construction, the $300,000 payment will be credited against the cost of such facilities. As of August 31, 2006, the Company had recorded $300,000 as expense in accordance with the agreement.
In July 2006, the Company entered into an another agreement with the general contractor for pre-construction services, which include additional engineering, assistance with permitting, establishing final project specifications and contract pricing, and procuring equipment for the project. The Company will pay the general contractor $2,500,000 on the earlier of two weeks after breaking escrow or December 31, 2006. As part of the continuing discussions with the anticipated general contractor the $2,500,000 payment has been extended until February 28, 2007. This payment will be applied to the final design-build agreement contract price. Per the agreement, the Company has a right to terminate the agreement by giving written notice to the general contractor.
Land option
In April 2006, the Company paid $1,000 to enter into a contract with a group related to two directors to have the option to purchase approximately 32 acres of land in Lyon County, Iowa for $5,000 per acre plus transaction costs. The initial option extends until December 31, 2006, but may be extended in writing by agreement of both parties. The Company agrees to pay for any crop damage if possession is taken prior to crop removal or if damage is done during surveying, testing and inspection.
7. SUBSEQUENT EVENT
Lease Agreement
In September 2006, the Company entered into a lease agreement for use of office space. The lease agreement requires the Company to make monthly payments of $250 for a two year term.

ARTICLES OF ORGANIZATION
OF
VICTORY RENEWABLE FUELS, LLC
     Pursuant to Section 301 of the Iowa Limited Liability Company Act, the undersigned forms the limited liability company by adopting the following Articles of Organization for the limited liability company:
ARTICLE I
     The name of this limited liability company is Victory Renewable Fuels, LLC (the “Company”).
ARTICLE II
     The street address of the initial registered office of the Company in the State of Iowa is 666 Grand Ave., Suite 2000, Des Moines, IA 50309, and the name of its initial registered agent at such address is William E. Hanigan.
ARTICLE III
     The street address of the principal office of the Company in the State of Iowa is 1348 Cleveland Ave., Larchwood, Iowa 51241.
ARTICLE IV
     The duration of the Company shall be perpetual unless dissolved as provided in the operating agreement of the Company.
ARTICLE V
     The management of the Company shall be vested in its managers who shall be selected in the manner described in the operating agreement of the Company. The members of the Company are not agents of the Company for the purpose of its business or affairs or otherwise. No manager, member, agent, employee, or any other person shall have any power or authority to bind the Company in any way except as may be expressly authorized by the operating agreement of the Company or unless authorized to do so by the managers of the Company.
ARTICLE VI
     Section 6.1. A manager of this Company or a member with whom management of the Company is vested shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability (i) for any breach of the manager or members duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the manager or member derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Iowa Limited Liability Company Act.
     Section 6.2. Each person who is or was a member or manager of the Company (and the heirs, executors, personal representatives, administrators, or successors of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or manager of the Company or is or was serving at the request of the Company as a member or manager, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Company the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Section 6.2 shall be a contract right.
     Section 6.3. The Company may, by action of the manager(s), provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the manager(s) shall determine to be appropriate and authorized by applicable law.
     Section 6.4. The rights and authority conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of organization or operating agreement of the Company, agreement, vote of members or disinterested manager(s), or otherwise.
     Section 6.5. Any repeal or amendment of this article by the members of the Company shall not adversely affect any right or protection of a member, manager, or officer existing at the time of such repeal or amendment.
Dated April 19, 2005

[Stamped:	FILED IOWA	/s/ William E. Hanigan William E. Hanigan, Organizer
SECRETARY OF STATE
4-19-05
3:15 PM
W423488]
[Barcode]

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AMENDED AND RESTATED OPERATING AGREEMENT
OF
VICTORY RENEWABLE FUELS, LLC
Effective May 1, 2006

VICTORY RENEWABLE FUELS, LLC
AMENDED AND RESTATED OPERATING AGREEMENT

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ii

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AMENDED AND RESTATED OPERATING AGREEMENT
OF
VICTORY RENEWABLE FUELS, LLC
     THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of May 1, 2005, by and among Victory Renewable Fuels, LLC, an Iowa limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
     WHEREAS, the Members of the Company adopted an Operating Agreement dated April 19, 2005, pursuant to the Iowa Limited Liability Company Act (the “Act”); and
     WHEREAS, the Members desire to amend and restate the Operating Agreement to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on April 19, 2005, pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Victory Renewable Fuels, LLC” and all business of the Company shall be conducted in such name.
1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities; (ii) process soybean oil and other feedstocks into biodiesel and related co-products, and market such biodiesel and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all

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powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 of this Agreement.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in Iowa. The principal place of business of the Company shall be at 1348 Cleveland Ave., Larchwood, Iowa 51241, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the Iowa Secretary of State and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa. The name and address of the initial Registered Agent shall be Bill Hanigan, 666 Grand Ave., Suite 2000, Des Moines, IA 50309.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in such Director’s discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

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1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means this Operating Agreement of Victory Renewable Fuels, LLC, as amended from time to time.
     (e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time to time.
     (f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
     (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
     (h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

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     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means Victory Renewable Fuels, LLC, an Iowa limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
     (p) “Effective Date” means April 19, 2005.
     (q) “Facilities” shall mean the biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Company’s business plan as may be amended from time to time.

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     (r) “Fiscal Year” means (i) any twelve-month period commencing on December 1st and ending on November 30th and (ii) the period commencing on the immediately preceding December 1st and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.
     (s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
     (v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
     (w) “Liquidator” has the meaning set forth in Section 10.8 hereof.

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     (x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
     (y) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
     (z) “Members” means all such Members.
     (aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
     (cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
     (dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
     (ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
     (ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (hh) “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.
     (ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
     (jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

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     (kk) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
     (mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
     (oo) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted

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children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (pp) “Securities Act” means the Securities Act of 1933, as amended.
     (qq) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
     (rr) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
     (ss) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
     (tt) “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
     (uu) “Unit Holders” means all Unit Holders.
     (vv) “Unit Holder” means the owner of one or more Units.
     (ww) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (xx) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (yy) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

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SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after the Effective Date.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause the membership register as maintained by the Company at its principal office and incorporated herein by this reference to be appropriately amended and such amendments shall not be considered amendments to this Agreement for purposes of Section 8.1 hereof.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

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The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially

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allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be

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specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section

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1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

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SECTION 4. DISTRIBUTIONS
4.1. Net Cash Flow. The Directors, in their discretion, may make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3. Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1. Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.10 of this Agreement.
5.2. Number of Total Directors. The total number of initial Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13). The Board of Directors of the Company may increase or decrease the number of initial Directors within the aforementioned range by a majority vote of the Directors. The Members may increase or decrease the number of Directors last approved at any time and may change from a variable range to a fixed number or visa versa by an action by the Members in accordance with Section 6.10 of this Agreement.

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5.3. Election of Directors.
     (a) Election of Directors and Terms. The initial Directors shall be appointed by the Board of Directors and shall include the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve for an initial term ending no later than ninety (90) days after the Financing Closing, at which time a special or annual meeting of the Members shall be called to elect Directors. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. Prior to the expiration of their initial terms, the initial Directors shall by written resolution separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II, or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). Directors shall be elected by a plurality vote of the Membership Voting Interests so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
     (b) Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting. Each such notice to the Secretary shall set forth:
(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

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(vii)	a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.10 of this Agreement. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
5.4. Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5. Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
     (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
     (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

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     (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
     (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
     (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
     (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
     (i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
     (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;
     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or

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indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
     (o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6. Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7. Restrictions on Authority of Directors.
     (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. Notwithstanding the foregoing, the Directors of the Company may, subject to Section 10 hereof, declare bankruptcy or cause the Company to proceed to Chapter 11 reorganization if deemed necessary as a result of the financial condition of the Company.
     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of the Members as further defined below:

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(i)	Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Issue Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company’s initial registered offering of Units;

(iii)	Issue an aggregate number of Units that is greater than 125% of the maximum number of Units to be offered to investors in the Company’s initial registered offering of Units; or

(iv)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of votes necessary to constitute Member action pursuant to Section 6.10 herein.
5.8. Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9. Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10. Quorum; Manner of Acting. Not less than fifty percent (50%) of the total number of Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.

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5.11. Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.
5.12. Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13. Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14. President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall

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disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16. Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17. Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18. Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19. Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.
5.20. Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) the amount of a financial benefit received by a Director to which the Director is not entitled; (ii) an intentional infliction of harm on the limited liability company or its members; (iii) a violation of Section 490A.807 of the Act; or (iv) an intentional violation of criminal law. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by

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such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21. Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefore, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22. Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the

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Members shall be set forth on the Membership Register as maintained by the Company at its principal office and by this reference is incorporated herein.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement. Upon the admission of a Member, the Directors shall cause the Membership Register to be appropriately amended. Such amendments shall not be considered amendments pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least twenty (20) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

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6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (including units represented in person, by proxy or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which

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the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

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7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by an action of the Members pursuant to Section 6.10 of this Agreement. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the

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Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
     (a) at any time Transfer all or any portion of its Units:
(i)	to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)	without consideration to or in trust for descendants or the spouse of a Member; and
     (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of its Units:
(i)	to any Person approved by the Directors in writing,

(ii)	to any other Member or to any Affiliate or Related Party of another Member; or

(iii)	to any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

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     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Units would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the

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Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other

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financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
     (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
     (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

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9.10. Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11. Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1. Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% super majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2. Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and

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satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3. Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

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10.5. Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6. Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7. Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8. The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9. Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or (iii) if sent by facsimile, email, or other electronic transmission, when such transmission is electronically confirmed as having

33

been successfully transmitted. If sent by registered or certified mail, then the notice, payment, demand or communication must be addressed as follows: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.
11.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5. Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6. Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7. Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8. Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9. Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11. Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide

34

an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
11.12. Entire Agreement. This Agreement, together with any exhibits and attachments hereto, constitutes the entire understanding between the parties concerning the subject matter hereof. No prior or contemporaneous representations, inducements, promises or agreements not contained herein are of any force or effect.
     IN WITNESS WHEREOF, the parties have executed and entered into this Amended and Restated Operating Agreement of the Company as of the date first written above.
COMPANY:
VICTORY RENEWABLE FUELS, LLC

By:	/s/ Allen Blauwet

Its:	President

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EXHIBIT “A”
Membership List

		Initial Capital
Name of Initial Members	Units	Contribution
Allen Blauwet 1348 Cleveland Ave. Larchwood, IA 51241	60	$15,000

Roger Knoblock 2596 180th St. Rock Rapids, IA 51246	60	$15,000

Kenneth Campbell 1855 190th St. Inwood, IA 51240	60	$15,000

Greg Popkes 504 Grant Dr. Rock Rapids, IA 51246	60	$15,000

Bob Moser, Jr. 1181 Coolidge Ave. Larchwood, IA 51241	60	$15,000

Terry Knoblock 1735 Dogwood Ave. Larchwood, IA 51241	60	$15,000

Lance Boer 206 Clinton St. Lester, IA 51242	30	$7,500

Clarence Boer 2525 210th St. Alvord, IA 51230	30	$7,500

TOTAL:	420	$105,000

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EXHIBIT “B”
Initial Board of Directors

Initial Board of Directors	Addresses of Initial Board of Directors
Allen Blauwet	1348 Cleveland Ave. Larchwood, IA 51241

Roger Knoblock	2596 180th St.
Rock Rapids, IA 51246

Kenneth Campbell	1855 190th St.
Inwood, IA 51240

Greg Popkes	504 Grant Dr.
Rock Rapids, IA 51246

Bob Moser, Jr.	1181 Coolidge Ave.
Larchwood, IA 51241

Terry Knoblock	1735 Dogwood Ave.
Larchwood, IA 51241

Lance Boer	206 Clinton St.
Lester, IA 51242

Clarence Boer	2525 210th St.
Alvord, IA 51230

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EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDA TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF VICTORY
RENEWABLE FUELS, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Victory Renewable Fuels, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective May 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and Accepted on Behalf of the
Company and its Members:
VICTORY RENEWABLE FUELS, LLC

By:

Its:

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VICTORY RENEWABLE FUELS, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000.00 per Unit
Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)
The undersigned subscriber, desiring to become a member of Victory Renewable Fuels, LLC (“Victory”), an Iowa limited liability company, with its principal place of business at 303 Hoogie Street, Lester, Iowa 51242, hereby subscribes for the purchase of the membership interests of Victory, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:
Street

City, State, Zip Code

4.	Telephone:

5.	Email Address:

B. NUMBER OF UNITS PURCHASED. Indicate the number of units purchased. The minimum purchase by a single investor is 20 units ($20,000) and in increments of 1 unit thereafter. The maximum number of units to be sold in the offering is 34,050.
               units
C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment
($1,000.00 Per Unit multiplied by the number in box B above.)		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Registration Statement dated December 22, 2006 in its entirety including exhibits for a complete explanation of an investment in Victory.
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Frontier Bank, escrow agent for Victory Renewable Fuels, LLC”. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Victory a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Victory Renewable Fuels, LLC	Frontier Bank
Attention: Allen L. Blauwet	Attention: George Schneidermann, Trust Officer
303 Hoogie Street	301 First Avenue
Lester, Iowa 51242	Rock Rapids, IA 51246
     5. Upon written notice from Victory stating that its sales of Units have exceeded the Minimum Offering amount of $25,550,000, you must, within thirty (30) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to Frontier Bank, escrow agent for Victory Renewable Fuels, LLC in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within thirty (30) days of the date of Victory’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Victory shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
Your funds will be placed in Victory’s escrow account at Frontier Bank in Rock Rapids, Iowa. The funds will be released to Victory or returned to you in accordance with the escrow arrangements described in the Prospectus. Victory may, in its sole discretion, reject or accept any part or all of your subscription. If Victory rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Victory may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Victory Renewable Fuels, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
Victory Renewable Fuels, LLC
Attention: Allen L. Blauwet
303 Hoogie Street
Lester, Iowa 51242
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Victory may, in its sole discretion, reject or accept any part or all of your subscription. If Victory rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Victory may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

2

You may direct your questions to one of our directors listed below or to Victory at (877) 200-0340.

Director	Home Number
Lance T. Boer	(712) 478-4440
Kenneth L. Campbell	(712) 753-2299
Greg E. Popkes	(712) 472-3969
Robert Moser, Jr.	(712) 477-2704
Terry L. Knoblock	(712) 478-4496
Clarence T. Boer	(712) 470-2744
Larry Den Herder	(712) 722-1662
Mike Snyders	(605) 334-1459
Gary Vander Plaats	(712) 722-6267
E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
☐	Corporation, Limited Liability Company or Partnership
(Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name:

Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.
☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

3

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in Victory unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.	☐	I (We) have annual income from whatever source of at least $65,000 and a net worth of at least $65,000, exclusive of home, furnishings and automobiles; or

c.	☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Victory that he, she or it:
a.	has received a copy of Victory’s Registration Statement dated December 22, 2006 and the exhibits thereto;

b.	has been informed that the Units of Victory are offered and sold in reliance upon a federal securities registration; Iowa and South Dakota securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Iowa and South Dakota, and that Victory is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the Iowa and South Dakota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for Victory’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of Victory’s Amended and Restated Operating Agreement, dated May 1, 2006, and understands that upon closing the escrow by Victory, the subscriber and the membership units will be bound by the provisions of the Amended And Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

4

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in Victory’s Amended and Restated Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Victory will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Victory in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
l.	understands that, to enforce the above legend, Victory may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

p.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

q.	understands that execution of the attached Promissory Note and Security Agreement will allow Victory or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

5

r.	acknowledges that Victory may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.
Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:		Entities:

Name of Individual Subscriber (Please Print)		Name of Entity (Please Print)

Signature of Individual		Print Name and Title of Officer

Name of Joint Individual	Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY VICTORY RENEWABLE FUELS, LLC:
Victory Renewable Fuels, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                        , 200                    .
VICTORY RENEWABLE FUELS, LLC

By:

Its:

6

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                         , 200                    .
$1,000.00 per Unit
Minimum Investment of 20 Units ($20,000), 1 Unit Increments Thereafter ($1,000)

Number of Units subscribed

Total Purchase Price ($1,000.00 per Unit multiplied by number of Units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Victory Renewable Fuels, LLC, an Iowa limited liability company (“Victory”), at its principal office located 330 Hoogle Street, Lester, Iowa 51242, or at such other place as required by Victory, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Victory Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Victory.
The undersigned agrees to pay to Victory on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Victory and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Victory, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Victory now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
Dated:         , 200 .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor	Printed or Typed Name of Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

7

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF VICTORY
RENEWABLE FUELS, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Victory Renewable Fuels, LLC, has received a copy of the Amended and Restated Operating Agreement dated effective May 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
VICTORY RENEWABLE FUELS, LLC

By:

Its:

1

MINIMUM 25,550 UNITS
MAXIMUM 34,050 UNITS
PROSPECTUS
December 22, 2006
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
Through and including March 22, 2007 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.